Exhibit 10.1

PLYMOUTH INDUSTRIAL OP, LP

SECURITIES PURCHASE AGREEMENT

August 26, 2024

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4.29	SOLVENCY	20
4.30	BROKERS	20
4.31	COMPANY GROUP INFORMATION	20
4.32	REGISTRATION RIGHTS AGREEMENT; REGISTRATION RIGHTS	20
4.33	BENEFIT PLANS	20
4.34	ANTI-CORRUPTION	21
4.35	MONEY LAUNDERING LAWS	21
4.36	OFAC	22
4.37	PRIVACY AND CYBERSECURITY	22
ARTICLE 5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	22
5.1	ORGANIZATION, AUTHORITY AND POWER	22
5.2	VALID AND BINDING OBLIGATIONS	23
5.3	SECURITIES LAW MATTERS	23
5.4	LEGENDS	23
5.5	RESTRICTED SECURITIES	23
5.6	ACCESS TO INFORMATION; INDEPENDENT REVIEW	23
5.7	FINANCIAL CAPABILITY	23
5.8	RELIANCE UPON PURCHASER’S REPRESENTATIONS	23
ARTICLE 6.	ADDITIONAL COVENANTS	24
6.1	NO INTEGRATION	24
6.2	REPORTING STATUS	24
6.3	[RESERVED]	24
6.4	AVAILABLE PARTNERSHIP UNITS	24
6.5	USE OF PROCEEDS	24
6.6	REGULATORY FILINGS	24
6.7	MATERIAL ADVERSE EFFECT	24
6.8	INFORMATION RIGHTS	24
6.9	BOARD OBSERVER RIGHTS	25
6.10	EVIDENCE OF UNIT AND WARRANT ISSUANCE	25
6.11	PURCHASE PRICE ALLOCATION	25
6.12	REIT STATUS	25
6.13	WITHHOLDING	25
6.14	TRANSFER TAXES	26
6.15	DISCLOSURE; PUBLICITY	26
6.16	EXCLUDED TRANSFEREES	26
6.17	ADDITIONAL PAYMENT AMOUNTS	26
6.18	ADDITIONAL ACTIONS	26
ARTICLE 7.	TERMINATION	26
7.1	TERMINATION	26
7.2	EFFECT OF TERMINATION	27
ARTICLE 8.	MISCELLANEOUS	27
8.1	NOTICES	27
8.2	SURVIVAL	28
8.3	ENTIRE AGREEMENT; AMENDMENTS	28
8.4	SUCCESSORS AND ASSIGNS	28
8.5	GOVERNING LAW	28
8.6	EXPENSES	28
8.7	CAPTIONS	29

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8.8	SEVERABILITY	29
8.9	COUNTERPARTS	29
8.10	NO WAIVER	29

Schedule 1:	Purchase Securities
Schedule 2:	Excluded Transferees
Exhibit A:	Form of Certificate of Designations
Exhibit B:	Form of Warrant Agreement
Exhibit C:	Form of Registration Rights Agreement
Exhibit D:	Form of Board Observer Agreement
Exhibit E:	Form of Opinion of Winston & Strawn LLP
Exhibit F:	Form of Opinion of Alston & Bird LLP

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 26, 2024, is entered into by and among Plymouth Industrial OP, LP, a Delaware limited partnership, as issuer (the “Company”), Plymouth Industrial REIT, Inc., a Maryland corporation, as the parent company and general partner of the Company (the “Parent”), and Isosceles Investments, LLC, a Delaware limited liability company (the “Purchaser”) (the Company, the Parent and the Purchaser are hereinafter referred to individually as a “Party” and collectively as the “Parties”), with reference to the following:

RECITALS

The Company desires to sell, and the Purchaser desires to purchase, the number of Series C Preferred Units (as defined below) and the number of warrants (collectively, the “Warrants” and each, individually, a “Warrant”) to acquire Partnership Units (as defined below), in each case as specified on Schedule 1 hereto. The Series C Preferred Units to be issued and sold in the aggregate hereunder are referred to herein as the “Units” and, together with the Warrants to be issued and sold in the aggregate hereunder, the “Purchase Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1. DEFINITIONS AND INTERPRETATION

1.1     Defined Terms. Capitalized terms used in this Agreement (including in the Preamble and the Recitals hereto) without other definition shall have the following meanings, unless the context clearly requires otherwise:

“A&R LPA” means that certain amended and restated agreement of limited partnership of the Company, dated as of July 1, 2014, as the same may be amended, supplemented or modified from time to time.

“Additional Closing” has the meaning ascribed to such term in Section 2.2 hereof.

“Additional Closing Date” has the meaning ascribed to such term in Section 3.1.1 hereof.

“Additional Closing Deadline” has the meaning ascribed to such term in Section 2.4 hereof.

“Additional Closing Notice” has the meaning ascribed to such term in Section 2.4 hereof.

“Additional Closing Purchase Securities” has the meaning ascribed to such term in Section 2.2 hereof.

“Additional Payment Amounts” means an amount in cash equal to 3.6% of the Aggregate Purchase Price, 1.2% of which shall be paid on the first anniversary of the Initial Closing Date, 1.2% of which shall be paid on the second anniversary of the Initial Closing Date and 1.2% of which shall be paid on the third anniversary of the Initial Closing Date.

“Affiliate” has the meaning ascribed to such term in Rule 501 under the Securities Act.

“Agreement” means this Securities Purchase Agreement, including all Exhibits, Schedules and other attachments hereto.

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“Aggregate Purchase Price” means the aggregate amount payable by the Purchaser for all of the Purchase Securities to be purchased by the Purchaser, as set forth on Schedule 1 hereto, which amount shall not be in excess of $140,000,000.00.

“Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and any employment, severance, consulting, change in control, tax gross-up, retention, health, life, medical, retirement, deferred compensation, bonus, equity or equity-based compensation, cash incentive compensation and other compensation and/or benefit plan, program, policy, agreement or arrangement, in any case, that is sponsored, maintained or contributed to by the Company or any ERISA Affiliate or to which the Company Group or any of ERISA Affiliate have any liability (whether actual or contingent).

“Board Observer Agreement” means the board observer agreement substantially in the form set forth as Exhibit D to this Agreement.

“Board of Directors” means the board of directors (or similar governing body) of the Parent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law to close.

“Certificate of Designations” means the Certificate of Designations of the Series C Preferred Units in the form set forth as Exhibit A to this Agreement.

“Closing” has the meaning ascribed to such term in Section 2.1 hereof.

“Closing Date” means the Initial Closing Date or an Additional Closing Date, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

“Common Stock” means the common stock of the Parent, par value $0.01 per share.

“Company” has the meaning ascribed to such term in the Preamble to this Agreement.

“Company Group” means the Parent, the Company and their subsidiaries.

“Control” means, for any person, the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities or beneficial interests, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Convertible Securities” means any securities or other instruments that are convertible into or exercisable or exchangeable for Common Stock or Partnership Units, including, without limitation, the Warrants.

“Disclosure Letter” has the meaning ascribed to such term in Article 4 hereof.

“Environment” has the meaning ascribed to such term in Section 4.26 hereof.

“Environmental Laws” has the meaning ascribed to such term in Section 4.26 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any subsidiary of the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Expense Reimbursement Letter” the meaning ascribed to such term in Section 3.2 hereof.

“FINRA” means the United States Financial Industry Regulatory Authority.

“Fundamental Representations” means the representations and warranties of the Company Group set forth in Sections 4.4 (Authorization; Validity; Enforcement), 4.6 (Capitalization), 4.11 (Incorporation, Formation and Good Standing of the Parent and the Company), and 4.20 (REIT Status).

“Governmental Entity” has the meaning ascribed to such term in Section 4.13.1 hereof.

“Initial Closing” has the meaning ascribed to such term in Section 2.2 hereof.

“Initial Closing Date” has the meaning ascribed to such term in Section 3.1.1 hereof.

“Initial Closing Payment Amount” means an amount in cash equal to 1.6% of the Aggregate Purchase Price.

“Initial Closing Purchase Securities” has the meaning ascribed to such term in Section 2.2 hereof.

“IRS” means Internal Revenue Service.

“Material Adverse Effect” means any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, business, properties, results of operation, liabilities or assets of the Company Group, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, provided that any such event resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur: (i) any circumstance, development, effect, change, occurrence or state of facts affecting the businesses or industries in which the Company Group operate; (ii) any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which the Company Group operate or developments in the financial and securities markets and credit market in the United States or elsewhere in the world; (iii) national or international political conditions, including acts of war (whether or not declared), armed hostilities and terrorism; (iv) changes in any law or GAAP; (v) changes in the market price or trading volume of the Common Stock (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vi) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) actions of the Company expressly required to be taken by the terms of this Agreement; and (viii) the public disclosure of the Transaction Documents or the transactions contemplated thereby; provided, however, that the events set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such events have a disproportionate impact on the Company Group, taken as a whole, relative to the other participants in the industries in which the Company Group operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

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“Materials of Environmental Concern” has the meaning ascribed to such term in Section 4.26 hereof.

“NYSE” means the New York Stock Exchange.

“Parent” has the meaning ascribed to such term in the Preamble to this Agreement.

“Partnership Unit” has the meaning ascribed to such term in the A&R LPA.

“Party” or “Parties” has the meaning ascribed to such term in the Preamble to this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

“Preferred Stock” means shares of capital stock of the Parent, which shall be entitled to preference or priority over any other shares of capital stock of the Company in respect of either the payment of dividends or the distribution of assets upon liquidation.

“Public Filings” means, collectively, (i) the Company’s annual report on Form 10-K for the year ended December 31, 2023 (including any information incorporated by reference therein), (ii) the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, (iii) the Current Reports on Form 8-K filed (but not furnished) by the Company since January 1, 2024 through the date of this agreement and (iv) each additional document filed (but not furnished) with the SEC following the date of this Agreement and ending on the date that all of Purchase Securities covered by this Agreement, in the aggregate, are issued and sold hereunder.

“Purchase Rights” means options, warrants (including the Warrants to be issued and sold pursuant to this Agreement) and all other rights to purchase or subscribe for Common Stock, Partnership Units or Convertible Securities.

“Purchase Securities” has the meaning ascribed to such term in the Recitals to this Agreement.

“Purchaser” has the meaning ascribed to such term in the Preamble to this Agreement.

“Redimere Advisors” means Redimere Advisors LLC, in its capacity as financial advisor to the Company with respect to the Transactions.

“Registration Rights Agreement” means the registration rights agreement substantially in the form set forth as Exhibit C to this Agreement.

“REIT” has the meaning ascribed to such term in Section 4.20 hereof.

“Release” has the meaning ascribed to such term in Section 4.26 hereof.

“SEC” means the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

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“Securities” or “Security” means Common Stock, Preferred Stock, Partnership Units, Convertible Securities, Purchase Rights and any other shares of capital stock or equity interests or debt securities of the Parent and the Company, whether or not issued or outstanding on the date of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Series C Preferred Units” means the Series C Preferred Units of the Company, with a stated value of $1,000 per unit and the rights, preferences and powers set forth in the Certificate of Designations.

“Transaction Documents” means this Agreement, the A&R LPA, the Certificate of Designations, the Warrant Agreement, the Registration Rights Agreement and the Board Observer Agreement.

“Units” has the meaning ascribed to such term in the Recitals to this Agreement.

“Warrant Agreement” means the warrant agreement substantially in the form set forth as Exhibit B to this Agreement, which may be one or more warrant agreements, as necessary or appropriate.

“Warrant Units” has the meaning ascribed to such term in Section 2.1 hereof.

1.2     Interpretation. Except where otherwise expressly provided or unless the context otherwise necessarily requires, in this Agreement (including in the Recitals hereto):

1.2.1       Reference to a given Article, Section, Subsection, clause, Exhibit or Schedule is a reference to an Article, Section, Subsection, clause, Exhibit or Schedule of this Agreement.

1.2.2       The terms “hereof”, “herein”, “hereto”, “hereunder” and “herewith” refer to this Agreement as a whole.

1.2.3       Reference to a given agreement, instrument, document or law is a reference to that agreement, instrument, document or law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any law, any successor law.

1.2.4       Reference to a person includes its predecessors, successors and permitted assigns.

1.2.5       The singular includes the plural and the masculine includes the feminine, and vice versa.

1.2.6       “Includes” or “including” means “including, for example and without limitation.”

1.2.7       References to “days” means calendar days.

1.2.8       Any item disclosed by a Party on any schedule to this Agreement shall be deemed to be disclosed and incorporated by reference into each other schedule or representation or warranty delivered or made by such Party in this Agreement, as though fully set forth therein.

1.2.9       References to the Company Group shall be references to each member of the Company Group individually and collectively.

Article 2. SUMMARY OF TRANSACTIONS

2.1     Sale and Purchase of Purchase Securities. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase and acquire

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from the Company, the aggregate number of Series C Preferred Units and Warrants set forth on Schedule 1 hereto, in such amounts and at such applicable Closing Dates as further described herein. The Warrants to be issued and sold hereunder will be exercisable into Partnership Units, in the manner and at the prices set forth in the Warrant Agreement. The Partnership Units issuable upon exercise of the Warrants are referred to collectively herein as the “Warrant Units”.

2.2     Purchase Securities. The Purchase Securities shall be issued and sold in one or more closings (each, a “Closing”) upon the terms and subject to the conditions described herein. The Purchase Securities to be issued and sold at the initial Closing (the “Initial Closing”) are referred to as the “Initial Closing Purchase Securities” and the Purchase Securities to be issued and sold at the additional Closings (each, an “Additional Closing”) are referred to, in the aggregate, as the “Additional Closing Purchase Securities.”

2.3     Delivery at Closings. At each Closing, the Purchaser shall pay to the Company by wire transfer in immediately available funds to the account designated by the Company the applicable portion of the Aggregate Purchase Price for the applicable Purchase Securities to be purchased at such Closing, and the Company shall deliver to the Purchaser such applicable Purchase Securities, in each case subject to the satisfaction or waiver of the conditions to such Closing set forth below. The Company shall, no later than five (5) Business Days prior to each Closing Date, notify the Purchaser in writing of the account to which payment of the portion of the Aggregate Purchase Price shall be made at such Closing. The applicable portion of the Aggregate Purchase Price for the Initial Closing Purchase Securities shall be $60,910,000.00 and the applicable portion of the Aggregate Purchase Price for all Additional Closing Purchase Securities shall be $79,090,000.00.

2.4     Additional Closings. Each Additional Closing shall occur at such time and date and for such amounts of Purchase Securities as specified by the Company in writing to the Purchaser at least fifteen (15) Business Days in advance thereof (an “Additional Closing Notice”). The aggregate purchase price of the Purchase Securities to be purchased at each Additional Closing shall be not less than $20,000,000, and no Additional Closing shall occur later than the date that is 270 days after (and excluding) the Initial Closing Date (the “Additional Closing Deadline”); provided, however, that the Company shall not be entitled to deliver an Additional Closing Notice for any amount that, after consummation of an Additional Closing of such Amount, there would be less than $20,000,000 aggregate amount of remaining Additional Closing Purchase Securities remaining. Notwithstanding the Company’s right to determine the time, place and date of each Additional Closing (subject to the conditions set forth herein), the full amount of Additional Closing Purchase Securities shall be sold and purchased prior to the Additional Closing Deadline and the Parties shall take commercially reasonable efforts to ensure that all covenants and conditions thereto are timely satisfied. In the event the full amount of Additional Closing Purchase Securities have not been sold and purchased prior to the date that is fifteen (15) Business Days prior to the Additional Closing Deadline, then a final Additional Closing Notice shall be deemed to be delivered on such date providing for a final Additional Closing on the Additional Closing Deadline of the full amount of Additional Closing Purchase Securities remaining, subject to the conditions set forth herein.

Article 3. CLOSING AND CLOSING CONDITIONS

3.1     Closing of the Transactions. Subject to the terms and conditions herein, the closing of the transactions contemplated by Article 2 hereof shall take place as soon as practicable after satisfaction or waiver of the closing conditions applicable to such Closing (and in any case, within three (3) Business Days after fulfillment or waiver of all applicable closing conditions), or at such other time as the Company and the Purchaser mutually agree.

3.1.1       Closing Dates. The purchase and sale of the Initial Closing Purchase Securities shall take place as set in Section 3.2 (the actual date and time of such Closing is referred to herein

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as the “Initial Closing Date”), and the purchase and sale of the Additional Closing Purchase Securities hereto shall take place as set in Section 3.3 (the actual date and time of each such Closing is referred to herein as an “Additional Closing Date”), in each case as set forth on Schedule 1 hereto subject to the terms and conditions described therein.

3.2     Conditions to Initial Closing.

3.2.1       Conditions Precedent to Obligations of the Parent and the Company. The obligation of the Parent and the Company to consummate the sale of the Initial Closing Purchase Securities to the Purchaser at the Initial Closing shall be subject to the following conditions, any of which conditions may be waived in writing by the Parent or the Company in its sole discretion:

(a)       Accuracy of Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in Article 5 hereof shall be true and correct in all material respects (without giving effect to such materiality qualifier to the extent such representation or warranty is already qualified as to “material”, “materiality” or “Material Adverse Effect”) as of the date of this Agreement and as of the Initial Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(b)       Performance of Covenants. The Purchaser shall have performed and complied in all material respects with the covenants and agreements to be performed and complied with by the Purchaser pursuant to this Agreement at or prior to the Initial Closing.

(c)       Payment of Purchase Price. The Purchaser shall have delivered the applicable portion of the Aggregate Purchase Price to the Company in immediately available funds in accordance with the instruction provided by the Company pursuant to Section 2.3.

(d)       Transaction Documents. The Purchaser shall have executed and delivered to the Parent and the Company the A&R LPA (as a new limited partner thereunder), the Warrant Agreement, the Registration Rights Agreement, and the Board Observer Agreement.

(e)       No Orders or Injunctions. No order, judgment, injunction, or decree issued by a governmental authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall be in effect and no law shall have been enacted, issued, promulgated, enforced, or entered into by any governmental authority that enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

3.2.2       Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the purchase of the Initial Closing Purchase Securities to be purchased by the Purchaser at the Initial Closing shall be subject to each of the following conditions, any of which conditions may be waived in writing by the Purchaser in its sole discretion:

(a)       Transaction Documents. The Parent and the Company shall have executed and delivered to the Purchaser each of the Certificate of Designations, the Warrant Agreement, the Registration Rights Agreement, and the Board Observer Agreement, and such agreements shall each be in full force and effect.

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(b)       Initial Closing Payment. The Company shall have delivered to the Purchaser, in immediately available funds, the Initial Closing Payment Amount to such account as the Purchaser shall have confirmed in writing to the Company no later than two (2) Business Days prior to the Initial Closing Date; provided that the Initial Closing Payment Amount may be satisfied by the Purchaser deducting the Initial Closing Payment Amount from the portion of the Aggregate Purchase Price applicable to the Initial Closing Purchase Securities.

(c)       Legal Opinions. The Purchaser shall have received (1) the opinion of Winston & Strawn LLP, corporate counsel for the Company Group, and (2) the opinion of Alston & Bird LLP, tax counsel for the Company Group, in substantially the forms set forth as Exhibit E and Exhibit F to this Agreement, respectively, each dated as of the Initial Closing Date.

(d)       Officers’ Certificate. The Purchaser shall have received a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Parent, in form and substance reasonably satisfactory to the Purchaser, certifying that the conditions set forth in Sections 3.2.2(g), 3.2.2(h), 3.2.2(i) and 3.2.2(j) of this Agreement have been satisfied.

(e)       Secretary’s Certificate. The Purchaser shall have received a certificate executed by the Secretary of the Parent, certifying as to (1) the Parent’s and the Company’s governing documents and bylaws, (2) resolutions of the Board of Directors (and/or any committee thereof) and the Parent (as the general partner of the Company) authorizing the entering into of this Agreement and the other Transaction Documents, the issuance and sale of the Purchase Securities and the Warrant Units, and the taking of all other actions contemplated by this Agreement and the other Transaction Documents to be taken by the Parent and the Company, in each case, as applicable, and (3) the incumbency of each officer authorized to execute this Agreement, the other Transaction Documents and each document to be executed or delivered in connection therewith, and any certificates evidencing the Purchase Securities, setting forth the name and title and bearing the signatures of such officer.

(f)       Good Standing Certificates. The Parent shall have delivered to the Purchaser a certificate of the Maryland State Department of Assessments and Taxation, and the Company shall have delivered to the Purchaser a certificate of the Secretary of State of the State of Delaware, each dated not more than five (5) Business Days prior to the Initial Closing Date (which shall be brought down on the Initial Closing Date), to the effect that each of the Parent and the Company, respectively, is validly existing and in good standing.

(g)       NYSE Matters. The shares of Common Stock of the Parent issuable upon redemption of the Warrant Units at the election of the Parent, if any, shall have been approved for listing on the NYSE, subject to official notice of issuance, and no objection shall have been made by the NYSE relating to the issuance of such shares.

(h)       Performance of Covenants. The Parent and the Company shall have performed and complied in all material respects with the covenants and agreements to be performed and complied with by the Parent and the Company pursuant to this Agreement at or prior to the Initial Closing.

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(i)       Accuracy of Representations and Warranties. Each of (i) the representations and warranties of the Company Group set forth in Article 4 hereof (other than the Fundamental Representations) shall be true and correct in all material respects (without giving effect to such materiality qualifier to the extent such representation or warranty is already qualified as to “material”, “materiality” or “Material Adverse Effect”) as of the date hereof and as of the Initial Closing Date (except to the extent that such representation or warranty speaks to a different place or time, in which case such representation or warranty shall be been true and correct as of such other date or time) and (ii) the Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Initial Closing Date.

(j)       No Material Adverse Effect. For the period from and after the date of this Agreement and prior to and as of the Initial Closing Date, there shall not have occurred any Material Adverse Effect.

(k)       No Breach or Event of Default. Each member of the Company Group shall have received all consents, approvals and authorizations necessary for their respective execution, deliver and performance of this Agreement and the other Transaction Documents (including as set forth on Schedules 4.13.2 and 4.13.3 of the Disclosure Letter), and no member of the Company Group shall have breached or violated, or defaulted or had an event of default under any credit agreement, loan or other indebtedness or obligations to which it is a party or to which any of their properties or assets is subject, that remains uncured.

(l)       Fees and Expenses. The Company shall have reimbursed the Purchaser, by wire transfer of immediately available funds to such account as the Purchaser shall have confirmed in writing to the Company no later than two (2) Business Days prior to the Initial Closing Date, for all fees and expenses incurred by the Purchaser in connection with the transactions contemplated hereby in accordance with that certain letter between the Company and the Purchaser dated as of June 4, 2024 (the “Expense Reimbursement Letter”); provided that the amount of such fees and expenses may be satisfied by the Purchaser deducting such amount from the portion of the Aggregate Purchase Price applicable to the Initial Closing Purchase Securities.

(m)       No Orders or Injunctions. No order, judgment, injunction or decree issued by a governmental authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall be in effect and no law shall have been enacted, issued, promulgated, enforced or entered into by any governmental authority that enjoins or otherwise prohibits the consummation of the transactions contemplated by the this Agreement or the other Transaction Documents.

3.3     Conditions to Additional Closings.

3.3.1       Conditions Precedent to Obligations of the Company. Following delivery by the Company of an Additional Closing Notice to the Purchaser, the obligation of the Company to consummate the sale of Additional Closing Purchase Securities at any Additional Closing shall be subject to the following conditions, any of which conditions may be waived in writing by Parent or the Company in its sole discretion:

(a)       Accuracy of Representations and Warranties. Each of the representations and warranties of the Purchaser set forth in Article 5 hereof shall be true

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and correct in all material respects (without giving effect to such materiality qualifier to the extent such representation or warranty is already qualified as to “material”, “materiality” or “Material Adverse Effect”) as of such Additional Closing Date (except to the extent that such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(b)       Performance of Covenants. The Purchaser shall have performed and complied in all material respects with the covenants and agreements to be performed and complied with by the Purchaser pursuant to this Agreement at or prior to such Additional Closing.

(c)       Payment of Purchase Price. The Purchaser shall have delivered the applicable portion of the Aggregate Purchase Price to the Company in immediately available funds in accordance with the instructions provided by the Company pursuant to Section 2.3.

(d)       No Orders or Injunctions. No order, judgment, injunction or decree issued by a governmental authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall be in effect and no law shall have been enacted, issued, promulgated, enforced or entered into by any governmental authority that enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

3.3.2       Conditions Precedent to Obligations of the Purchaser. Following delivery by the Company of an Additional Closing Notice to the Purchaser, the obligation of the Purchaser to consummate the purchase of Additional Closing Purchase Securities at any Additional Closing shall be subject to each of the following conditions, any of which conditions may be waived in writing by the Purchaser in its sole discretion:

(a)       Transaction Documents. The Transaction Documents shall remain in full force and effect as of such Additional Closing Date, shall not have been amended, supplemented or otherwise modified without the consent of the Purchaser, and the Company shall not have breached, violated or otherwise defaulted under any Transaction Document.

(b)       Legal Opinions. The Purchaser shall have received (1) the opinion of Winston & Strawn LLP, corporate counsel for the Company Group, and (2) the opinion of Alston & Bird LLP, tax counsel for the Company Group, in substantially the forms set forth as Exhibit E and Exhibit F to this Agreement, respectively, each dated as of such Additional Closing Date.

(c)       Officers’ Certificate. The Purchaser shall have received a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Parent, in form and substance reasonably satisfactory to the Purchaser, certifying that the conditions set forth in Sections 3.3.2(f), 3.3.2(g) and 3.3.2(h) of this Agreement have been satisfied.

(d)       Secretary’s Certificate. The Purchaser shall have received a certificate executed by the Secretary of the Parent, certifying as to the matters set forth in Section 3.2.2(e) hereof.

(e)       Good Standing Certificates. The Purchaser shall have delivered to the Purchaser a certificate of the Maryland State Department of Assessments and Taxation, and

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the Company shall have delivered to the Purchaser a certificate of the Secretary of State of the State of Delaware, each dated not more than five (5) Business Days prior to such Additional Closing Date (which shall be brought down on such Additional Closing Date), to the effect that each of the Parent and the Company, respectively, is validly existing and in good standing.

(f)       Performance of Covenants. The Parent and the Company shall have performed and complied in all material respects with the covenants and agreements to be performed and complied with by the Parent and the Company pursuant to this Agreement at or prior to such Additional Closing.

(g)       Accuracy of Representations and Warranties. Each of (i) the representations and warranties of the Company Group set forth in Article 4 hereof (other than the Fundamental Representations) shall be true and correct in all respects as of such Additional Closing Date (except to the extent that such representation or warranty speaks to a different place or time, in which case such representation or warranty shall be been true and correct as of such other date or time), except for such failures to be true and correct as have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate, and (ii) the Fundamental Representations shall be true and correct in all respects as of such Additional Closing Date.

(h)       No Material Adverse Effect. For the period from and after the date of this Agreement and prior to and as of such Additional Closing Date, there shall not have occurred any Material Adverse Effect.

(i)       No Breach or Event of Default. No member of the Company Group shall have breached or violated, or defaulted or had an event of default under any credit agreement, loan or other indebtedness or obligations to which it is a party or to which any of their properties or assets is subject, that remains uncured.

(j)       Fees and Expenses. The Company shall have reimbursed the Purchaser, by wire transfer of immediately available funds to such account as the Purchaser shall have confirmed in writing to the Company no later than two (2) Business Days prior to such Additional Closing Date, for all fees and expenses incurred by the Purchaser in connection with the transactions contemplated hereby; provided that the amount of such fees and expenses may be satisfied by the Purchaser deducting such amount from the portion of the Aggregate Purchase Price applicable to such Additional Closing Purchase Securities.

(k)       No Orders or Injunctions. No order, judgment, injunction or decree issued by a governmental authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall be in effect and no law shall have been enacted, issued, promulgated, enforced or entered into by any governmental authority that enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

Article 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY GROUP

Except as set forth in the Disclosure Letter to this Agreement (the “Disclosure Letter”), which qualifies the correspondingly numbered representation or warranty if and to the extent specified therein, each of the Parent and the Company hereby represents and warrants to the Purchaser as of the date of this Agreement and as of each Closing Date that:

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4.1     No Registration Required; Rule 144A Eligibility. Subject to compliance by the Purchaser with the representations and warranties set forth in Article 5 hereof, it is not necessary in connection with the offer, sale, issuance and delivery of the Purchase Securities to the Purchaser in the manner contemplated by this Agreement to register the Purchase Securities under the Securities Act. The Purchase Securities will not be, at the time of Closing, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. The Parent is subject to the reporting requirements of Section 13 of the Exchange Act.

4.2     No Integration of Offerings or General Solicitation. None of the Company Group, their Affiliates or, to the knowledge of the Company Group, any person acting on its or any of their behalf has, directly or indirectly, sold, solicited any offer to buy or offered to sell, or will, directly or indirectly, sell, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) which is or would be integrated with the offering and sale of the Purchase Securities in a manner that would require the Purchase Securities to be registered under the Securities Act or otherwise cause any applicable state securities law exemption to be unavailable. None of the Company Group, their Affiliates, or any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Purchase Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

4.3     Accurate Disclosure; Public Filings. Since January 1, 2022, the Parent has timely filed all Public Filings required to be filed by the Parent under the Securities Act and the Exchange Act. Each Public Filing did not, when filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), and the Public Filings, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Public Filings, at the time they were filed (or if subsequently amended, when amended, and as of the date hereof) with the SEC complied in all material respects with the requirements of the Exchange Act.

4.4     Authorization; Validity; Enforcement. Each of the Transaction Documents has been duly authorized, executed and delivered by the Parent and the Company, and is a valid and binding agreement of the Parent and the Company, enforceable against the Parent and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Certificate of Designations when entered into by the Parent and the Company, will become effective under the Delaware Revised Uniform Partnership Act and will comply with all applicable requirements thereunder on or prior to the Initial Closing Date.

4.5     Purchase Securities. The Purchase Securities have been duly and validly authorized for issuance, sale and delivery pursuant to this Agreement by all necessary partnership action on the part of the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, the Certificate of Designations and the Warrant Agreement, as applicable, the Purchase Securities will be duly and validly issued, fully paid and non-assessable, will not be subject to any preemptive or other similar rights or contractual encumbrances and the Warrants will be convertible at the option of the holders thereof into the Warrant Units in accordance with the Warrant Agreement.

4.6     Capitalization.

4.6.1       The authorized capital stock of the Parent consists of 900,000,000 shares of Common stock, and 100,000,000 shares of Preferred Stock. The Company has an unlimited share capital. Upon the entry into the Certificate of Designations, 500,000 units of the Company will be designated as the Series C Preferred Units.

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4.6.2       As of August 26, 2024, (i) 45,396,286 shares of Common Stock were issued and outstanding, (ii) 390,367 restricted shares of Common Stock were issued and outstanding, (iii) no shares of Preferred Stock were issued and outstanding (iv) 137,393 shares of Common Stock were issuable upon the exercise, conversion or settlement of any rights to acquire shares of Common Stock, including the vesting of performance-based restricted stock units (assuming performance conditions are satisfied at maximum levels), (v) 1,375,000 shares of Common Stock were reserved for issuance pursuant to all of the Company’s benefit plans, including the Company’s Third Amended and Restated 2014 Incentive Award Plan, (vi) 421,548 Partnership Units were issued and outstanding.

4.6.3       All of the outstanding shares of capital stock of the Parent have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Parent’s subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as set forth on Schedule 4.6.3 of the Disclosure Letter, all of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of the Parent’s subsidiaries are directly or indirectly owned of record and beneficially by the Parent. Except as set forth above in Section 4.6.2, there are no outstanding (i) securities or obligations of the Parent or any of its subsidiaries (including the Company) convertible into or exchangeable for any capital stock or other equity interests of the Parent or any such subsidiary (including phantom rights, profits interests or other similar rights, options, appreciation rights, restricted stock or stock unit awards, restricted units or similar awards), (ii) warrants, rights or options to subscribe for or purchase from the Parent or any such subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Parent or any such subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. All issued and outstanding Partnership Units owned by the Parent are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. None of the Partnership Units are intended to qualify as “profits interests” for U.S. federal income tax purposes within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.

4.7     Warrant Units. The Warrant Units have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary company action, and when issued and delivered upon exercise of the Warrants, in the manner contemplated by the Warrant Agreement, (i) will be validly issued, fully paid and non-assessable; (ii) no preemptive right, right of first refusal or other similar rights or contractual encumbrances will exist with respect to any of the Warrant Units; and (iii) will be free of any restriction upon the voting or transfer thereof pursuant to any agreement or other instrument to which any member of the Company Group is a party other than the Transaction Documents.

4.8     No Material Adverse Change. Except as otherwise disclosed in the Public Filings (excluding forward-looking disclosures contained in “Risk Factors” and “Forward-Looking Statements” or other similar sections thereof that disclose forward-looking information), since January 1, 2024, (i) there has been no Material Adverse Effect; (ii) the Company Group, considered as one enterprise, have not (A) incurred any material liability or obligation, indirect, direct or contingent, or (B) entered into any material transaction or agreement, not in the ordinary course of business; (iii) except for regular quarterly dividends on the Common Stock, in amounts per share that are consistent with past practice, there has been no cash dividend or distribution of any kind declared, paid or made by the Company Group on any class of capital stock or other equity interests; and (iv) the Company Group have not issued or sold any shares of capital stock or other equity interests or any Convertible Securities, other than the Purchase Securities. Since January 1, 2024, the business of the Company Group has been conducted in the ordinary course of business in all material respects.

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4.9     Independent Accountants. To the Company Group’s knowledge, Pricewaterhouse Coopers LLP, which has expressed its opinion with respect to certain of the financial statements included in the Public Filings, are independent registered public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, and any non-audit services provided by Pricewaterhouse Coopers LLP to the Company Group have been approved by the Audit Committee of the Board of Directors.

4.10     Preparation of the Financial Statements. The consolidated financial statements of the Parent, including the notes thereto, included in the Public Filings present fairly the consolidated financial position of the Parent and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Parent and its consolidated subsidiaries for the periods specified (subject in the case of unaudited statements to normal year-end audit adjustments, none of which are material). Such financial statements comply in all material respects as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in all material respects in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except (i) in the case of unaudited quarterly statements, as may be permitted by Form 10-Q of the SEC or other rules and regulations of the SEC and (ii) as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments). The financial statement schedules attached to such financial statements present fairly in accordance with Regulation S-X under the Securities Act the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Public Filings under the Exchange Act.

4.11     Incorporation, Formation and Good Standing of the Parent and the Company. Each of the Parent and the Company has been duly incorporated or formed and is validly existing as a corporation or limited partnership and in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings and to enter into and perform its obligations under each of the Transaction Documents. Each of the Parent and the Company is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

4.12     Incorporation and Good Standing of the Subsidiaries. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each subsidiary of the Parent (other than the Company) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Public Filings. Each subsidiary of the Parent (other than the Company) is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing or equivalent status would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, or similar equity interest, of each subsidiary of the Parent (other than the Company) have been duly authorized and validly issued, are fully paid and

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nonassessable. None of the outstanding shares of capital stock of any subsidiary of the Parent (other than the Company) were issued in violation of any preemptive or other similar rights or contractual encumbrances. The only subsidiaries of the Parent are (i) listed in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2023 and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

4.13     Non-Contravention; No Further Authorizations or Approvals Required.

4.13.1       No member of the Company Group is (i) in violation of its charter or bylaws (or other organizational document), (ii) in default in the performance or observance of any obligation, agreement, covenant or condition under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company Group is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except with respect to clauses (ii) and (iii), for defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13.2       Except as set forth on Schedule 4.13.2 of the Disclosure Letter, the Parent’s and the Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Warrant Agreement (in each case, to the extent applicable), or the issuance and delivery of the Purchase Securities or the Warrant Units by the Company, the Parent’s and the Company’s compliance with the Certificate of Designations and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate and limited partnership action and do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the charter or bylaws (or other applicable organizational document) of any member of the Company Group, (ii) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company Group pursuant to any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company Group of any Governmental Entity, except with respect to clauses (ii) and (iii), for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company Group.

4.13.3       Except as set forth on Schedule 4.13.3 of the Disclosure Letter, no consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Parent’s or Company’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, or the Warrant Agreement (as applicable) or the issuance and delivery of the Purchase Securities or the Warrant Units by the Company or the Parent’s and the Company’s compliance with the Certificate of Designations, or the consummation of the transactions contemplated hereby and thereby, except for the filings, approvals or consents contemplated hereby or such as have been or will be obtained or made by the Company and are or will be in full force as of the date hereof.

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4.14     No Material Actions or Proceedings. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending or, to the Company Group’s knowledge, threatened (i) against the Company Group or (ii) which has as the subject thereof any property owned or leased by, the Company Group, which would, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise, or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Parent or the Company of their respective obligations hereunder or under the Warrant Agreement, the Warrants, the Certificate of Designations or the Units (as applicable). The descriptions of any such actions, suits, proceedings, inquiries or investigations contained in the Public Filings present fairly the information disclosed therein.

4.15     Absence of Labor Dispute; Compliance with Labor Laws. No member of the Company Group is or has been a party to or bound by any collective bargaining agreement or other contract with a labor union or similar organization, and no such contract is being negotiated, and no employee of the Company Group is represented by a labor union or similar organization. No labor dispute with the employees of the Company Group exists or, to the knowledge of the Company Group, is threatened or imminent. There is (i) no unfair labor practice complaint pending or, to the Company Group’s knowledge, threatened, against the Company Group before the National Labor Relations Board or any comparable governmental entity, (ii) no strike, labor dispute, slowdown, stoppage or other material labor disruption pending or, to the Company Group’s knowledge, threatened against the Company Group and (iii) no union representation question existing with respect to the employees of the Company Group and, to the Company Group’s knowledge, no union organizing activities taking place. No individual has been improperly misclassified as an independent contractor or employee of the Company Group, nor has any employee of the Company Group been misclassified as “exempt” or “non-exempt” (within the meaning of the Fair Labor Standards Act of 1938 and applicable state and local laws). No director, officer or manager of the Company Group is, or has been during their service with the Company Group, a subject of any sexual harassment, discrimination, or retaliation in the workplace complaint, allegation, investigation, claim or legal proceeding. There has been no material violation of any federal, state or local law relating to employment and labor, including discrimination in hiring, immigration, visa, work status, occupational safety and health standards, terms and conditions of employment, promotion or pay of employees or of any applicable wage or hour laws.

4.16     Intellectual Property Rights. The Company Group own or possess sufficient rights in or to trademarks, trade names, patents, copyrights, trade secrets, software, and other intellectual property (collectively, the “Intellectual Property Rights”) reasonably necessary for the conduct of the Company Group’s business as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. No member of the Company Group has received any notice of infringement or misappropriation of or conflict with the Intellectual Property Rights of others, which infringement, misappropriation, or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

4.17     All Necessary Permits, etc. The Company Group possess all such licenses, certificates, authorizations, consents or permits (collectively, “Governmental Licenses”) necessary to own, lease and operate their respective properties and to conduct their respective businesses, and no member of the Company Group has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company Group.

4.18     Properties. The members of the Company Group, as applicable, have good and marketable title to all the properties and assets set forth on Schedule 4.18(A) of the Disclosure Letter, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as (A) are described in the Public Filings, (B) do not materially and adversely affect the value of

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such property and do not materially interfere with the use made or proposed to be made of such property by such member of the Company Group, or (C) set forth on Schedule 4.18(A) of the Disclosure Letter. The members of the Company Group, as applicable, have good and marketable leasehold title to all the properties and assets set forth on Schedule 4.18(B) of the Disclosure Letter. The real property, improvements, equipment and personal property held under lease by the Company Group are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company Group. There is no pending or, to the knowledge of the Company Group, threatened condemnation, expropriation, eminent domain or rezoning proceeding affecting all or any portion of any of the properties owned or leased by the Company Group. There are no outstanding options or other contractual rights to purchase, lease, use, or rights of first offer or first refusal to purchase, any property owned by the Company Group or any portion thereof or interests therein or contracts relating to the right to receive any portion of the income or profits from the sale, operation or development thereof. No member of the Company Group have received written notice that the operation of any property owned or leased by the Company as presently conducted is in material violation of any material contract (beyond applicable notice and cure periods) or any applicable building code, zoning ordinance, or other law.

4.19     Tax Law Compliance. Except as disclosed in the Public Filings and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company Group have timely filed all federal, state, local and foreign tax returns required to be filed by any of them or have properly requested extensions thereof and have timely paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, (ii) the Company Group has made adequate charges, accruals and reserves in accordance with GAAP in the financial statements included in the Public Filings in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company Group has not been finally determined, (iii) there is no deficiency for taxes, penalties or related interest that has been asserted in writing, or could reasonably be expected to be asserted and sustained, against the Company Group or any of their respective properties or assets and (iv) the Company Group have timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, creditor and equityholder of the Company Group or other person.

4.20     REIT Status. Beginning with its taxable year ended on December 31, 2012, and through and including each Closing Date, the Parent (i) has been organized and operated in conformity with the requirements to qualify as a real estate investment trust (a “REIT”) within the meaning of Sections 856 through 860 of the Code, and the current and proposed method of operation for the Parent will enable it to continue to meet the requirements for qualification as a REIT through and including each such Closing Date, and (ii) has not taken or omitted to take any action which would reasonably be expected to result in the Parent’s failure to qualify as a REIT, and no challenge to the Parent’s status as a REIT is pending or threatened in writing. No subsidiary of the Parent is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code, and no subsidiary of the Parent owns assets (including, without limitation, securities) that would cause the Parent to violate Section 856(c)(4) of the Code. The Parent’s deduction for dividends paid, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the Parent’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any deduction for dividends paid for such year and by excluding the Parent’s net capital gain for such year. The Company has been properly treated since formation as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code (including Sections 301.7701-2 and 301.7701-3 thereof) and no election has been made to the contrary.

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4.21     Company Not an Investment Company. The Company is not, and, upon the issuance and sale of the Purchase Securities, receipt of payment for the Purchase Securities and application of the proceeds therefrom (including the receipt of any proceeds upon exercise of the Warrants for the Warrant Units) will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.22     Insurance. The Company Group are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real property owned or leased by the Company Group against damage, destruction, acts of vandalism, flood and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company Group or their respective businesses, assets, employees, officers and directors are in full force and effect in all materials respects. No member of the Company Group has been refused any insurance coverage sought or applied for. The Company Group has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not reasonably be expected to be materially adverse to the Company Group, considered as one enterprise.

4.23     Compliance with Sarbanes-Oxley. The Company Group and, to the Company Group’s knowledge, their respective officers and directors have been and are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the SEC promulgated thereunder).

4.24     Internal Controls. The Company Group maintains a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act in all material respects and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company Group’s financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included in the Public Filings fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto. Since the date of the last audited financial statements of the Company Group included in the Public Filings, the Company Group is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company Group’s ability to record, process, summarize and report financial information to management and the Board, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company Group’s internal control over financial reporting.

4.25     Disclosure Controls and Procedures. The Company Group has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company Group is made known to the chief executive officer and chief financial officer of the Parent by others within the Company Group, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Company Group’s auditors and the Audit Committee of the Board of Directors of the Parent have been advised of: (i) any identified significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company Group’s ability to record, process, summarize, and report financial data; and (ii) any identified fraud, whether or not material, that involves management or other employees who have

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a role in the Company Group’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

4.26     Compliance with Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise: (A) each member of the Company Group and their respective operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company Group under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) no member of the Company Group has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company Group is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company Group has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company Group based on or pursuant to any Environmental Law pending or, to the best of the Company Group’s knowledge, threatened against the Company Group or any person or entity whose liability under or pursuant to any Environmental Law the Company Group has retained or assumed either contractually or by operation of law; (D) no member of the Company Group is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company Group; and (F) to the Company Group’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company Group, including without limitation, any such liability which the Company Group has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (A) the Release or threatened Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

4.27     Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company Group conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company Group, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required

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for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company Group has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise.

4.28     Related Party Transactions. Except for any relationship as a result of the transactions contemplated by this Agreement, no relationship, direct or indirect, exists between or among any of the Company Group or any Affiliate of the Company Group, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company Group or any Affiliate of the Company Group, on the other hand, which is required by the Exchange Act to be disclosed in reports filed under the Exchange Act which is not so disclosed in the Public Filings. Except as otherwise disclosed in the Public Filings, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company Group or any Affiliate of the Company Group to or for the benefit of any of the officers or directors of the Company Group or any Affiliate of the Company Group or any of their respective family members.

4.29     Solvency. The Company Group is, and immediately after the Initial Closing Date and each Additional Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

4.30     Brokers. Except for Redimere Advisors as financial advisor to the Parent, there is no broker, finder or other party that is entitled to receive from the Company Group any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

4.31     Company Group Information. All information, documents and materials provided by or on behalf of the Company Group to the Purchaser in connection with the transactions contemplated hereby are true and complete in all material respects.

4.32     Registration Rights Agreement; Registration Rights. The Registration Rights Agreement has been duly authorized and, at the Initial Closing Date, will have been duly executed and delivered by the Parent and the Company, and will be a valid and binding agreement of the Parent and the Company, enforceable against the Parent and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company Group under the Securities Act.

4.33     Benefit Plans. Except as would not reasonably be expected to be material to the Company Group, considered as one enterprise, all Benefit Plans have been operated, maintained, funded and administered in compliance in all material respects with their respective terms and all applicable laws, including ERISA and the Code, and no Benefit Plan has any unfunded or underfunded liabilities. There are no pending, or to the knowledge of the Company Group, threatened material claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits). No member of the Company

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Group nor any of their respective ERISA Affiliates sponsors, maintains, contributes to or has any liability, contingent or otherwise, with respect to, or has ever sponsored, maintained, contributed to or had any liability, contingent or otherwise, with respect to, any defined benefit pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or a “multiple employer plan” (within the meaning of Section 412(c) of the Code). No member of the Company Group has any liability, contingent or otherwise, to provide any post-retirement life, health or welfare benefits, other than liability for continuation coverage described in Part 6 of Title I of ERISA or similar applicable state laws. No Benefit Plan is a “non-qualified deferred compensation plan” subject to Section 409A of the Code. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service as to such qualification and, to the knowledge of the Company Group, nothing has occurred, whether by action or failure to act, which would reasonably be expected to adversely affect such qualification. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby (whether alone or in conjunction with a subsequent event) will entitle any employee or other service provider of the Company Group to any compensatory payment or benefit, increase the amount of any compensatory payment or benefit, accelerate the time of payment or vesting or result in the funding of any compensatory payment or benefit, or result in any loan forgiveness. No member of the Company Group has any obligation to pay any tax gross-up or similar payments.

4.34     Anti-Corruption. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise, no member of the Company Group nor, to the knowledge of the Company Group, any director, officer, agent, employee or Affiliate of the Company Group is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (each, a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption laws; and the Company Group and, to the knowledge of the Company Group, its Affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for such failures to comply or to institute and maintain policies and procedures that would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise.

4.35     Money Laundering Laws. The operations of the Company Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company Group with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company Group, threatened.

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4.36     OFAC. No member of the Company Group or, to the knowledge of the Company Group, any director, officer, agent, employee, Affiliate or representative of the Company Group is an individual or entity (“Person”) that has been or currently is (and, to the knowledge of the Company Group, none of the foregoing persons or entities is owned or controlled by a Person that is) the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company Group located, organized or resident in a country or territory that is the subject of Sanctions; and the Company Group will not directly or indirectly use the proceeds of the sale of the Purchase Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of financing any activities of or business with any Person, or in any country or territory that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

4.37     Privacy and Cybersecurity. The Company Group are presently in compliance with all (i) applicable laws, statutes, regulations, rules, guidelines, standards, judgments, and orders of any Governmental Entity related to data privacy, data protection, or data security (collectively, “Privacy Laws”), (ii) the internal and publicly facing written privacy policies of the Company Group, (iii) third party privacy or data security obligations that the Company Group have been or are contractually obligated to comply with, (iv) any rules of any applicable self-regulatory organizations in which the Company Group are or have been a member or are or have been contractually obligated to comply with, and (v) consents or other authorizations obtained by the Company Group that are related to privacy, security, data protection or the processing of information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked to a particular individual or is otherwise is subject to any applicable Privacy Laws (collectively, “Privacy Obligations”), except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, considered as one enterprise, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company Group’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company Group, and any such data processed or stored by third parties on behalf of the Company Group), equipment or technology (collectively, “IT Systems and Data”), (B) no member of the Company Group has been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company Group have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable Privacy Obligations.

Article 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Parent and the Company as of the date of this Agreement and as of each Closing Date that:

5.1     Organization, Authority and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into this Agreement, to consummate each of the transactions and undertakings contemplated hereby, and to perform all the terms and conditions hereof to be performed by it. The

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execution, delivery and performance of the Transaction Documents to which the Purchaser is a party and consummation of each of the transactions and undertakings contemplated hereby and thereby have been duly authorized by all requisite action on its part under the Purchaser’s constituent or governing documents and applicable law.

5.2     Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered, and is enforceable against the Purchaser in accordance with the terms thereof except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

5.3     Securities Law Matters. The Purchaser hereby acknowledges that the offer and sale of the Purchase Securities and the Warrant Units to the Purchaser are being made as a private placement pursuant to Section 4(a)(2) of the Securities Act and are not being registered under the Securities Act. The Purchaser hereby acknowledges that neither the offer and sale of the Purchase Securities nor the offer and sale of the Warrant Units have been registered under the Securities Act, or registered or qualified under any state securities laws, and the Purchase Securities and the Warrant Units cannot be resold without registration thereunder or exemption therefrom. The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and will acquire the Purchase Securities and Warrant Units for its own account, not as a nominee or agent, and not with a view to a sale or distribution thereof in violation of the Securities Act, any applicable state “blue sky” laws or any other applicable securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Purchase Securities or the Warrant Units. The Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Purchase Securities and Warrant Units, is purchasing the Purchase Securities with a full understanding of all of the terms, conditions and risks thereof, and at each Closing will bear and have the ability to bear the economic risk of this investment for an indefinite period of time, including, but not limited to, loss of the Purchaser’s entire investment therein. The Purchaser understands and agrees to the terms and conditions under which the Purchase Securities are being offered.

5.4     Legends. The Purchaser acknowledges that (a) each certificate evidencing the Units shall be endorsed with the legends substantially in the form set forth in the Certificate of Designations and (b) each Warrant and Warrant Unit shall be endorsed with the legends substantially in the form set forth in the Warrant Agreement, in each case as well as any additional legend imposed or required by applicable securities laws.

5.5     Restricted Securities. The Purchaser acknowledges that the Purchase Securities and the Warrant Units are “restricted securities” (as such term is defined in Rule 144 under the Securities Act) and must be held by the Purchaser unless subsequently resold or transferred in a transaction that is registered under the Securities Act or exempt from such registration.

5.6     Access to Information; Independent Review. The Purchaser acknowledges that it has been afforded an opportunity to request documents and to review all information requested by the Purchaser with respect to the Purchase Securities. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management and has conducted its own independent due diligence with respect to the Purchase Securities.

5.7     Financial Capability. The Purchaser at each Closing will have available funds necessary to consummate each Closing of the Purchase Securities to be purchased by it on the terms and conditions contemplated by this Agreement.

5.8     Reliance Upon Purchaser’s Representations. The Purchaser understands and acknowledges that: (a) neither the Purchase Securities nor the Warrant Units have been registered under

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the Securities Act; and (b) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Purchase Securities under the Securities Act. If any of the representations made by the Purchaser in connection with its purchase of Purchase Securities are no longer accurate, the Purchaser will promptly notify the Company.

Article 6. ADDITIONAL COVENANTS

6.1     No Integration. The Company agrees that it will not and will cause its Affiliates not to sell, offer for sale or solicit offers to buy any security of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such sale, offer for sale or solicitation of an offer to buy would render invalid (for the purpose of the sale of the Purchase Securities by the Company to the Purchaser) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or otherwise.

6.2     Reporting Status. For so long as any Units, Warrants or Warrant Units are outstanding, the Parent shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Parent shall maintain its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act would no longer require (or otherwise permit the termination of such filing requirements), and the Parent shall use commercially reasonable efforts to maintain its eligibility to register Common Stock for resale by the Purchaser on a registration statement in a suitable form under the Securities Act.

6.3     [Reserved].

6.4     Available Partnership Units. The Company will reserve and keep available at all times, free of preemptive or other similar rights or contractual encumbrances (except for any preemptive rights held by the Purchaser), the maximum number of Warrant Units issuable upon exercise of the Warrants.

6.5     Use of Proceeds. The Company shall use the proceeds from the sale of the Purchase Securities solely for general corporate purposes.

6.6     Regulatory Filings. To the extent required in connection with any of the transactions or other matters contemplated by this Agreement or any of the other Transaction Documents, the Company and the Purchaser shall as soon as reasonably practicable make any filings and apply for any approvals or consents that are required under any applicable antitrust laws, stock exchange regulations or otherwise.

6.7     Material Adverse Effect. The Parent and the Company shall promptly advise the Purchaser in writing of the occurrence of any matter or event occurring on or after the date of this Agreement and prior to each Closing that may reasonably be expected to result in a Material Adverse Effect.

6.8     Information Rights. Prior to the Initial Closing Date and, for so long as any Purchase Securities (or the Warrant Units issuable upon exercise of the Warrants) remain outstanding, at any time from and after the Initial Closing Date, the Parent shall, and shall cause its subsidiaries to, afford the Purchaser and its accountants, counsel and other representatives, upon reasonable notice and at such reasonable times as may be requested by the Purchaser, reasonable access, to (x) consult with the management on significant business issues relating to the operation of the Company Group as may be reasonably requested by the Purchaser, provided that such persons shall have no decision making rights, and (y) materials within the control of the Company Group as may be reasonably requested by the Purchaser, provided that the Parent shall have the right to place such restrictions on the access to such information as it deems reasonably necessary to maintain attorney client privilege or the confidentiality of trade secrets or highly sensitive information. Additionally, during any period in which the Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent shall provide to the Purchaser (i) within 90 days after the end of each fiscal year of the Parent, audited consolidated

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financial statements of the Parent for such fiscal year and (ii) within 45 days after the end of each fiscal quarter, unaudited consolidated financial statements of the Parent for such fiscal quarter, provided that the Parent shall not be required to deliver any such report with respect to the fourth fiscal quarter. The Purchaser may, temporarily or permanently, at any time by written notice to the Parent, voluntarily and immediately relinquish its rights under this Section 6.8.

6.9     Board Observer Rights. On and after the Initial Closing Date, the Purchaser shall have the right in its sole discretion, to designate one person as a non-voting observer on the Board of Directors (the “Board Observer”), as further set forth in the Board Observer Agreement to be entered into at the Initial Closing. The Purchaser may, temporarily or permanently, at any time by written notice to the Company, voluntarily and immediately relinquish its rights under this Section 6.9.

6.10     Evidence of Unit and Warrant Issuance. As soon as practicable following each Closing Date, and in any case within two (2) Business Days thereof, the Company shall deliver, or cause to be delivered, to the Purchaser evidence of the issuance of the Units and the Warrants to the Purchaser at such Closing.

6.11     Purchase Price Allocation. As soon as reasonably practicable after the Initial Closing Date, the Purchaser shall deliver to the Company a proposed allocation of the Aggregate Purchase Price to the Purchased Securities. The Company shall provide written notice to the Purchaser of any disagreement with such proposed allocation within ten (10) days after such delivery. Such proposed allocation shall be deemed final without such timely written notice. If the Company provides such timely written notice, the Purchaser and the Company shall attempt to resolve such disagreement in good faith. If the Purchaser and the Company are unable to resolve such disagreement within twenty (20) days after the delivery of such timely written notice, the Purchaser and the Company shall promptly engage an independent nationally recognized accounting firm mutually chosen by the Purchaser and the Company to make a determination of the allocation of the Aggregate Purchase Price to the Purchased Securities. The fees and expenses of such accounting firm incurred in connection with such engagement shall be paid by the Company. The allocation determined by such accounting firm shall be final and binding. No Party shall take a position inconsistent with a final allocation determined in accordance with this Section 6.11 for any tax purposes, except to the extent otherwise required by a final determination of a taxing authority within the meaning of Section 1313 of the Code (or other comparable provision of law).

6.12     REIT Status. For each taxable year or other period in which any Purchased Security is outstanding or any Purchased Security or Warrant Unit is owned by Purchaser, its direct or indirect owners or affiliates, the Parent will use its reasonable best efforts to continue to qualify as a REIT under the Code and the Company will use its reasonable best efforts to be treated as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code (including Sections 301.7701-2 and 301.7701-3 thereof).

6.13     Withholding. The Purchaser will provide, as of the Initial Closing Date, and at such other times as reasonably requested by the Company, a properly completed and duly executed IRS Form W-9. Actual or constructive payments and distributions on, or in redemption of, the Purchased Securities shall be subject to withholding of tax and backup withholding to the extent required by applicable law. Any amounts so withheld in compliance with the provisions of this Section 6.13 and that are timely remitted to the appropriate Governmental Entity in accordance with applicable law shall be treated as received by the Purchaser in respect of which such amounts were withheld. The Company shall use commercially reasonable efforts to notify the Purchaser of its intent to withhold any taxes at least three (3) Business Days before any such withholding would be imposed and shall use commercially reasonable efforts to cooperate with the Purchaser to mitigate or reduce any such withholding taxes to the extent permitted by applicable law.

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6.14     Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax in connection with the issue or delivery of the Purchased Securities, and any other reasonable expense in respect thereto.

6.15     Disclosure; Publicity. The Company shall consult with the Purchaser in issuing any press releases or other public statement or disclosure (including any filing, communication or disclosure required to be or voluntarily filed with or made to the SEC, the NYSE or any other governmental or regulatory agency) with respect to the transactions contemplated hereby or that otherwise names or references the Purchaser or any of its Affiliates, and the Company shall not issue any such press release or other public statement without the prior consent of the Purchaser (which consent shall not unreasonably be withheld or delayed), except if such disclosure is required by law, in which case the Company shall promptly provide the Purchaser with prior notice of such public statement or communication and, to the extent practicable, reasonably cooperate with the Purchaser regarding such disclosure. For the avoidance of doubt, the foregoing shall apply to any and all registration statements filed by the Company pursuant to the Registration Rights Agreement or otherwise, regardless of whether any securities held by the Purchaser or any of its Affiliates are contained thereon. The Purchaser may make customary announcements relating to the transaction, including use of the Company’s name and logo in connection therewith.

6.16     Excluded Transferees. Notwithstanding anything to the contrary in any Transaction Document, the Purchaser shall not, directly or indirectly, sell, transfer or assign any Series C Preferred Units to any Person (or any Affiliate of such Person) listed on Schedule 2 hereto.

6.17     Additional Payment Amounts. On each of the first, second and third anniversary of the Initial Closing Date, the Company shall deliver to the Purchaser, in immediately available funds, the applicable portion of the Additional Payment Amounts to such account as the Purchaser shall have confirmed in writing to the Company no later than two (2) Business Days prior to such date.

6.18     Additional Actions. The Parties shall execute and deliver, or cause to be executed and delivered, all other documents, and take such other actions, in each case as shall be necessary or appropriate, to consummate the transactions contemplated hereby, all in accordance with the provisions of this Agreement, including such due diligence cooperation as is reasonable and appropriate following the Initial Closing Date and through the final Additional Closing Date.

Article 7. TERMINATION

7.1     Termination. This Agreement may be terminated at any time prior to the Initial Closing, only in the following manner:

7.1.1       By mutual written agreement of the Parent, the Company and the Purchaser;

7.1.2       By (i) the Parent or the Company upon written notice to the Purchaser or (ii) the Purchaser upon written notice to the Parent and Company, if the Initial Closing Date shall not have occurred on or before September 25, 2024. Notwithstanding the foregoing, termination under this provision shall not be available to the requesting Party if the Initial Closing has not occurred solely by reason of any breach by such requesting Party under this Agreement; or

7.1.3       By the Purchaser upon written notice to the Parent and the Company if (i) trading in any securities of the Parent has been suspended or materially limited by the SEC or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or materially limited, or

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minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or the FINRA, (iii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Purchaser is material and adverse and makes it impracticable or inadvisable to proceed with any Closing of the Purchase Securities or to enforce contracts for the sale of securities.

7.2     Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchaser, or their respective Affiliates, with respect to this Agreement, except (a) for the terms of Section 6.15, Section 6.17, this Section 7.2 and Article 8, which shall survive the termination of this Agreement, and (b) that nothing in this Section 7.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant thereof. As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.

Article 8. MISCELLANEOUS

8.1     Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:

8.1.1       If to the Parent or the Company, to it at:

c/o Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Anne A. Hayward
Email: anne.hayward@plymouthrei.com

with a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kbetts@winston.com

8.1.2       If to the Purchaser:

c/o Sixth Street Partners, LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attention: Joshua Peck; Sixth Street Legal
Email: [***]

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in each case, with a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Nima J. Movahedi; Bradley A. Helms
Email: nima.movahedi@lw.com; bradley.helms@lw.com

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (San Francisco time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Business Day or later than 5:30 p.m. (San Francisco time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

8.2     Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Parent, the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchase Securities and the payment therefor. The representations and warranties of the Company Group contained in Article 3 (other than the Fundamental Representations) and of the Purchaser contained in Article 4 shall survive for the longer of (i) twelve (12) months following the Initial Closing Date, and (ii) six (6) months following the last Additional Closing Date to occur hereunder, and shall then expire, and the Fundamental Representations shall survive until the expiration of the applicable statute of limitations and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy in or breach of such representation or warranty to the extent that any good-faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement.

8.3     Entire Agreement; Amendments. This Agreement and any ancillary agreements among the Parties delivered in connection herewith constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended, waived or modified only by a written instrument executed by the Parties.

8.4     Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement, nor any right hereunder, may be assigned by any Party without the prior written consent of the other Party; except that consent shall not be required for an assignment by a Purchaser to any Affiliate of the Purchaser.

8.5     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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8.6     Expenses. The Company shall bear (a) all of the Parent’s and the Company’s expenses incurred in connection with this Agreement and the transactions contemplated hereby and (b) all of the fees and expenses of the Purchaser in accordance with the Expense Reimbursement Letter.

8.7     Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained herein.

8.8     Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

8.9     Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, PDF, or electronic signature, each of which shall constitute an original but all of which, taken together, shall constitute but one agreement.

8.10     No Waiver. Any failure of a Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly executed and delivered.

PLYMOUTH INDUSTRIAL REIT, INC.

By:  /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

PLYMOUTH INDUSTRIAL OP, LP

By: Plymouth Industrial REIT, Inc. its General Partner

By:  /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

ISOSCELES INVESTMENTS, LLC

By:  /s/ Sandra Rutova

Name: Sandra Rutova

Title: Vice President

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SCHEDULE 1

PURCHASE SECURITIES*

Applicable Closing	Series C Preferred Units	$25.25 Warrants	$26.25 Warrants	$27.25 Warrants	Applicable Purchase Price
Initial Closing	60,910	4,410,000	2,940,000	4,410,000	$60,910,000
Additional Closing(s)[1]	79,090	—	—	—	$79,090,000
Total	140,000	4,410,000	2,940,000	4,410,000	$140,000,000

*	As used herein, references to “$25.25 Warrants”, “$26.25 Warrants” and “$27.25 Warrants” are to the Warrants to be issued and sold to the Purchaser with Strike Prices (as defined in the Warrant Agreement and subject to adjustment and the other terms and conditions of the Warrants set forth therein) of $25.25, $26.25 and $27.25, respectively.

__________________________

1 Represents total available amount of Additional Closing Purchase Securities.

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EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION OF
SERIES C CUMULATIVE PERPETUAL PREFERRED UNITS

[attached]

PLYMOUTH INDUSTRIAL OP, LP

CERTIFICATE OF DESIGNATIONS
ESTABLISHING AND FIXING THE RIGHTS, LIMITATIONS AND PREFERENCES OF
SERIES C CUMULATIVE PERPETUAL PREFERRED UNITS

Reference is made to the Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014 (the “Partnership Agreement”), of Plymouth Industrial OP, LP, a Delaware limited partnership (the “Partnership”), of which this Certificate of Designations (this “Certificate”) shall become a part. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the main part of the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Certificate.

WHEREAS, Section 4.02(a)(i) of the main part of the Partnership Agreement authorizes the General Partner, without the approval of any Limited Partners, to cause the Partnership to issue one or more classes or series additional Partnership Interests in the form of Partnership Units for any Partnership purpose, at any time or from time to time, with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests and other such terms and conditions as shall be established and determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner;

WHEREAS, Section 11.01 of the main part of the Partnership Agreement permits the General Partner, without the consent of the Limited Partners, to amend the Partnership Agreement; and

WHEREAS, Plymouth Industrial REIT, Inc., a Maryland corporation (the “Corporation”), in its capacity as General Partner of the Partnership, desires by this Certificate to so designate a new class and series of preferred Partnership Units of the Partnership as set forth herein and, in connection therewith, amend the Partnership Agreement as of the date set forth on the signature page hereto (the “Closing Date”), and, in its own right and on its own behalf desires to agree to the agreements, covenants, restrictions and other limitations set forth herein.

NOW, THEREFORE, the General Partner has set forth in this Certificate the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interest to be represented by Partnership Units as set forth herein:

1.     Designation of Series and Number of Units. A series of preferred Partnership Units is hereby established and designated as “Series C Cumulative Perpetual Preferred Units” (the “Series C Preferred Units”), and the authorized number of units that shall constitute such series shall be 500,000, which may be decreased (but not below the number of units of Series C Preferred Units then issued and outstanding or reserved for issuance) from time to time by the General Partner.

2.     Ranking. Notwithstanding anything to the contrary in the main part of the Partnership Agreement, including any amendments made thereto after the date hereof, with respect to return on capital contributions, distributions or other rights or preferences as to any Partnership Interests, the Series C Preferred Units will rank, with respect to the payment of dividends, distributions (including, for the avoidance of doubt, with respect to any payment in respect of the GP Minimum Return or any LP Return) or other amounts distributable upon liquidation, dissolution or winding-up or the Partnership or the Corporation, (a) on a parity with each other class or series of Partnership Units that the Partnership may issue in the future, or capital stock the Corporation may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Units as to dividend and distribution rights and rights on liquidation, winding up or dissolution of the Partnership or the Corporation, as applicable (collectively, “Parity Securities,” which term excludes the Series C Preferred Units) and (b) senior to all other Partnership Units, the Common Stock and each other class or series of Partnership Units that the Partnership may issue in the future, or capital stock the Corporation may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Units as to dividend and distribution rights and rights on liquidation, winding-up or dissolution of the Partnership or the Corporation, as applicable (such Partnership Units, the Common Stock and each such other class or series of equity interest or capital stock referred to in this clause (b), collectively, “Junior Securities”).

3.     Definitions. As used herein with respect to the Series C Preferred Units:

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

“Aggregate Strike Price” has the meaning set forth in the Warrant Agreement.

“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

“Board of Directors” means the Corporation’s board of directors or a committee of such board of directors duly authorized to act on behalf of such board.

“Bylaws” means the Second Amended and Restated Bylaws of the Corporation as in effect on the date hereof, as the same may hereafter be amended from time to time.

“Capital Lease” means any lease that is classified as a capital, direct financing, or direct financing arrangement lease for GAAP presentation; provided that no lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Financial Accounting Standards Board Accounting Standard Update 2016 02, Leases (Topic 842), issued in February 2016 (or any other changes in GAAP subsequent to the date hereof) be considered a Capital Lease for purposes of this Certificate (and shall not constitute a Capital Lease hereunder).

“Cash Distribution Rate” means a rate per annum, accruing daily and compounding monthly, equal to: (i) from the Original Issue Date until and excluding the date that is the fifth anniversary of the Original Issue Date, 4.0%; (ii) from and including the date that is the fifth anniversary of the Original Issue Date until and excluding the date that is the seventh anniversary of the Original Issue Date, 8.0%; and (iii) from, including and after the date that is the seventh anniversary of the Original Issue Date, 12.0%, in each case, as may be adjusted pursuant to Section 11.

“Cash Distributions” has the meaning set forth in Section 4(a).

“Certificate” has the meaning set forth in the Recitals hereto.

“Charter” means the Second Articles of Amendment and Restatement of the Corporation, as amended and in effect on the date hereof, as it may hereafter be amended, modified or supplemented from time to time.

“close of business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

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“Consolidated Adjusted EBITDA” means, with respect to the Corporation and its Subsidiaries on a consolidated basis for any period, (A) Consolidated Net Income plus, without duplication and to the extent such amounts in clauses (i) through (v) reduced Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, and (v) non-cash expenses or losses, minus, to the extent such amounts in clauses (1) through (3) increased Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), and (3) any non-cash income or gain, all calculated for the Corporation and its Subsidiaries in accordance with GAAP on a consolidated basis; plus (B) the Corporation’s and its Subsidiaries’ aggregate ownership percentage of all Consolidated Adjusted EBITDA from Unconsolidated Affiliates (without duplication of this clause (B)).

“Consolidated Fixed Charges” means, with respect to the Corporation and its Subsidiaries on a consolidated basis for any period, an amount equal to (i) Consolidated Interest Expense for the most recently ended Test Period plus (ii) Consolidated Mandatory Amortization for such Test Period plus (iii) the cash value of all PIK Distributions, Cash Distributions and any other dividends or distributions accrued on any preferred securities of the Corporation or its Subsidiaries during such Test Period (including for the avoidance of doubt the Series C Preferred Units) plus (iv) the Corporation’s and its Subsidiaries’ aggregate ownership percentage of all Consolidated Fixed Charges from Unconsolidated Affiliates (without duplication of this clause (iv)), plus (v) the ground lease payments during such Test Period to the extent not otherwise included.

“Consolidated Interest Expense” means, for any period, the interest expense (including without limitation interest expense under Capital Leases that is treated as interest in accordance with GAAP) of the Corporation and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Corporation and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Mandatory Amortization” means, with respect to the Corporation and its Subsidiaries on a consolidated basis for any period, all scheduled principal amortization payments (excluding balloon payments at maturity) required to be made during such period by the Corporation and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Corporation and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Corporation or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Corporation or any wholly-owned Subsidiary of the Corporation.

“Consolidated Total Debt” means, as to the Corporation and its Subsidiaries at any date of determination, (A) the sum of the aggregate principal amount of all Indebtedness as of such date and the aggregate amount of the Stated Value plus all accrued and unpaid distributions (including Accrued Distributions) on all Series C Preferred Units as of such date plus (B) the Corporation’s and its Subsidiaries’ aggregate ownership percentage of all Consolidated Total Debt from Unconsolidated Affiliates (without duplication of this clause (B)).

“Corporation” has the meaning set forth in the Recitals hereto.

“Distribution Payment Date” has the meaning set forth in Section 4(b).

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“Distribution Period” has the meaning set forth in Section 4(b).

“Effective Date” means the date on which the relevant Fundamental Change becomes effective.

“Excepted Person” means Isosceles Investments, LLC, a Delaware limited liability company, and each of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exercise Date” has the meaning set forth in the Warrant Agreement.

“Exercise Notice” has the meaning set forth in the Warrant Agreement.

“Fixed Charge Coverage Ratio” means with respect to any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently ended Test Period to (b) Consolidated Fixed Charges for such Test Period.

“Fundamental Change” means the occurrence of any of the following:

(i)       a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than (x) any Excepted Person or any “person” or “group” that includes an Excepted Person; (y) the Corporation and its Wholly Owned Subsidiaries; and (z) any employee benefit plan of the Corporation or its Wholly Owned Subsidiaries) files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of capital stock of the Corporation representing more than 50% of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of the Corporation’s directors;

(ii)       consummation of any consolidation, merger or similar transaction involving the Partnership or the Corporation or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Partnership or the Corporation (in each case, including such party’s Subsidiaries, taken as a whole), to any Person other than one of the Partnership’s Subsidiaries or the Corporation’s Subsidiaries; provided, however, that any consolidation, merger or similar transaction involving the Partnership or the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) all Partnership Units or classes of the Corporation’s common equity, as applicable, immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all Partnership Units or classes of common equity, as applicable, of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (ii); or

(iii)       shares of Common Stock are not listed for trading on the New York Stock Exchange or cease to be traded in contemplation of a delisting of such shares.

For the purposes of the preceding definition, any transaction or event described in both clause (i) and in clause (ii) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).

“GAAP” means accounting principles generally accepted in the United States of America.

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“General Partner” has the meaning set forth in the Recitals hereto.

“Holder” means the Person in whose name the Series C Preferred Units are registered or otherwise held.

“Indebtedness” means, as to any Person (including, without limitation, the Corporation, the Partnership, or any of their Subsidiaries) (i) all liabilities for borrowed money (including, without limitation, the incurrence by the Corporation or any Subsidiary of any mortgage or mezzanine financing or preferred equity investment or Indebtedness from any parent credit facility) or with respect to deposits or advances of any kind, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (ii) all liabilities for the deferred purchase price of property, assets, securities or services, including all earn-out payments, seller notes, and other similar payments (but only once such earn-out payment, seller note or other similar payment becomes a liability on the balance sheet in accordance with GAAP), excluding (A) trade accounts payable in the ordinary course of business and (B) expenses accrued in the ordinary course of business; (iii) all liabilities in respect of any Capital Lease or lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as Capital Leases; (iv) obligations pursuant to any Swap Agreements; (v) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing (but only including the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease); (vi) all obligations of such Person under Sale and Leaseback Transactions; and (vii) all liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing (in each case to the extent drawn), and all liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured.

“Investments” means, with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.

“Issue Date” means the date of issuance of a share of Series C Preferred Units.

“Junior Securities” has the meaning set forth in Section 2.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Preference” means, for each Series C Preferred Unit, an amount of cash equal to the greater of (i) the Stated Value, plus all accrued and unpaid distributions (including Accrued Distributions)

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on such unit (whether or not authorized or declared) through but not including the applicable liquidation date, Redemption Date or other applicable measurement date, and (ii) the Minimum Amount.

“Minimum Amount” means, for each Series C Preferred Unit, an amount of cash equal to $1,350 less the aggregate amount of Cash Distributions actually paid in respect of such share after the Issue Date and through but not including the applicable liquidation date, Redemption Date or other applicable measurement date.

“Original Issue Date” means [__], 2024.

“Parity Securities” has the meaning set forth in Section 2.

“Penalty Rate” has the meaning set forth in Section 11.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“PIK Distribution Rate” means a rate per annum, accruing daily and compounding monthly, equal to: (i) from the Original Issue Date until and excluding the date that is the fifth anniversary of the Original Issue Date, (a) 7.0% less (b) the applicable Cash Distribution Rate; (ii) from and including the date that is the fifth anniversary of the Original Issue Date until and excluding the date that is the seventh anniversary of the Original Issue Date, (a) the greater of (I) 12.0% and (II) SOFR (measured as of the fifth anniversary of the Original Issue Date) plus 650 basis points less (b) the applicable Cash Distribution Rate; and (iii) from, including and after the date that is the seventh anniversary of the Original Issue Date, (a) the greater of (I) 16.0% and (II) SOFR (measured as of the seventh anniversary of the Original Issue Date) plus 1,050 basis points less (b) the applicable Cash Distribution Rate; provided, however, that the term “Cash Distribution Rate” as used in this definition shall exclude any Penalty Rate applicable to the Cash Distribution Rate in effect at such time.

“PIK Distributions” has the meaning set forth in Section 4(a).

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 26, 2024, by and among the Partnership, the Corporation and Isosceles Investments, LLC.

“Qualified Cash” means unrestricted cash and cash equivalents of the Corporation and its Subsidiaries that is not subject to any Liens.

“Record Date” has the meaning set forth in Section 4(b).

“Redemption Date” has the meaning set forth in Section 7(c).

“Redemption Notice” has the meaning set forth in Section 7(c).

“Redemption Price” means the cash price at which any Series C Preferred Unit is redeemed, computed in accordance with Section 7(d).

“REIT” means a real estate investment trust pursuant to Sections 856 through 860 of the Code.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Senior Securities” means each other class or series of Partnership Units that the Partnership may issue in the future, or capital stock the Corporation may issue in the future, the terms of which expressly

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provide that such class or series will rank senior to the Series C Preferred Units as to dividend and distribution rights and rights on liquidation, winding up or dissolution of the Partnership or the Corporation, as applicable.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator), as in effect as of the close of business on the applicable measurement date.

“Stated Value” means $1,000 per Series C Preferred Unit, subject to adjustment to preserve such value for unit splits, unit dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse unit splits or other similar events relating to the Series C Preferred Units after the Issue Date.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Corporation or its Subsidiaries shall be a Swap Agreement.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which quarterly or annual, as applicable, financial statements for the Corporation and its Subsidiaries have been delivered (or are required to have been delivered) or, if earlier, are internally available.

“Total Net Leverage Ratio” means the ratio, as of any date of determination, of (a) (i) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period minus (ii) Qualified Cash as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case of the Corporation and its Subsidiaries on a consolidated basis.

“Unconsolidated Affiliate” means, in respect of any Person, any other Person in whom such Person holds an Investment, (a) whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, and (b) which is not a Subsidiary of such first Person.

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“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Warrant Agreement” means that certain Warrant Agreement, dated the Original Issue Date, among the Partnership, the Corporation and the holder named therein, relating to the Warrants.

“Warrants” means the warrants of the Partnership contemplated by the Purchase Agreement and issued pursuant to the Warrant Agreement.

4.     Distributions.

(a)       Generally. From and after the Issue Date, Holders shall be entitled to receive, on a cumulative basis, (i) distributions in the form of additional fully paid Series C Preferred Units (which may be fractional units) (the “PIK Distributions”) and (ii) distributions in the form of cash (the “Cash Distributions”), as set forth in this Section 4.

(b)       Distribution Payment Dates and Record Dates. PIK Distributions and Cash Distributions shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Distribution Payment Date”) commencing on the first Distribution Payment Date following the Issue Date. Each distribution will be payable to Holders of record as they appear in the unit register of the Partnership as of the close of business on the first day of the month, whether or not a Business Day, in which the relevant Distribution Payment Date occurs (each such first day, a “Record Date”). Each period from and including a Distribution Payment Date (or, for the first Distribution Period, the Issue Date) to, but excluding, the following Distribution Payment Date, is herein referred to as a “Distribution Period.”

(c)       Rate and Accrual of Distributions. PIK Distributions will be payable, for each outstanding Series C Preferred Unit, at a rate equal to the PIK Distribution Rate. Cash Distributions will be payable, for each outstanding Series C Preferred Unit, at a rate equal to the Cash Distribution Rate. Distributions on each Series C Preferred Unit shall accrue on the Stated Value thereof and on all unpaid distributions that have accrued and accumulated for all Distribution Periods ending prior to such date on such share pursuant to this Section 4(c), whether or not authorized or declared (the “Accrued Distributions”), on a daily basis and shall compound monthly from and including the Issue Date of such unit, whether or not authorized or declared and whether or not the Partnership has assets or Partnership Units, as applicable, legally available therefor. If the Partnership fails to pay a full PIK Distribution and declare and pay a full Cash Distribution on the Series C Preferred Units pursuant to this Section 4(c) on any Distribution Payment Date, then the amount of such unpaid distribution shall automatically be added to the amount of Accrued Distributions on such unit on the applicable Distribution Payment Date without any action on the part of the Partnership or any other person. The Partnership shall be entitled to declare and pay all or any part of the Accrued Distributions relating to distributions that were accrued but not paid in full on subsequent Distribution Payment Dates, and, following such payment, such Accrued Distributions shall no longer be deemed Accrued Distributions hereunder solely to the extent of such payment. Any distribution payment made on Series C Preferred Units shall first be credited against the earliest Accrued Distribution due with respect to such units which remains payable. Distributions payable for a Distribution Period will be computed on the basis of a 360-day year of twelve 30-day months. If a scheduled Distribution Payment Date falls on a day that is not a Business Day, (i) the PIK Distribution shall be deemed issued and delivered as of such Distribution Payment Date, and (ii) the Cash Distribution will be paid on the next Business Day with the same effect as if it were paid on the scheduled Distribution Payment Date, and no interest or other amount will accrue on such Cash Distribution for the period from and after that Distribution Payment Date to the date such distribution is paid. All distributions (whether in the form of Cash

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Distributions or PIK Distributions) shall be aggregated per Holder and, in the case of Cash Distribution, shall be made to the nearest cent (with $0.005 being rounded upward).

(d)       Cumulation of Distributions. Distributions on the Series C Preferred Units are cumulative. Distribution on each Series C Preferred Unit shall accrue in the manner provided in Section 4(c) from and after the Issue Date, whether or not declared, and whether or not there is sufficient cash of the Partnership legally available for the payment of Cash Distribution or Partnership Units available for the issuance of PIK Distributions.

(e)       Priority. So long as any Series C Preferred Unit remains outstanding, (i) no dividend or distribution shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities of the Partnership or the Corporation; and (ii) no Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Partnership or the Corporation, directly or indirectly, unless, in each case, full distributions on all outstanding Series C Preferred Units and Parity Securities for all prior completed Distribution Periods, if any, have been paid (or have been declared and a sum sufficient for the payment thereof has been set aside). So long as any Series C Preferred Unit remains outstanding, (i) no dividends or distributions shall be declared or paid or set aside for payment on any Parity Securities (other than the Series C Preferred Units) for any period; and (ii) no Parity Securities (other than the Series C Preferred Units) shall be purchased, redeemed or otherwise acquired for consideration by the Partnership or the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Securities for or into Junior Securities or the exchange or conversion of Parity Securities for or into Junior Securities), unless, in each case, full distributions on all outstanding Series C Preferred Units for all prior completed Distribution Periods have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding Series C Preferred Units. To the extent the Partnership declares distributions on the Series C Preferred Units and on any Parity Securities but does not make full payment of such declared distributions, the Partnership shall allocate the distribution payments on a pro rata basis among the holders of the shares of Series C Preferred Units and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial distribution payments, the Partnership shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid distributions per Series C Preferred Unit and all Parity Securities (which, in the case of any such Parity Securities shall not include any accumulation in respect of unpaid distributions for past distribution periods if such Parity Securities do not have a cumulative distribution) bear to each other.

(f)       Method of Payment and Delivery of Distributions. Distributions shall be made to the Holders entitled thereto on each Distribution Payment Date as set forth in Section 4(b). PIK Distributions shall be payable in kind in fully paid Series C Preferred Units and shall be automatically credited to the account of the Holder entitled thereto without any further action required on the part of such Holder. Payments of Cash Distributions will be delivered to the Holder entitled thereto by wire transfer of immediately available funds to the account of such Holder provided in writing to the Partnership no later than the related Record Date.

(g)       Treatment of Distributions When the Redemption Date Occurs After a Record Date and on or Before the Related Distribution Payment Date. Notwithstanding anything to the contrary in this Certificate, if the Redemption Date for any Series C Preferred Unit to be redeemed is after the Record Date for any distribution (whether declared or otherwise due) and on or prior to the related Distribution Payment Date, then (i) the Holder of record of such share as of the close of business on such Record Date shall receive such distribution on or, at the Partnership’s election, before such Distribution Payment Date, notwithstanding such redemption; and (ii) the Redemption Price shall include any accrued distributions in respect of the Distribution Period corresponding to such distribution referred to in this Section 4(g).

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5.     Liquidation. Notwithstanding anything to the contrary in the main part of the Partnership Agreement with respect to the return on capital contributions, distributions or other rights or preferences as to any Partnership Interests, including as to the liquidation, dissolution or winding up of the Partnership:

(a)       The Partnership shall not voluntarily commence any liquidation, dissolution or winding up without the consent of the Holders of Series C Preferred Units as set forth in Section 10 hereof.

(b)       In the event the Partnership voluntarily or involuntarily liquidates, dissolves or winds up, the Holders of Series C Preferred Units at the time shall be entitled to receive liquidating distributions in an amount equal to the Liquidation Preference of such Series C Preferred Units out of assets legally available for distribution, before any distribution of assets is made to the holders of any other Junior Securities of the Partnership. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Partnership in respect of such Series C Preferred Units.

(c)       In the event the assets of the Partnership available for distribution to Partners upon any liquidation, dissolution or winding-up of the affairs of the Partnership, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding Series C Preferred Units and amounts payable on any Parity Securities of the Partnership, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Partnership in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid distributions) to which they would otherwise be respectively entitled.

(d)       Following the satisfaction of the liquidation preferences set forth in Section 5(b) and Section 5(c), the Partnership shall continue the distribution of any remaining assets in such liquidation, dissolution or winding up in accordance with the terms of the main part of the Partnership Agreement.

(e)       The Partnership’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Partnership, or the sale of all or substantially all of the Partnership’s property or business will not constitute its liquidation, dissolution or winding up.

6.     Maturity. The Series C Preferred Units shall be perpetual unless redeemed or otherwise cancelled in accordance with this Certificate.

7.     Redemption Rights.

(a)       Partnership’s Right to Redeem at its Option. The Partnership shall have the right, at its option, to redeem the Series C Preferred Units, in whole or in part, at any time, on a Redemption Date determined in accordance with Section 7(c).

(b)       Redemption in Connection with a Fundamental Change. If the Partnership or the Corporation executes and delivers an agreement whose performance would constitute a Fundamental Change, the Partnership shall, to the extent it has funds legally available to do so, be required to redeem the Series C Preferred Units, in whole, on a Redemption Date (determined in accordance with Section 7(c)) occurring on or before the Effective Date of such Fundamental Change, at the Redemption Price. A redemption pursuant to this Section 7(b) will be deemed to occur immediately before the consummation of such Fundamental Change. Notwithstanding anything to the contrary in this Section 7(b), if, after sending a Redemption Notice for a redemption pursuant to this Section 7(b), the Partnership or the Corporation, as applicable, publicly announces that the related Fundamental Change will not occur, then such Redemption Notice will be deemed to be automatically rescinded, without the need for any further action on the part of the Partnership or the Corporation, as applicable, or any other Person. In the case of any such rescission, the Partnership or the Corporation, as applicable, will, as soon as reasonably practicable, send notice of the

10

same to each Holder. In the event of a Fundamental Change at a time when the Partnership is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series C Preferred Units, the Partnership shall use its reasonable best efforts to obtain the requisite consents or approvals to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit the right of a holder of Series C Preferred Units to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Partnership’s failure to comply with its obligations under this Certificate.

(c)       Redemption Notice. In order to exercise its right to redeem the Series C Preferred Units pursuant to Section 7(a) or its requirement to redeem the Series C Preferred Units pursuant to Section 7(b), the Partnership shall send notice (in accordance with Section 17) of such redemption (a “Redemption Notice”) not less than 30 days (and, in the case of a redemption pursuant to Section 7(a), no more than 60 days) prior to the date fixed for redemption (the “Redemption Date”) to the Holders, stating:

(i)	the events causing such Fundamental Change and the anticipated effective date thereof;
(ii)	the Redemption Date;
(iii)	the Redemption Price, including reasonable detail of the calculation thereof; and
(iv)	the place or places where certificates for such shares of Series C Preferred Units are to be surrendered for payment of the Redemption Price or, in the case of Series C Preferred Units held in book-entry form, the applicable procedures with respect thereto.

Any such Redemption Notice provided by the Partnership shall be irrevocable, except as provided in Section 7(b).

(d)       Redemption Price. Subject to Section 4(g), the Redemption Price for any Series C Preferred Unit to be redeemed on a Redemption Date will be a cash amount equal to the Liquidation Preference of such unit.

(e)       Effect of Redemption Notice. If notice of redemption of any Series C Preferred Units has been given and if the funds necessary for such redemption have been irrevocably set aside by the Partnership, separate and apart from its other funds, in trust for the benefit of the holders of the Series C Preferred Units so called for redemption, then, subject to Section 4(g), from and after the Redemption Date (unless default shall be made by the Partnership in providing for the payment of the Redemption Price), distributions will cease to accrue on such Series C Preferred Units, such Series C Preferred Units shall no longer be deemed outstanding and all rights of the holders of such Series C Preferred Units will terminate, except the right to receive the Redemption Price. In the event that any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such redemption date and no interest or other sums shall accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day. The Partnership shall pay the aggregate Redemption Price to each Holder by wire transfer of immediately available funds.

Upon surrender, in accordance with such notice, of the certificates representing Series C Preferred Units to be so redeemed (or, in the case of shares of Series C Preferred Units held in book-entry form, upon satisfaction of the applicable procedures with respect to redemptions), such Series C Preferred Units shall be redeemed by the Partnership at the Redemption Price.

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(f)       No Other Rights of Redemption. The Series C Preferred Units shall not be redeemable by the Partnership or exchangeable by the Holders other than in accordance with this Section 7. For the avoidance of doubt, the Series C Preferred Units shall not be redeemable or exchangeable pursuant to Section 8.05 of the main part of the Partnership Agreement.

(g)       No Sinking Fund Obligations. The Series C Preferred Units shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series C Preferred Units other than to the extent set forth in this Section 7.

8.     [Reserved]

9.     Voting Rights. Except for the rights expressly conferred by Section 10 herein or, in the case of a notice of meeting of Partners, as required by law, the Holders of the outstanding Series C Preferred Units shall not be entitled to vote on any matter, or receive notice of, or to participate in, any meeting of Partners at which they are not otherwise entitled to vote.

10.     Approval Rights. So long as any Series C Preferred Units remain outstanding, in addition to any other vote or consent of the Corporation’s stockholders required by the Charter or Bylaws or by law or the Partnership’s Partners set forth in this Certificate or otherwise required by the Partnership Agreement or by law, the affirmative vote or consent of the Holders of a majority of the outstanding Series C Preferred Units (solely in their capacity as Partners of the Partnership and not, if applicable, in their capacity as stockholders of the Corporation) shall be required for the Corporation or the Partnership, as applicable, to take or effect, for the Board of Directors (or any committee thereof) or the Corporation (as the General Partner), as applicable, to approve, or for the Corporation or the Partnership, as applicable, to enter into any agreement that is reasonably likely to result in, any of the following:

(a)       any amendment or alteration of the Charter or the Partnership Agreement (including this Certificate) to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation or units of the Partnership ranking senior to or on parity with the Series C Preferred Units with respect to either or both the payment of dividends or distributions, or the distribution of assets on any liquidation, dissolution or winding up of the Corporation or the Partnership, as applicable;

(b)       any amendment, alteration, waiver or repeal of any provision (including by merger, consolidation, division, transfer or conveyance of all or substantially all of its assets or otherwise) of the Charter, Bylaws or any similar organizational documents of the Corporation or any Subsidiary of the Corporation (including the Partnership Agreement and this Certificate), if such amendment, alteration, waiver or repeal would adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Units;

(c)       the issuance by the Corporation or the Partnership of any Parity Securities (including any additional Series C Preferred Units) or Senior Securities, or securities or rights convertible or exchangeable into, or exercisable for, Parity Securities or Senior Securities;

(d)       the issuance of any equity securities of a Subsidiary of the Partnership (or any securities or rights convertible or exchangeable into, or exercisable for, such equity securities) to any third party other than the Partnership or a Wholly-Owned Subsidiary of the Partnership;

(e)       incur, refinance, create or guarantee any Indebtedness, except for the incurrence of Indebtedness that, after giving pro forma effect to such incurrence, results in (i) a Total Net Leverage Ratio less than 9.5x and (ii) a Fixed Charge Coverage Ratio greater than 1.5x;

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(f)       effect a Fundamental Change or voluntarily or involuntarily liquidate, dissolve or wind up the Corporation or the Partnership, unless the entirety of the applicable Redemption Price payable in respect of all then issued and outstanding Series C Preferred Units is paid, in cash in immediately available funds, to the holders of such Series C Preferred Units concurrently with the consummation of any such Fundamental Change or voluntary or involuntary liquidation, dissolution or wind up of the Corporation or the Partnership;

(g)       payment of any dividend or distribution in cash, capital stock, interests or other assets of the Corporation or the Partnership on or in respect of, or the repurchase or redemption of, the Parity Securities or Junior Securities of the Corporation or the Partnership, as applicable, except (A) any such repurchase or redemption pursuant to awards granted under employee benefit plans or programs or other compensatory arrangements or employment agreements in effect as of the date hereof (or under successor employee benefit plans or programs or other compensatory arrangements or employment agreements with substantially similar terms with respect to repurchase or redemption), (B) to the extent that a distribution to the Corporation and a payment of dividends using all proceeds of such distribution by the Corporation is necessary to maintain the Corporation’s status as a real estate investment trust under Sections 856 through 860 of the Code, or to avoid the payment by the Corporation (other than any “taxable REIT subsidiary,” as defined in Section 856(l) of the Code) of any federal, state or local income or excise tax (including, but not limited to, Sections 857 and 4981 of the Code) (it being understood that, for purposes of so determining the minimum amount required to maintain REIT status and/or avoid the imposition of tax as described above, the Corporation shall first use net operating losses against its remaining taxable income after the deduction for dividends paid with respect to dividends previously paid for the taxable year), (C) for so long as the Fixed Charge Coverage Ratio is greater than 1.5x, the payment of regular quarterly dividends on the Common Stock in an annual aggregate amount no greater than the cash value of the aggregate dividends paid on the Common Stock in the prior fiscal year, as increased at a rate per annum of 10% for the current fiscal year, (D) any such repurchases or redemptions for no greater than $50,000,000 in the aggregate if, after giving pro forma effect to such repurchases or redemptions, Qualified Cash is at least equal to $20,000,000 and (E) special dividends or distributions on the Common Stock for no greater than $25,000,000 in the aggregate if, after giving pro forma effect to such dividends or distributions, Qualified Cash is at least equal to $20,000,000;

(h)       enter into any transaction (including any joint venture, partnership, or similar agreement involving the sharing of profits or revenues) or series of transactions for the (A) purchase, license, lease or other acquisition of any interest in any Person or any assets constituting a business, unit or division thereof involving the payment by the Corporation or its Subsidiaries (other than a Person qualifying as a Subsidiary solely as a result of clause (b)(ii) of the definition thereof) of gross consideration in excess of $100,000,000 individually or $350,000,000 in the aggregate and that, after giving pro forma effect to such transaction or series of transactions, results in (i) a Total Net Leverage Ratio less than 9.5x and (ii) a Fixed Charge Coverage Ratio greater than 1.5x or (B) sale, license, lease, contribution or other disposition of assets by the Corporation or its Subsidiaries (other than a Person qualifying as a Subsidiary solely as a result of clause (b)(ii) of the definition thereof) for gross consideration (I) in excess of $50,000,000 individually or $150,000,000 in the aggregate and that, after giving pro forma effect to such transaction or series of transactions, results in (i) a Total Net Leverage Ratio less than 9.5x and (ii) a Fixed Charge Coverage Ratio greater than 1.5x or (II) less than the fair market value thereof;

(i)       any voluntary deregistration by the Corporation under the Exchange Act or any voluntary delisting with the New York Stock Exchange in respect of the Common Stock;

(j)       any consummation of a binding share exchange or reclassification involving the Series C Preferred Units, or of a merger or consolidation of the Corporation or the Partnership with another corporation or other entity, unless, in each case, (A) (x) the Series C Preferred Units remain outstanding or, in the case of any such merger or consolidation with respect to which the Partnership is not a surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity

13

or its parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such Series C Preferred Units remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Units immediately prior to such consummation; or (B) such exchange, reclassification, merger or consolidation constitutes or would constitute a Fundamental Change as to which the Partnership is required to redeem all outstanding Series C Preferred Units pursuant to Section 7(b);

(k)       any action reasonably expected to cause the Corporation to no longer be taxed as a REIT under the Code; or

(l)       any action that has the intention or effect of subverting the restrictions set forth in this Section 10.

Notwithstanding the foregoing, the consent of the Holders of the Series C Preferred Units shall not be required pursuant to this Section 10 in connection with the issuance or sale of any capital stock of the Corporation, Partnership Units, Indebtedness or debt securities (including convertible notes) by the Corporation or the Partnership or their Subsidiaries if, upon such issuance or sale, the proceeds of such issuance or sale will substantially concurrently be used to redeem all of the then-outstanding Series C Preferred Units for cash in accordance with the terms of this Certificate. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that (i) the Corporation is currently managed by, and will continue to be managed by, the Board of Directors within the meaning of Section 856(a)(1) of the Code, and (ii) the approval rights granted pursuant to this Section 10 shall be construed, in all events, as having been granted to the Holders of a majority of the outstanding Series C Preferred Units solely in their capacity as Partners in the Partnership and not, if applicable, in their capacity as stockholders of the Corporation.

11.     Sufficiency of Legally Available Funds and Partnership Units; Non-Payment Penalty. If on any due date for a required payment on the Series C Preferred Units hereunder, including any redemption, PIK Distribution or Cash Distribution, the Partnership shall not have funds or Partnership Units legally available for distribution to Holders of Series C Preferred Units sufficient to satisfy such payment obligation in full, then the Partnership shall not be relieved of its obligations in respect of such payment and shall make such payment immediately upon the availability of funds or Partnership Units legally available therefor. During the pendency of non-payment of any required amounts in respect of the Series C Preferred Units, including as a result of the failure of the General Partner to authorize and declare such payment for any reason, beginning on and including the last Distribution Payment Date upon which the Partnership paid in full all accrued and unpaid Distributions and continuing through the day upon which the Partnership pays in full all such owed amounts, the applicable Cash Distribution Rate in effect shall be increased by 4.0% per annum, accruing daily and compounding monthly (the “Penalty Rate”). Neither the Partnership nor the Corporation shall execute and deliver any agreement whose performance would constitute a Fundamental Change, unless, at the time of such execution and delivery, the Partnership or Corporation, as applicable, in good faith believes the Partnership (or, in the case of the Partnership, its successor) has or will have sufficient funds legally available to redeem the Series C Preferred Units in accordance with Section 7(b).

12.     Preemptive Rights. Neither the Partnership nor the Corporation shall issue, or consent to or cause to be issued, any (i) additional Series C Preferred Units not contemplated to be sold to Isosceles Investments, LLC pursuant to the Purchase Agreement, or (ii) other Parity Securities or Senior Securities (collectively, “New Equity Preemptive Securities”), without granting to Holders of shares of Series C Preferred Units the option to purchase a pro rata portion of such New Equity Preemptive Securities offered in such transaction (such pro rata portion offered to each Holder of shares of Series C Preferred Units

14

determined by dividing (i) the total Stated Value plus all accrued and unpaid distributions (including Accrued Distributions) on such unit (whether or not authorized or declared) of Series C Preferred Units owned by such Holder immediately prior to such issuance of New Equity Preemptive Securities by (ii) the total Stated Value plus all accrued and unpaid distributions (including Accrued Distributions) on all units (whether or not authorized or declared) of Series C Preferred Units outstanding immediately prior to such issuance of New Equity Preemptive Securities); provided, that each Holder shall have the right to designate any of its Affiliates to purchase such pro rata portion of such New Equity Preemptive Securities offered in such transaction in accordance with the terms of this Section 12 so long as such Affiliate agrees to be bound by the customary obligations of such Holder incident to the ownership of such New Equity Preemptive Securities set forth in agreements such Holder is party to with the Partnership or the Corporation, as applicable.

13.     Transferability. Notwithstanding anything in the main part of the Partnership Agreement to the contrary, the Series C Preferred Units shall not be subject to any restrictions on transferability and the Holders thereof shall be permitted, to the fullest extent permitted by applicable law, to offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Series C Preferred Units, or any economic rights therein, whether voluntarily or by operation of law or at judicial sale or otherwise, in each case, without the consent of the Partnership, the General Partner, any Limited Partners or any other Person, by delivering a Transfer Notice substantially in the form attached as Exhibit A hereto to the Partnership. Notwithstanding the foregoing, the Series C Preferred Units shall be subject to the transfer restrictions set forth in Section 6.16 of the Purchase Agreement.

14.     Tax Matters. No guaranteed payments, capital shifts or gross income allocations are intended to be reported by the Partnership or any Holder as a result of the terms of this Certificate. The Partnership and each Holder shall file all tax returns consistent with the foregoing intent, except as required pursuant to a final determination (as defined under Section 1313(a) of the Code); provided, however, that nothing contained herein shall prevent such Holder or the Partnership from settling any proposed deficiency or adjustment by any governmental authority based upon or arising out of the foregoing, and no such person shall be required to litigate before any court any proposed deficiency or adjustment by any governmental authority challenging the foregoing. The provisions of Exhibit C are incorporated herein by reference. The Partnership shall allocate income using the interim closing method as described in U.S. Treasury Regulations Section 1.706-4.

15.     Integration; Interpretation. This Certificate shall be deemed to amend, and be a part of, the Partnership Agreement. In the event of any conflict between the Partnership Agreement and this Certificate, the provisions set forth in this Certificate shall control.

16.     Unit Certificates. Series C Preferred Units shall initially be represented by book entries in the records of the Partnership. At the election of a Holder, such units may be represented by unit certificates substantially in the form set forth as Exhibit B hereto, with such changes or revisions thereto as the Partnership may reasonably deem is appropriate.

17.     Notices. All notices referred to in this Certificate shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon (a) the date of transmission, if sent via e-mail or (b) the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Partnership, to such address listed in the Partnership Agreement, (ii) if to the Corporation, to the principal executive office of the Corporation at its principal office in the United States of America, or to an agent of the Corporation designated in writing as permitted by this Certificate, or (iii) if to any Holder of Series C Preferred Units, to such Holder at the address of such Holder as listed in the record books of the Partnership, or (iv) to such other address as the

15

Partnership, the Corporation or any Holder, as the case may be, shall have designated in writing by notice similarly given. Without limiting the generality of the foregoing, notice to the Partnership, the Corporation or any Holder may be provided by electronic mail to the address theretofore specified by the recipient to the other party, and any such notice provided in such manner will be deemed, as of the time it is sent, to have been duly given in writing to the other party but only if such notice is also sent not later than the following Business Day via next day mail or a similar service to the address specified in the preceding sentence.

18.     Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Units set forth in the Partnership Agreement, including the terms of the Series C Preferred Units set forth in this Certificate, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series C Preferred Units set forth in the Partnership Agreement (including the terms of the Series C Preferred Units set forth in this Certificate) which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preference, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

[Signature Page Follows]

16

IN WITNESS WHEREOF, Plymouth Industrial REIT, Inc., as General Partner of the Partnership and in its own right and on its own behalf, has caused this Certificate to become effective, and the Partnership Agreement is hereby amended by giving effect to the terms set forth herein.

GENERAL PARTNER:

PLYMOUTH INDUSTRIAL REIT, INC.,
a Maryland corporation

By: __________________________________
Name: [__]
Title: [__]

CORPORATION:

PLYMOUTH INDUSTRIAL REIT, INC.,
a Maryland corporation

By: __________________________________
Name: [__]
Title: [__]

17

Exhibit A

FORM OF TRANSFER NOTICE

Plymouth Industrial OP, LP

Subject to the terms of the Certificate, the undersigned Holder of Series C Preferred Units identified below has transferred or assigned (check one):

☐       all of the Series C Preferred Units held by the Holder

☐       _____ Series C Preferred Unit(s)

Identified by Certificate No. ____________, and all rights thereunder, to:

Name:
Email:
Address:

SSN / TIN:

Date:
(Legal Name of Holder)

By: _____________________________
Name: [__]
Title: [__]

A-1

Exhibit B

PLYMOUTH INDUSTRIAL OP, LP

SERIES C CUMULATIVE PERPETUAL PREFERRED UNIT
(Stated Value as specified in Certificate of Designations)

Plymouth Industrial OP, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that [__] (the “Holder”), is the registered owner of [__] fully paid and non-assessable Series C Cumulative Perpetual Preferred Units of the Partnership (the “Series C Preferred Units”) having a Stated Value as set forth in the Certificate (as defined below).

The Series C Preferred Units are transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. Cumulative distributions on each Series C Preferred Unit shall be payable at the applicable rate provided in the Certificate. The Series C Preferred Units shall be redeemable by the Partnership in the manner and in accordance with, and subject to, the terms set forth in the Certificate.

The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Units represented hereby are and shall in all respects be subject to the provisions of the Partnership’s Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014 (the “Partnership Agreement”), including and as supplemented by the Certificate establishing the terms of the Series C Preferred Units, as the same may be amended from time to time (the “Certificate”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate. The Partnership will provide a copy of the Partnership Agreement and the Certificate to the Holder without charge upon written request to the Partnership at its principal place of business.

Upon receipt of this executed certificate, the Holder is bound by the Certificate and is entitled to the benefits thereunder.

B-1

IN WITNESS WHEREOF, Plymouth Industrial OP, LP has caused this certificate to be signed in its name and on its behalf by its General Partner.

GENERAL PARTNER:

PLYMOUTH INDUSTRIAL REIT, INC.,

a Maryland corporation

By: ____________________________
Name: [__]
Title: [__]

B-2

Exhibit C

ALLOCATION OF PROFIT AND LOSS

Notwithstanding anything in the main part of the Partnership Agreement to the contrary, so long as any Series C Preferred Unit issued pursuant to the Purchase Agreement remains outstanding (for purposes of this Exhibit C, “Preferred Unit”), Profit and Loss for each fiscal year of the Partnership in which a Preferred Unit is outstanding shall be allocated to each Holder of such Preferred Unit in each fiscal year and in respect of such Preferred Unit as follows:

(a)       After giving effect to the special allocations set forth in Sections 5.01(b) and (c) of the main part of the Partnership Agreement (as amended by this Certificate, if applicable), net Profits (excluding any gross items) shall be allocated to such Holder in respect of such Preferred Unit during such fiscal year in a manner that will cause the Adjusted Capital Account balance of such Holder with respect to such Preferred Unit to be equal, as nearly as possible, to the amount distributable to such Holder if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their fair market value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the asset securing such liability), and the net assets of the Partnership were distributed in accordance with Section 5(b) of this Certificate; provided that, for purposes of the foregoing allocation of Profit, the Liquidation Preference shall be calculated without regard to the Minimum Amount unless any portion of the Minimum Amount is actually distributed to such Holder during such fiscal year in excess of such Holder’s Capital Account balance. Profit shall be thereafter allocated to Partners other than Holders of Preferred Units in accordance with the main part of the Partnership Agreement.

(b)       Loss for any fiscal year shall be first allocated to Partners (other than Holders of Preferred Units) in accordance with Section 5.01(a) of the main part of the Partnership Agreement until such time as the balance of the Adjusted Capital Accounts of such Partners are reduced to zero, and thereafter, allocated to Holders of Preferred Units in proportion to their Adjusted Capital Account balances with respect to their Preferred Units until the balance of the Adjusted Capital Accounts of such Holders is reduced to zero. For purposes of this Exhibit C, “Adjusted Capital Account” means the Capital Account maintained for each Partner, (i) increased by any amounts that such Partner is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Partner. The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith. The foregoing allocations and the allocations pursuant to clause (a) are intended to reflect allocations of Profit and Loss for purposes of Section 704(b) of the Code and the Treasury Regulations thereunder.

(c)       To the extent permissible under applicable law, the Partnership shall allocate items of income, gain, expense, and loss for U.S. federal income tax purposes consistently with the allocations of Profit pursuant to clause (a) and allocations of Loss pursuant to clause (b); provided that, the Partnership shall use the traditional method as described under Treasury Regulation Section 1.704-3(b) with respect to built-in gain in the assets of the Partnership at the time of the purchase of such Preferred Unit.

(d)       The initial Capital Account balance of a Holder in respect of a Preferred Unit upon issuance of such unit shall be the Stated Value of such Preferred Unit. No items of taxable income or gain are intended to be allocated to such Holder and no taxable or other recognition event (including a guaranteed payment) is intended to be reported for U.S. federal income tax purposes, in each case, in respect of any difference between such Capital Account balance and the purchase price of such Preferred Unit as determined pursuant to Section 6.11 of the Purchase Agreement. Such Holder is not intended to have a share of Code Section 704(c) gain or loss in any asset as a result of such difference. The Partnership shall

C-1

not take any tax position inconsistent with the foregoing intent, except as required by a final determination as described in Section 1313(a) of the Code (or similar provision of state and local law).

(e)       “Nonrecourse deductions” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated consistently with allocations of other significant partnership items attributable to the applicable property, as determined by the General Partner in its good faith discretion. A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be determined in accordance with the economic arrangements of the Partners, as determined by the General Partner in its good faith discretion.

(f)       The Partnership shall take all applicable state and local tax position consistent with the foregoing.

(g)       The Partnership shall not settle any material tax audit of the Partnership or any subsidiary thereof without good faith consultation and consent of the Holders of a majority of the outstanding the Preferred Units (not to be unreasonably withheld, conditioned, or delayed); provided that the Partnership may do so if the yield in respect of the Preferred Units or any other rights of the Holders of such Preferred Units is not adversely impacted as a result thereof.

For the avoidance of doubt, if no Preferred Unit is outstanding during a fiscal year, then the allocation of Profit and Loss for such fiscal year shall be made in accordance with the main part of the Partnership Agreement. For purposes of this Exhibit, “Partners” shall have the meaning given in the main part of the Partnership Agreement and shall include the Holders.

C-2

EXHIBIT B

FORM OF WARRANT AGREEMENT

[attached]

Plymouth Industrial OP, LP

WARRANT AGREEMENT

August 26, 2024

i

Section 7.	Calculations	30
(a)	Responsibility; Schedule of Calculations	30
(b)	Calculations Aggregated for Each Holder	30
Section 8.	Additional Agreements	30
(a)	Regulatory Filings	30
(b)	Exchange Right	31
(c)	No Adverse Amendments	33
(d)	Participation Rights	34
(e)	Certain Tax Matters	35
(f)	Ownership Limits	35
Section 9.	Miscellaneous	36
(a)	Notices	36
(b)	Stamp and Other Taxes	37
(c)	Governing Law; Waiver of Jury Trial	37
(d)	Submission to Jurisdiction	37
(e)	No Adverse Interpretation of Other Agreements	37
(f)	Successors; Benefits of Warrant Agreement	37
(g)	Severability	37
(h)	Counterparts	37
(i)	Table of Contents, Headings, Etc	37
(j)	Tax Treatment	38
(k)	Withholding Taxes	38
(l)	Entire Agreement	38
(m)	No Other Rights	38

Exhibit A:	Form of Warrant Certificate
Exhibit B:	Form of Restricted Security Legend
Exhibit C:	Form of Exchange Notice

ii

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of [_____], by and among Plymouth Industrial OP, LP, a Delaware limited partnership, as issuer (the “Company”), Plymouth Industrial REIT, Inc., a Maryland Corporation, as the parent company and general partner of the Company (the “Parent” or the “General Partner”) and Isosceles Investments, LLC, a Delaware limited liability company, as the initial Holder (as defined below). Each party to this Warrant Agreement agrees as follows.

Section 1. Definitions.

“A&R LPA” means that certain amended and restated agreement of limited partnership of the Company, dated as of July 1, 2014, as the same may be amended, supplemented or modified from time to time.

“Affiliate” has the meaning set forth in Rule 144.

“Aggregate Strike Price” means, with respect to the exercise of any Warrant that will be settled by Physical Settlement, an amount equal to the product of (a) the Warrant Entitlement on the Exercise Date for such exercise; and (b) the Strike Price on the Exercise Date for such exercise; provided, however, that the Aggregate Strike Price will be subject to Section 5(f).

“Articles of Incorporation” has the meaning set forth in the A&R LPA.

“Assignment Form” means an assignment form substantially in the form set forth as Annex 2 to the Form of Warrant Certificate attached as Exhibit A hereto.

“Board of Directors” means the Parent’s board of directors or a committee of such board of directors duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Amount” means an amount of cash equal to (i) the Last Reported Sale Price per share of Common Stock on the Trading Day immediately prior to the date of receipt by the General Partner of an Exchange Notice multiplied by (ii) the REIT Shares Amount.

“Cashless Settlement” has the meaning set forth in Section 5(d)(i).

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means the Certificate of Designations governing the Series C Preferred Units as part of the A&R LPA.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Parent, subject to Section 5(f).

“Conversion Factor” means 1.0, provided, that in the event that the General Partner (i) declares or pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on such date, and provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one share of Common Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination; and provided further, however, that if the General Partner, in its sole and absolute discretion, causes the Company to make a distribution of Partnership Units or to subdivide or combine the outstanding Partnership Units in order to give equivalent effect to a dividend or distribution of shares of Common Stock or a subdivision or combination or shares of Common Stock, then the Conversion Factor shall remain the factor which it was immediately prior to such dividend or distribution of shares of Common Stock or subdivision or combination of shares of Common Stock.

“Degressive Issuance” has the meaning set forth in Section 5(e)(i)(6).

“Effective Price” means (a) in the case of the issuance or sale of shares of Common Stock or Partnership Units (as applicable), the value of the consideration received for such shares or units, expressed as an amount per share of Common Stock or Partnership Unit (as applicable); and (b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose (i) numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received by the Parent or the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock or Partnership Units (as applicable) pursuant to such Equity-Linked Securities, and (ii) denominator is equal to the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities; provided, however, that:

(x)	for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock or Partnership Units (as applicable), is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities, as applicable, will be used, and (2) at each time thereafter when such amount of consideration or number of shares or units becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 5(e)(i)(6) and without affecting any prior adjustments theretofore made to the Strike Price, an issuance of additional Equity-Linked Securities;

(y)	for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock or Partnership Units (as applicable) pursuant to such Equity-Linked Securities; and
(z)	the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, reasonably determined in good faith by the Board of Directors upon the advice of its financial and other advisors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity-Linked Securities” means any rights, obligations, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock or Partnership Units (as applicable); provided, that, for the avoidance of doubt, Partnership Units shall not be deemed to be Equity-Linked Securities relative to the Common Stock by virtue of the exchange right in Section 8.05 of the A&R LPA or Section 8(b) of this Warrant Agreement.

“Electronic Certificate” means any electronic book entry maintained by the Registrar that represents any Warrants.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excepted Holder Limit” has the meaning set forth in the Articles of Incorporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a Notice of Exercise of Exchange Right substantially in the form of Exhibit C hereto.

“Exempt Issuance” means (a) the Parent’s issuance or grant of shares of Common Stock or options to purchase shares of Common Stock, or the Company’s issuance or grant of Partnership Units or options (or their equivalent) to purchase Partnership Units, to employees, directors or consultants of the Parent or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; or (b) the Parent’s or the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock or Partnership Units, as applicable, and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as set forth in the agreements or instruments governing such securities as in effect on the Initial Issue Date and without giving effect to any amendments to such agreements or instruments made after the Initial Issue Date. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Exercise” means the exercise of any Warrant.

“Exercise Consideration” means, with respect to the exercise of any Warrant, the type and amount of consideration payable to settle such exercise, determined in accordance with Section 5.

“Exercise Date” means, with respect to the Exercise of any Warrant, the first Business Day on which the requirements set forth in Section 5(c) for such exercise are satisfied.

“Exercise Notice” means a notice substantially in the form set forth as Annex 1 to the Form of Warrant Certificate attached as Exhibit A hereto.

“Exercise Period” means the period from, and including, the Initial Issue Date to, and including, the Exercise Period Expiration Date.

“Exercise Period Expiration Date” means the fifth anniversary of the Initial Issue Date; provided, however, that if the volume-weighted average price of the Common Stock for the ninety (90) consecutive Trading Days ending on the fifth anniversary of the Initial Issue Date (or, if such date is not a Trading Day, the immediately preceding Trading Day) as reported by Bloomberg Financial Markets (without regard to after-hours trading or any other trading outside of the regular trading session) is equal to or less than the applicable Strike Price in effect at such date, then the Exercise Period Expiration Date shall be extended until the seventh anniversary of the Initial Issue Date.

“Expiration Date” has the meaning set forth in Section 5(e)(i)(5).

“Expiration Time” has the meaning set forth in Section 5(e)(i)(5).

“Exercise Unit” means any Partnership Unit issued or issuable upon exercise of any Warrant.

“Holder” means a person in whose name any Warrant is registered on the Registrar’s books.

“Holder Group” has he meaning set forth in Section 8(b)(vi).

“Initial Issue Date” means the date such Warrant was first issued.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Parent selects.

“Limited Partners” has the meaning set forth in the A&R LPA.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Percentage” has the meaning set forth in Section 5(g)(ii).

“Maximum Share Amount” has the meaning set forth in Section 8(b)(vi).

“Open of Business” means 9:00 a.m., New York City time.

“Partnership Unit” has the meaning ascribed to such term in the A&R LPA, subject to Section 5(f).

“Partnership Unit Change Event” has the meaning set forth in Section 5(f)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Warrant Agreement.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any Warrant(s), which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Warrant(s) and duly executed by the Company.

“Physical Settlement” has the meaning set forth in Section 5(d)(i).

“Preemptive Securities” shall mean (a) shares of Common Stock or Partnership Units and (b) any warrants, options, rights or other securities (or any indebtedness instrument for borrowed money, whether in the form of notes, loans or any other instrument) exchangeable or exercisable for, or convertible into shares of Common Stock or Partnership Units.

“Pro Rata Percentage” means a fraction equal to (a) the number of outstanding Partnership Units held by a certain Holder plus the number of Partnership Units underlying all Warrants held by such Holder, divided by (b) the number of outstanding Partnership Units plus the number of Partnership Units underlying all Warrants then outstanding.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 26, 2024 by and among the Parent, the Company and Isosceles Investments, LLC, a Delaware limited liability company.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution or issuance.

“Redemption Measurement Date” has the meaning set forth in Section 4(a).

“Redemption VWAP” has the meaning set forth in Section 4(a).

“Reference Property” has the meaning set forth in Section 5(f)(i).

“Reference Property Unit” has the meaning set forth in Section 5(f)(i).

“Register” has the meaning set forth in Section 3(e)(ii).

“Registrar” has the meaning set forth in Section 3(e)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 26, 2024, by and between the Company and Isosceles Investments, LLC, a Delaware limited liability company.

“Regulatory Approval Condition” shall mean that any Holder or any of its Affiliates is required to wait for the expiration of any waiting period under, file any notice, report or other submission with, or obtain any consent, registration, approval, permit or authorization from any Governmental Authority under any applicable law in connection with such transaction, including under (a) any U.S. or non-U.S. competition, merger control, antitrust or similar law, (b) any law that may be applicable to the direct or indirect ownership of equity in the Parent and its Subsidiaries (including the Company) or (c) any law related to the foregoing.

“REIT” means a real estate investment trust pursuant to Sections 856 through 860 of the Code.

“REIT Shares Amount” means a number of shares of Common Stock equal to the product of the number of Partnership Units offered for exchange by an Exchanging Holder, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of shares of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase shares of Common Stock, or any other securities or property (collectively, the “Rights”), and the Rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the Rights issuable to a holder of the shares of Common Stock on the record date fixed for purposes of determining the holders of shares of Common Stock entitled to Rights.

“Representation Letter” has the meaning set forth in Section 8(b)(vi).

“Requisite Stockholder Approval” means the stockholder approval contemplated by New York Stock Exchange Listing Rules 312.03(c) and 312.03(d) (or any successor rules), as applicable, with respect to the issuance of shares of Common Stock in amounts in excess of, or at prices below, the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the New York Stock Exchange or for any other reason, such stockholder approval is no longer required.

“Restricted Security Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means any Warrant or Exercise Unit.

“Series C Preferred Units” means the Series C Cumulative Perpetual Preferred Stock, $0.01 par value per share, of the Company.

“Settlement Method” means Cashless Settlement or Physical Settlement.

“Share Election” has the meaning set forth in Section 8(b)(vi).

“Specified Exchange Date” means the date specified by the Exchanging Holder and set forth in the Exchange Notice, which date shall not be earlier than two (2) Business Days from the date of receipt by the General Partner of the Exchange Notice.

“Spin-Off” has the meaning set forth in Section 5(e)(i)(3)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 5(e)(i)(3)(B).

“Strike Price” initially means the amount set forth on the Certificate first issued with respect to the Warrants represented thereby; provided, however, that the Strike Price is subject to adjustment pursuant to

Sections 5(e) and 5(f), in each case in accordance with the limitations set forth in Section 5(f)(i). Each reference in this Warrant Agreement or any Certificate to the Strike Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Strike Price immediately after the Close of Business on such date.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 5(f)(ii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 5(e)(i)(5).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)       such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the Holders thereof the rights, set forth in, this Warrant Agreement. Subject to the terms of this Warrant Agreement, each Warrant will be exercisable for Partnership Units based on the Warrant Entitlement and Strike Price.

“Warrant Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Warrant Entitlement” initially means 1.0000 Partnership Unit per Warrant; provided, however, that the Warrant Entitlement is subject to adjustment pursuant to Sections 5(e) and 5(f). Each reference in this Warrant Agreement or any Certificate to the Warrant Entitlement as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Warrant Entitlement immediately after the Close of Business on such date.

Section 2. Rules of Construction.

For purposes of this Warrant Agreement:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision of this Warrant Agreement, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)       the exhibits, schedules and other attachments to this Warrant Agreement are deemed to form part of this Warrant Agreement.

Section 3. The Warrants.

(a)     Original Issuance of Warrants. On the Initial Issue Date, there will be originally issued an aggregate of Eleven Million Seven Hundred Sixty Thousand (11,760,000) Warrants, which Warrants will be initially registered in the name of the purchaser listed on Schedule 1 to the Purchase Agreement and in the individual amounts set forth therein.

(b)     Form, Dating and Denominations.

(i)       Form and Date of Certificates Representing Warrants. Each Certificate representing any Warrant will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage; and (3) be dated as of the date it is executed by the Company.

(ii)       Electronic Certificates; Physical Certificates. The Warrants will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, including as set forth in Section 3(g).

(iii)       Electronic Certificates; Interpretation. For purposes of this Warrant Agreement, (1) each Electronic Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Warrant Agreement to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the A&R LPA and any related requirements of the Registrar, in each case for the issuance of Warrants in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company.

(iv)       No Bearer Certificates; Denominations. The Warrants will be issued only in registered form and only in denominations equal to a whole numbers of Warrants.

(v)       Registration Numbers. Each Certificate representing any Warrant(s) will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Warrant.

(c)     Execution and Delivery. A duly authorized officer of the Company will sign each Certificate representing any Warrant on behalf of the Company by manual or facsimile signature.

(d)     Method of Payment. The Company will pay all cash amounts due on any Warrant of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that the Company will instead pay such cash amounts by wire transfer of immediately available funds to the account of such Holder specified in a written request of such Holder delivered to the Company no later than the Close of Business on the date that is three (3) Business Days immediately before the date such payment is due (or specified in the related Exercise Notice, if applicable).

(e)     Registrar.

(i)       Generally. The Company designates its principal U.S. executive offices as an office or agency where Warrants may be presented for registration of transfer or for exchange and exercise (the “Registrar”). At all times when any Warrant is outstanding, the Company will maintain an office in the continental United States constituting the Registrar.

(ii)       Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of Warrants held by each Holder and the transfer, exchange and exercise of the Warrants. Absent manifest error, the entries in the Register will be conclusive and the Company may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(f)     Legends.

(i)       Restricted Security Legend. Each Certificate representing any Warrant that is a Transfer-Restricted Security will bear the Restricted Security Legend.

(ii)       Other Legends. The Certificate representing any Warrant shall not bear any other legend or text, unless required by applicable law or by any securities exchange or automated quotation system on which such Warrant is traded or quoted; provided, however, that any such legend shall be promptly removed at which time as such legend is no longer required.

(iii)       Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Warrant represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)       Legends on Exercise Units. Each Exercise Unit will bear a legend substantially to the same effect as the Restricted Security Legend if the Warrant upon the exercise of which such Exercise Unit was issued was (or would have been had it not been exercised) a Transfer-Restricted Security at the time such Exercise Unit was issued; provided, however, that such Exercise Unit shall not bear such a legend, and the Company shall promptly cause any such legend to be removed, if (i) the Exercise Unit would not be a Transfer-Restricted Security or (ii) the Company determines, in its reasonable discretion, that such Exercise Unit need not bear such a legend.

(g)     Transfers and Exchanges; Certain Transfer Restrictions.

(i)       Provisions Applicable to All Transfers and Exchanges.

(1)       No Services Charge. The Company will not impose any service charge on any Holder for any transfer, exchange or exercise of any Warrant.

(2)       No Transfers or Exchanges of Fractional Warrants. Notwithstanding anything to the contrary in this Warrant Agreement, all transfers or exchanges of Warrants must be in an amount representing a whole number of Warrants, and no fractional Warrant may be transferred or exchanged.

(3)       Legends. Each Certificate representing any Warrant that is issued upon transfer of, or in exchange for, another Warrant will bear each legend, if any, required by Section 3(f).

(4)       Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Warrant, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)       Transfers and Exchanges of Warrants.

(1)       Subject to this Section 3(g), a Holder of any Warrant(s) represented by a Certificate may (x) transfer any whole number of such Warrant(s) to one or more other

Person(s); and (y) exchange any whole number of such Warrant(s) for an equal number of Warrants represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must deliver an Assignment Form to the Company and (A) if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company or the Registrar; and (B) deliver to the Company and the Registrar such certificates or other documentation or evidence as the Company and the Registrar may reasonably require to determine that such transfer complies with applicable securities laws.

(2)       Upon the satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any whole number of a Holder’s Warrant(s) represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(g)(ii)(2)):

(A)       such old Certificate will be promptly cancelled pursuant to  Section 3(l);

(B)       if only part of the Warrants represented by such old Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f);

(C)       in the case of a transfer to a transferee, the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(f); and

(D)       in the case of an exchange, the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(f).

(iii)       Transfers of Warrants Subject to Exercise. Notwithstanding anything to the contrary in this Warrant Agreement, the Company and the Registrar will not be required to register the transfer of or exchange any Warrant that has been surrendered for exercise.

(iv)       Transfers and Exchanges of Exercise Units. Subject to Sections 9.02(c), 9.02(d) and 9.02(g) of the A&R LPA, each Holder of Exercise Units may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Exercise Units, or any of such Holder’s economic rights as a Holder of Exercise Units, whether voluntarily or by operation of law or at judicial sale or otherwise. Any such assignee of Exercise Units shall be deemed admitted as a Limited Partner (as defined in the A&R LPA) of the Company pursuant to Section 9.03 of the A&R LPA.

(h)     Exchange and Cancellation of Exercised Warrants.

(i)       Partial Exercises of Physical Certificates. If only a portion of a Holder’s Warrants represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(i)) is exercised pursuant to Section 5, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such exercise, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(g)(ii), for (1) one or more Physical Certificates that each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Physical Certificate that are not to be so exercised and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of Warrants equal to the number of Warrants represented by such old Physical Certificate that are to be so exercised, which Physical Certificate will be exercised pursuant to the terms of this Warrant Agreement; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such Warrants subject to such exercise are deemed to cease to be outstanding pursuant to Section 3(m).

(ii)       Cancellation of Warrants that Are Exercised. If a Holder’s Warrant(s) represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) are exercised pursuant to Section 5, then, promptly after the later of the time such Warrant(s) are deemed to cease to be outstanding pursuant to Section 3(m) and the time such old Certificate is surrendered for such exercise, (1) such old Certificate will be cancelled pursuant to Section 3(l); and (2) in the case of a partial exercise, the Company will issue, execute and deliver to such Holder, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Certificate that are not to be so exercised; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)     Replacement Certificates. If a Holder of any Warrant(s) claims that the Certificate(s) representing such Warrant(s) have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in accordance with Section 3(c), a replacement Certificate representing such Warrant(s) upon surrender to the Company or the Registrar of such mutilated Certificate, or upon delivery to the Company or the Registrar of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company and the Registrar. In the case of a lost, destroyed or wrongfully taken Certificate representing any Warrant(s), the Company and the Registrar may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Registrar to protect the Company and the Registrar from any loss that any of them may suffer if such Certificate is replaced. Every replacement Warrant issued pursuant to this Section 3(i) will, upon such replacement, be deemed to be an outstanding Warrant, entitled to all of the benefits of this Warrant Agreement equally and ratably with all other Warrants then outstanding.

(j)     Registered Holders. Only the Holder of any Warrant(s) will have rights under this Warrant Agreement as the owner of such Warrant(s).

(k)     No Rights as a Unitholder. Except as otherwise specifically provided in this Warrant Agreement or the Certificate of Designations, prior to the time at which a Holder that exercises any Warrant is deemed to become the holder of record of the Exercise Unit(s) issuable to settle such exercise, (i) the Holder shall not be entitled to vote or receive distributions on, or be deemed the holder of, such Exercise Unit(s) for any purpose; and (ii) nothing contained in this Warrant Agreement will be construed to confer upon the Holder, as such, any of the rights of a partner of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

(l)     Cancellation. The Company may at any time deliver any Warrant to the Registrar for cancellation. The Company will forward to the Registrar each Warrant duly surrendered to them for transfer, exchange, payment or exercise. The Company will cause the Registrar to promptly cancel all Warrants so surrendered to it in accordance with its customary procedures.

(m)     Outstanding Warrants.

(i)       Generally. The Warrants that are outstanding at any time will be deemed to be those Warrants that, at such time, have been duly executed by the Company, excluding those Warrants that have theretofore been (1) cancelled by the Registrar or delivered to the Registrar for cancellation in accordance with Section 3(l); (2) paid or settled in full upon their exercise in accordance with this Warrant Agreement; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(m).

(ii)       Replaced Warrants. If any Certificate representing any Warrant is replaced pursuant to Section 3(i), then such Warrant will cease to be outstanding at the time of such replacement, unless the Registrar and the Company receive proof reasonably satisfactory to them that such Warrant is held by a “bona fide purchaser” under applicable law.

(iii)       Exercised Warrants. If any Warrant(s) are exercised, then, at the Close of Business on the Exercise Date for such exercise (unless there occurs a default in the delivery of the Exercise Consideration due pursuant to Section 5 upon such exercise): (1) such Warrant(s) will be deemed to cease to be outstanding; and (2) the rights of the Holder(s) of such Warrant(s), as such, will terminate with respect to such Warrant(s), other than the right to receive such Exercise Consideration as provided in Section 5.

(iv)       Warrants Remaining Unexercised as of the Exercise Period Expiration Date. If any Warrant(s) are otherwise outstanding as of the Close of Business on the Exercise Period Expiration Date, then such Warrant(s) will cease to be outstanding as of immediately after the Close of Business on the Exercise Period Expiration Date.

Section 4. Right of Redemption by the Company.

(a)     Company Redemption. The Company shall have the right to redeem all outstanding Warrants for cash (the “Redemption Right”) if the volume-weighted average price of the Common Stock for the ninety (90) consecutive Trading Days ending on the fifth anniversary of the Initial Issue Date (or, if such date is not a Trading Day, the immediately preceding Trading Day) (the “Redemption Measurement Date”) as reported by Bloomberg Financial Markets (without regard to after-hours trading or any other trading outside of the regular trading session) (the “Redemption VWAP”) is less than $21.00 (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification). The Redemption Right may only be exercised once and, if exercised, must be exercised in redemption of all outstanding Warrants at such time (and not only for a portion thereof). Except as set forth in this Section 4, the Company does not have the right to redeem the Warrants at its election.

(b)     Redemption Notice and Date. In the event the Company exercises its Redemption Right, it shall promptly deliver written notice to all Holders of outstanding Warrants (a “Redemption Notice”), which notice shall set forth (i) the redemption date fixed by the Company, which date shall not be less than ten (10) days following the date of delivery of the Redemption Notice and not more than thirty (30) days following the Redemption Measurement Date (the “Redemption Date”), (ii) the Company’s calculation of the Redemption VWAP (in reasonable detail), and (iii) the Redemption Price (as determined pursuant to Section 4(c) below). For the avoidance of doubt, any failure to deliver a Redemption Notice in compliance with this Section 4(b) shall forfeit the Company’s Redemption Right unless cured by subsequent deliver of a compliant Redemption Notice within the prescribed time period.

(c)     Redemption Price. Any Warrants redeemed pursuant to this Section 4 shall be redeemed for cash at a price per Warrant (the “Redemption Price”) determined (i) using a Black-Scholes valuation methodology mutually agreed to by the Company and the initial Holder, which shall be based on the observed volatility and Redemption VWAP of the Common Stock for the ninety (90) consecutive Trading Days ending on the Redemption Measurement Date, and (ii) shall be conclusively determined by an independent third-party valuation firm mutually agreed to by the Company and the initial Holder (at the sole expense of the Company). The Company and the initial Holder agree to cooperate as may be necessary and appropriate to select a valuation firm and determine the Redemption Price. The Redemption Price shall be paid in cash by wire transfer of immediately available funds prior to the close of business on the Redemption Date. Any amounts unpaid thereafter shall accrue interest at a rate of 10.0% per annum, compounding monthly.

(d)     Exercise After Notice of Redemption. The Warrants may be exercised at any time prior to the Redemption Date, including after deliver of the Redemption Notice.

Section 5. Exercise of Warrants.

(a)     Generally. The Warrants may be exercised only pursuant to the provisions of this Section 5.

(b)     Exercise of Warrants.

(i)       Exercise Right; When Warrants May Be Submitted for Exercise. Subject to Section 5(c)(ii), Holders will have the right to submit all, or any whole number of Warrants that is less than all, of their Warrants for Exercise at any time during the Exercise Period.

(ii)       Exercises of Fractional Warrants Not Permitted. Notwithstanding anything to the contrary in this Warrant Agreement, in no event will any Holder be entitled to exercise a number of Warrants that is not a whole number.

(c)     Exercise Procedures.

(i)       Generally. To exercise any Warrant represented by a Certificate, the Holder of such Warrant must (a) complete, sign and deliver to the Company an Exercise Notice (at which time, in the case such Certificate is an Electronic Certificate, such Exercise will become irrevocable, expect as otherwise provided herein); (b) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Company (at which time such Exercise will become irrevocable, expect as otherwise provided herein); and (c) subject to Section 5(f), deliver the Aggregate Strike Price for such exercise in accordance with Section 5(c)(ii) (if Physical Settlement applies to such exercise).

(ii)       Delivery of Aggregate Strike Price. Subject to Section 5(f), the Holder of an exercised Warrant that will be settled by Physical Settlement will deliver the Aggregate Strike Price for such exercise to the Company in any combination of the following: (A) in cash by (x) certified or official bank check payable to the order of the Company and delivered to the Company at its principal executive offices in the United States; or (y) such other method as may be acceptable to the Company; or (B) on a cashless basis. If any portion of the Aggregate Strike Price is to be paid in cash, then such portion will be deemed to have been paid on the date on which such cash is actually received by the Company.

(d)     Settlement upon Exercise.

(i)       Settlement Method. Upon the exercise of any Warrant, the Company will settle such exercise by paying or delivering, as applicable and as provided in this Section 5(d), Partnership Units in the amounts set forth in either (x) Section 5(d)(ii)(1) (a “Physical Settlement”); or (y) Section 5(d)(ii)(2) (a “Cashless Settlement”). The Settlement Method applicable to the exercise of any Warrant will be the Settlement Method set forth in the Optional Exercise Notice for such exercise.

(ii)       Exercise Consideration. Subject to Section 5(f) and Section 7(b), the consideration due upon settlement of the exercise of each Warrant will consist of the following:

(1)       Physical Settlement. If Physical Settlement applies to such exercise, a number of Partnership Units equal to the Warrant Entitlement in effect immediately after the Close of Business on the Exercise Date for such exercise; or

(2)       Cashless Settlement. If Cashless Settlement applies to such exercise, a number of Partnership Units equal to the greater of (x) zero; and (y) an amount equal to:

where:

WE	= the Warrant Entitlement in effect immediately after the Close of Business on the Exercise Date for such exercise;
VP	= the Last Reported Sale Price per share of Common Stock on the Exercise Date for such exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day); and
SP	= the Strike Price in effect immediately after the Close of Business on such Exercise Date.

(iii)       Payment of Cash in Lieu of any Fractional Partnership Units. Subject to Section 7(b), in lieu of delivering any fractional Partnership Unit otherwise due upon exercise of any Warrant, the Company will pay cash based on the Last Reported Sale Price per share of Common Stock on the Exercise Date for such exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day).

(iv)       Delivery of Exercise Consideration. Except as provided in Sections 5(e)(i)(3)(B), 5(e)(i)(5), 5(e)(iii) and 5(f)(i)(C), the Company shall cause Exhibit A of the A&R LPA to be amended to reflect the issuance of all Exercise Units to the Holder or its designee (as set forth in such Exercise Notice) within two (2) Business Days following the date that a Holder delivers an Exercise Notice and the Aggregate Strike Price (other than in the case of a cashless exercise). Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes, and for purposes of Regulation SHO under the Exchange Act, to have become the holder of record of the Exercise Units with respect to which such Warrant has been exercised, irrespective of the date of delivery of the Exercise Units, provided that payment of the Aggregate Strike Price (other than in the case of a cashless exercise) is received by the Company.

(v)       Delivery of New Warrants Upon Exercise. If a Warrant is exercised in part, the Company shall, at the request of a Holder and upon surrender of such Warrant, at the time of delivery of the Exercise Consideration, deliver to the Holder a new Warrant evidencing the rights of the Holder with respect to any unexercised balance of the Warrant.

(vi)       Charges, Taxes and Expenses. Issuance of Exercise Units and any other Exercise Consideration shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance and delivery thereof, all of which taxes and expenses shall be paid by the Company, and all Exercise Units shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

(e)     Strike Price and Warrant Entitlement Adjustments.

(i)       Events Requiring an Adjustment to the Strike Price and the Warrant Entitlement. Each of the Strike Price and the Warrant Entitlement will be adjusted from time to time as follows:

(1)       Stock Dividends, Splits and Combinations. If the Company issues solely Partnership Units as a dividend or distribution on all or substantially all Partnership Units, or if the Company effects a unit split or a unit combination of the Partnership Units (in each case excluding an issuance solely pursuant to a Partnership Unit Change Event, as to which Section 5(f) will apply), then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the effective date of such dividend, distribution, unit split or unit combination, as applicable;

SP1 = the Strike Price in effect immediately after the Open of Business on such effective date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such effective date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such effective date;

OS0 = the number of Partnership Units outstanding immediately before the Open of Business on such effective date without giving effect to such dividend, distribution, unit split or unit combination; and

OS1 = the number of Partnership Units outstanding immediately after giving effect to such dividend, distribution, unit split or unit combination.

If any dividend, distribution, unit split or unit combination of the type described in this Section 5(e)(i)(1) is declared or announced, but not so paid or made, then each of the Strike Price and the Warrant Entitlement will be readjusted, effective as of the date the Company determines not to pay such dividend or distribution or to effect such unit split or unit combination, to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had such dividend, distribution, unit split or unit combination not been declared or announced.

(2)       Rights, Options and Warrants. If the Parent distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 5(e)(i)(3)(A) will apply) entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	= the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

Y	= a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5(e)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Parent receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be reasonably determined in good faith by the Board of Directors upon advice of its financial and other advisors.

(3)       Spin-Offs and Other Distributed Property.

(A)       Distributions Other than Spin-Offs. If the Parent distributes shares of its Capital Stock, evidences of the Parent’s indebtedness or other assets or property of the Parent, or rights, options or warrants to acquire the Parent’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(I)       dividends, distributions, rights, options or warrants for which an adjustment to the Strike Price and the Warrant Entitlement is required pursuant to Section 5(e)(i)(2);

(II)       dividends or distributions paid exclusively in cash for which an adjustment to the Strike Price and the Warrant Entitlement is required pursuant to Section 5(e)(i)(4);

(III)       rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5(e)(v);

(IV)       Spin-Offs for which an adjustment to the Strike Price and the Warrant Entitlement is required pursuant to Section 5(e)(i)(3)(B); and

(V)       a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5(e)(i)(5) will apply,

then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

P	= the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV	= the fair market value (as reasonably determined by the Company or Parent in good faith upon advice of its financial and other advisors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than P, then, in lieu of the foregoing adjustments to the Strike Price and the Warrant Entitlement, each Holder will receive from the Company, for each Warrant held by such Holder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Warrant Entitlement multiplied by the Conversion Factor in effect on such Record Date.

To the extent such distribution is not so paid or made, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid.

(B)       Spin-Offs. If the Parent distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Parent to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Partnership Unit Change Event as applied to the Common Stock pursuant to Section 5(f)(ii), as to which Section 5(f) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5(e)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

P	= the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period; and
FMV	= the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

The adjustment to the Strike Price and the Warrant Entitlement pursuant to this Section 5(e)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If any Warrant is exercised and the Exercise Date for such exercise occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Warrant Agreement, the Company will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the Last Trading Day of the Spin-Off Valuation Period; provided, however, that in the case such delayed settlement would be necessary, the Holder may elect instead to forego such adjustment and the Company shall not be entitled to any such delay.

To the extent any dividend or distribution of the type described in this Section 5(e)(i)(3)(B) is declared but not made or paid, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)       Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

P	= the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	= the cash amount distributed per share of Common Stock in such dividend or distribution.

provided, however, that, if D is equal to or greater than P, then, in lieu of the foregoing adjustments to the Strike Price and the Warrant Entitlement, each Holder will receive from the Company, for each Warrant held by such Holder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Warrant Entitlement multiplied by the Conversion Factor in effect on such Record Date. To the extent such dividend or distribution is declared but not made or paid, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)       Tender Offers or Exchange Offers. If the Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (reasonably determined as of the Expiration Time by the Parent or the Company in good faith upon advice of its financial and other advisors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the time such tender or exchange offer expires (the “Expiration Time”);

SP1 = the Strike Price in effect immediately after the Expiration Time;

WE0 = the Warrant Entitlement in effect immediately before the Expiration Time;

WE1 = the Warrant Entitlement in effect immediately after the Expiration Time;

P	= the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	= the aggregate value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Strike Price will in no event be adjusted up, and the Warrant Entitlement will in no event be adjusted down, pursuant to this Section 5(e)(i)(5), except to the extent provided in the last paragraph of this Section 5(e)(i)(5).

The adjustment to the Strike Price and the Warrant Entitlement pursuant to this Section 5(e)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If any Warrant is exercised and the Exercise Date for such exercise occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Warrant Agreement, the Company will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period; provided, however, that in the case such delayed settlement would be necessary, the Holder may elect instead to forego such adjustment and the Company shall not be entitled to any such delay.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(6)       Degressive Issuances. Subject to Section 5(f), if, on or after the Initial Issue Date, the Parent or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, Partnership Units or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock or Partnership Unit, as applicable, that is less than the Strike Price in effect (before giving effect to the adjustment required by this Section 5(e)(i)(6)) as of the date of the issuance or sale of such shares, units or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Strike Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:
SP	= the Strike Price in effect immediately before giving effect to the adjustment required by this Section 5(e)(i)(6);
OS	= the number of shares of Common Stock or Partnership Units (as applicable) outstanding immediately before such Degressive Issuance, plus, without duplication, the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying all Equity-Linked Securities of the Parent or the Company (as applicable) (other than the Equity-Linked Securities, if any, issued or sold in such Degressive Issuance) outstanding immediately before such Degressive Issuance;
EP	= such Effective Price per share of Common Stock or Partnership Unit (as applicable) in such Degressive Issuance; provided, however, that if such Degressive Issuance involves the issuance or sale of shares of Common Stock, Partnership Units or Equity-Linked Securities (as applicable) at differing Effective Prices, then EP will be calculated as the weighted-average of such Effective Prices, with each such Effective Price being weighted by the number of shares of Common Stock or Partnership Units (as applicable) issued or sold at such Effective Price in such Degressive Issuance or the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities issued or sold at such Effective Price in such Degressive Issuance, as applicable; and
X	= the sum, without duplication, of (x) the total number of shares of Common Stock or Partnership Units (as applicable) issued or sold in such Degressive Issuance, and (y) the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that: (A) the Strike Price will not be adjusted pursuant to this Section 5(e)(i)(6) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock or Partnership Units (as applicable) pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock or Partnership Units (as applicable) for purposes of this Section 5(e)(i)(6) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 5(e)(i)(6)); and (C) in no event will the Strike Price be increased pursuant to this Section 5(e)(i)(6). For purposes of this Section 5(e)(i)(6), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Strike Price.

(ii)       No Adjustments in Certain Cases.

(1)       Where Holders Participate in the Transaction or Event Without Exercising. Notwithstanding anything to the contrary in Section 5(e)(i), the Company is not required to adjust the Strike Price or the Warrant Entitlement for a transaction or other event otherwise requiring an adjustment pursuant to Section 5(e)(i) (other than a unit split or combination of the type set forth in Section 5(e)(i)(1) or a tender or exchange offer of the type set forth in Section 5(e)(i)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Warrants, in such transaction or event without having to exercise such Holder’s Warrants and as if such Holder had owned, on the Record Date for such transaction or event, a number of shares of Common Stock equal to the product of (i) the Warrant Entitlement multiplied by the Conversion Factor in effect on such Record Date; and (ii) the number of Warrants held by such Holder on such Record Date.

(2)       Certain Events. The Company will not be required to adjust the Strike Price or the Warrant Entitlement except pursuant to Section 5(e)(i). Without limiting the foregoing, the Company will not be required to adjust the Strike Price or the Warrant Entitlement on account of:

(A)       the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(B)       the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries, which plan or program is conducted in the ordinary course of business and consistent with the Company’s past practice;

(C)       the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date and pursuant to the terms of any such security as in effect as of the Initial Issue Date; or

(D)       solely a change in the par value of the Common Stock.

(iii)       Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1)       a Warrant is exercised;

(2)       the Record Date, effective date or Expiration Time for any event that requires an adjustment to the Strike Price pursuant to Section 5(e)(i) has occurred on or before the Exercise Date for such exercise, but an adjustment to the Strike Price or the Warrant Entitlement for such event has not yet become effective as of such Exercise Date;

(3)       the Exercise Consideration due upon such exercise includes any whole Partnership Units; and

(4)       such Partnership Units are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such exercise, the Company will, without duplication, give effect to such adjustment on such Exercise Date. In such case, if the date on which the Company is otherwise required to deliver the Exercise Consideration due upon such exercise is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such exercise until the second (2nd) Business Day after such first date; provided, however, that in the case such delayed settlement would be necessary, the Holder may elect instead to forego such adjustment and the Company shall not be entitled to any such delay.

(iv)       Adjustments Where Exercising Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1)       an adjustment to the Strike Price or the Warrant Entitlement for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5(e)(i);

(2)       a Warrant is exercised;

(3)       the Exercise Date for such exercise occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(4)       the Exercise Consideration due upon such exercise includes any whole Partnership Units based on a Strike Price or Warrant Entitlement that is adjusted for such dividend or distribution; and

(5)       such Partnership Units would be entitled to participate in such dividend or distribution,

then such adjustment will not be given effect for such exercise and the Partnership Units issuable upon such exercise based on such unadjusted Strike Price and unadjusted Warrant Entitlement will not be entitled to participate in such dividend or distribution, but there will be added, to the Exercise Consideration otherwise due upon such exercise, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Partnership Units had such Partnership Units been entitled to participate in such dividend or distribution.

(v)       Determination of the Number of Outstanding Shares. For purposes of Section 5(e)(i), the number of shares of Common Stock or Partnership Units outstanding at any time will (1) include shares or units issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock or Partnership Units; and (2) exclude shares of Common Stock held in the Parent’s treasury or Partnership Units held in the Company’s treasury (unless the Parent or the Company, as applicable, pays any dividend or makes any distribution on such shares or units held in its treasury).

(vi)       Rounding of Calculations. All calculations with respect to the Strike Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and all calculations with respect to the Warrant Entitlement and adjustments thereto will be made to the nearest 1/10,000th of a Partnership Unit (with 5/100,000ths rounded upward).

(vii)       Equitable Adjustments. It is the intent of the Parent, the Company and the Holders that the adjustments to the Warrant Entitlement and the Strike Price of the Warrants as a result of actions taken by the Parent or the Company in the manners described in Section 5(e)(i) be addressed equitably and in a manner so as to preserve the economic interests of the Holders hereunder. In furtherance and without limitation of the foregoing, the Parent, the Company and the Holders agree that (a) no adjustment shall be duplicated when applicable to substantially similar actions taken by both the Parent and the Company in accordance with Section 5(e)(i) unless the context requires otherwise or when such adjustments would be accounted for in the A&R LPA or by the Conversion Factor in connection with an exercise of an Exchange Right with respect to the Exercise Units and (b) an adjustment shall be made in accordance with Section 5(e)(i) when applicable to an action taken by the Parent or the Company, whether the Parent or the Company is specifically named in any such provision of Section 5(e)(i), so long as one of the Parent or the Company is named in such provision.

(viii)       Statement Regarding Adjustments. Whenever the Strike Price Warrant Entitlement shall be adjusted (or there shall be any other adjustment to the terms of any Warrant), the Company shall, within five (5) Business Days thereafter, send a written notice to each Holder, including a statement showing in reasonable detail the facts requiring such adjustment and the Strike Price and Warrant Entitlement that shall be in effect after such adjustment.

(f)     Effect of Partnership Unit Change Event.

(i)       Generally. If there occurs any:

(1)       recapitalization, reclassification or change of the Partnership Unit, other than (x) changes solely resulting from a subdivision or combination of the Partnership Unit, (y) a change only in par value or from par value to no par value or no par value to par value or (z) unit splits and unit combinations that do not involve the issuance of any other series or class of securities;

(2)       consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)       sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)       other similar event,

and, as a result of which, the Partnership Unit is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Partnership Unit Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Partnership Unit would be entitled to receive on account of such Partnership Unit Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Warrant Agreement,

(A)       from and after the effective time of such Partnership Unit Change Event, (I) the consideration due upon exercise of any Warrant will be determined in the same manner as if each reference to any number of Partnership Units in this Section 5 or in Section 6, or in any related definitions, were instead a reference to the same number of Reference Property Units;

(B)       if such Reference Property Unit includes, but does not consist entirely of, cash (it being understood, for the avoidance of doubt, that clause (C) below will apply instead of this clause (B) if such Reference Property Unit consists entirely of cash), then, from and after the effective time of such Partnership Unit Change Event, there will be deducted or removed, as applicable, from the Aggregate Strike Price otherwise payable to exercise any Warrant pursuant to

Section 5(c), and from the cash that would otherwise be included in the Exercise Consideration due, pursuant to Section 5(d), to settle such exercise, in each case pursuant to Physical Settlement, a cash amount, per Warrant, equal to the product of (I) the Warrant Entitlement on the Exercise Date for such exercise; and (II) the lesser of (x) the Strike Price on the Exercise Date for such exercise; and (y) the amount of cash included in such Reference Property Unit;

(C)       if such Reference Property Unit consists entirely of cash, then (I) from and after the effective time of such Partnership Unit Change Event, no delivery of the Aggregate Strike Price will be required to exercise any Warrant; and (II) the Company will settle each exercise of any Warrant whose Exercise Date occurs on or after the date of the effective time of such Partnership Unit Change Event by paying, on or before the tenth (10th) Business Day immediately after such Exercise Date, cash in an amount, per Warrant, equal to the product of (I) the Warrant Entitlement; and (II) the excess, if any, of (x) the amount of cash included in such Reference Property Unit over (y) the Strike Price (it being understood, for the avoidance of doubt, that the amount set forth in this clause (II) will be zero if the amount set forth in clause (x) is not greater than the amount set forth in clause (y)); and

(D)       for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, reasonably determined in good faith by the Company upon the advice of its financial and other advisors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Partnership Unit, by the holders of Partnership Units. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)       Execution of Supplemental Instruments. On or before the date the Partnership Unit Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Partnership Unit Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable (which supplemental instruments will, for the avoidance of doubt, not require the consent of any Holder) to (y) provide for subsequent adjustments to the Strike Price and the Warrant Entitlement pursuant to Section 5(e)(i) in a manner consistent with this Section 5(f); and (z) contain such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 5(f)(i). If the Successor Person is not the Company, or the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then the Company will cause such Successor Person or Person, as applicable, to execute and deliver a joinder to this Warrant Agreement assuming the obligations of the Company under this Warrant Agreement, or the obligation to deliver such Reference Property upon exercise of the Warrants, as applicable. To the extent that any such events described in this Section 5(f) occur with respect to the Common Stock, then the provisions of this Section 5(f) shall apply with respect to the Common Stock, mutatis mutandis, in such a manner as to preserve the economic interests of the Holders hereunder.

(iii)       Notice of Partnership Unit Change Event. The Company will provide notice of each Partnership Unit Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Partnership Unit Change Event.

(g)     Restrictions.

(i)       Principal Market Limitation. Notwithstanding anything to the contrary in this Warrant Agreement, unless and until the Requisite Stockholder Approval is obtained, (i) without the prior written consent of each affected Holder, neither the Parent nor the Company will effect any transaction or otherwise take any action that would result in an adjustment to the Strike Price or the Warrant Entitlement in a manner that, following such adjustment, approval of the Parent’s stockholders would be required in order for the Parent to satisfy the Exchange Right with respect to the maximum number of Partnership Units issuable upon exercise of all outstanding Warrants in shares of Common Stock, and (ii) in no event shall any shares of Common Stock be delivered in satisfaction of such Exchange Right in an amount or at such prices as would be in contravention of applicable listing standards of the New York Stock Exchange, including New York Stock Exchange Listing Rule 312.03 (or any successor rules).

(ii)       Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Parent may not elect to deliver any shares of Common Stock in exchange for Partnership Units or Warrants submitted for redemption by a Holder pursuant to Section 8(b) to the extent that delivery of such shares of Common Stock would, upon giving effect to such delivery, cause (i) the aggregate number of shares of Common Stock (or the combined voting power of the securities of the Parent) beneficially owned by the Holder, its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, to exceed 9.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company (or the combined voting power of all of the securities of the Company) following such delivery. By written notice to the Company, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice, or remove such limitation in its entirety; provided, however, that any such modification or removal of the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(iii)       Regulatory Approvals. Notwithstanding anything to the contrary in this Warrant Agreement, no Partnership Units will be issued or delivered upon Exercise of any Warrant unless all filings, notifications, expirations of waiting periods, waivers and approvals necessary under Antitrust Laws have been satisfied, as contemplated by Section 8(a).

Section 6. Certain Provisions Relating to the Issuance of Partnership Units.

(a)     Equitable Adjustments to Prices. Whenever this Warrant Agreement requires the Parent or the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate or an adjustment to the Strike Price), the Parent and the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Strike Price pursuant to Section 5(e)(i) that becomes effective, or any event requiring such an adjustment to the Strike Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)     Reservation of Partnership Units. At all times when any Warrant is outstanding, the Company will reserve (out of its authorized and not outstanding Partnership Units that are not reserved for other purposes), for delivery upon exercise of the Warrants, a number of Partnership Units that would be sufficient to settle the exercise of all Warrant(s) then outstanding (assuming, for these purposes, that each such Warrant is settled by the delivery of a number of Partnership Units equal to the then-applicable Warrant Entitlement).

(c)     Status of Partnership Units. Each Partnership Unit delivered upon exercise of any Warrant of any Holder will be a newly issued or treasury unit and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such Partnership Unit will be delivered).

(d)     Taxes Upon Issuance of Partnership Units. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any Partnership Units upon exercise of any Warrant of any Holder. For the avoidance of doubt, no delay or failure by the Company to deliver any such taxes shall delay delivery of Exercise Units by the date required under this Agreement.

Section 7. Calculations.

(a)     Responsibility; Schedule of Calculations. Except as otherwise provided in this Warrant Agreement, the Company will be responsible for making all calculations called for under this Warrant Agreement or the Warrants, including determinations of the Strike Price and the Last Reported Sale Prices. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)     Calculations Aggregated for Each Holder. The composition of the Exercise Consideration due upon exercise of any Warrant of any Holder will be computed based on the total number of Warrants of such Holder being exercised with the same Exercise Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 8. Additional Agreements.

(a)     Regulatory Filings. To the extent required in connection with the exercise of any Warrants (the “Exercise Transactions”), the Company and the Holder shall as soon as reasonably practicable (but in no event more than 10 business days) following written request by Holder, make any filings and apply for any approvals or consents that are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other applicable Antitrust Laws with respect to the Exercise Transactions and the Company and Holder shall, to the extent permitted under applicable law, (i) cooperate and coordinate, subject to all applicable privileges (including the attorney-client privilege), with the other in the making of any filings or submissions that are required to be made under any applicable Antitrust Laws or requested to be made by any Governmental Authority in connection with the Exercise Transactions, (ii) supply the other or its outside counsel with any information that may be required or requested by any Governmental Authority in connection with such filings or submissions, (iii) supply any additional information that may be required or requested by the Federal Trade Commission, the Department of Justice, or other Governmental Authorities in which any such filings or submissions are made under any applicable Antitrust Laws as promptly as practicable, and (iv) use their respective reasonable best efforts consistent with applicable law to cause the expiration or termination of the applicable waiting periods under any applicable Antitrust Laws as soon as reasonably practicable. Subject to applicable law relating to the exchange of information, the Holder shall have the right, with reasonable consideration of the Company’s comments, (x) to direct all matters with any Governmental Authority relating to the Exercise Transactions and (y) to review in advance, and direct the revision of, any filing, application, notification, or other document to be submitted by the Company to any Governmental Authority under any Antitrust Law. Neither party shall, without the prior written consent of the other party (which shall not be unreasonably withheld), participate in any meeting or substantive discussion with any Governmental Authority relating to the Exercise Transactions unless such party consults with the other party in advance and, to the extent permitted by such Governmental Authority, grants the other party the opportunity to attend and participate in such discussions. In furtherance of this Section 8(a), if any objections are asserted with respect to the Exercise Transactions under the HSR Act, any other applicable Antitrust Law or any other applicable law or if any legal proceeding is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice, or any other Governmental Authority challenging the Exercise Transactions or that would otherwise prohibit or materially impair or delay the consummation of the Exercise Transactions (an “Antitrust Restriction”), the Company and the Holder shall use their respective reasonable best efforts to resolve any such objections or lawsuits or other proceedings (or threatened proceedings) so as to permit consummation of the Exercise Transactions as soon as reasonably practicable. For as long as this Warrant is outstanding, the Company shall (subject to any restrictions on provision of such information under applicable law) as promptly as reasonably practicable provide such information regarding the Company and its subsidiaries as the Holder may reasonably request in order to determine what antitrust requirements may exist with respect to the Exercise Transactions. As used herein, (x) “Antitrust Laws” means the HSR Act and any applicable antitrust, competition or merger control laws or regulations, and (y) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

(b)     Exchange Right. Pursuant to the right of the Company and the holders of Partnership Units to modify the exchange right applicable to the Partnership Units held by them pursuant to Section 8.05(a) of the A&R LPA, the exchange right with respect to the Partnership Units issuable upon exercise of the Warrants shall be subject to this Section 8(b) and shall not be subject to the terms of the exchange right in Section 8.05 of the A&R LPA.

(i)       Subject to Sections 8(b)(ii) and 8(b)(iii), each Holder, in its capacity as a holder of Partnership Units following the exercise of any Warrants, shall have the right (the “Exchange Right”) to require the Company to redeem on a Specified Exchange Date all or a portion of the Partnership Units held by such Holder at an exchange price equal to and in the form of the Cash Amount to be paid by the Company. The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Company (with a copy to the General Partner) by the Holder who is exercising the Exchange Right (the “Exchanging Holder”); provided, however, that the Company shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Partnership Units subject to the Exchange Notice pursuant to Section 8(b)(ii). A Holder may not exercise the Exchange Right for less than 1,000 Partnership Units or, if such Holder holds less than 1,000 Partnership Units, all of the Partnership Units held by such Holder. The Exchanging Holder shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to such Partnership Units if the record date for such distribution is on or after the Specified Exchange Date, except as provided in Section 8(b)(v).

(ii)       Notwithstanding the provisions of Section 8(b)(i), a Holder that exercises the Exchange Right shall be deemed to have also offered to sell the Partnership Units described in the Exchange Notice to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Partnership Units offered for exchange by the Exchanging Holder and shall be treated for all purposes of the A&R LPA as the owner of such Partnership Units;

provided, however, that the General Partner’s right to elect to deliver the REIT Shares Amount shall be subject to the limitations set forth in Sections 5(g)(i), 5(g)(ii), 8(b)(iii) and 8(b)(vi). If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8(b)(ii) with respect to an Exchange Notice, it shall so notify the Exchanging Holder within one (1) Business Day after the receipt by the General Partner of such Exchange Notice. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Exchanging Holder pursuant to this Section 8(b)(ii), the General Partner shall have no obligation to the Exchanging Holder or the Company with respect to the Exchanging Holder’s exercise of an Exchange Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8(b)(ii), the Company shall have no obligation to pay any amount to the Exchanging Holder with respect to such Exchanging Holder’s exercise of such Exchange Right, and each of the Exchanging Holder and the General Partner shall treat the transaction between the General Partner and the Exchanging Holder for federal income tax purposes as a sale of the Exchanging Holder’s Partnership Units to the General Partner.

(iii)       Notwithstanding the provisions of Section 8(b)(i) and Section 8(b)(ii), a Holder shall not be entitled to exercise the Exchange Right if the delivery of Common Stock to such Holder on the Specified Exchange Date by the General Partner pursuant to Section 8(b)(ii) (regardless of whether or not the General Partner would in fact exercise its rights under to Section 8(b)(ii)) would (a) result in such Holder or any other Person owning, directly or indirectly, shares of Common Stock in excess of the ownership limitations described in the Articles of Incorporation (the “Ownership Limits”) and calculated in accordance therewith, taking into account any Excepted Holder Limit of such Holder or other Person, (b) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, or (c) cause the acquisition of Common Stock by such Holder to be “integrated” with any other distribution of Common Stock for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive any of the restrictions on exchange set forth in this Section 8(b)(iii).

(iv)       Notwithstanding anything to the contrary contained in this Agreement, a Holder shall be entitled to deliver an Exchange Notice concurrently with such Holder’s delivery of an Exercise Notice, in each case, covering the same (or in the case of the Exchange Notice, less) Exercise Units to be received upon the exercise of the Warrants, in which such case, the Company and the General Partner shall use reasonable best efforts to combine the procedures for exercise of the Warrants and the exchange of the Exercise Units pursuant to the Exchange Right so as to eliminate any delays between the exercise of the Warrants and the subsequent exchange of the Exercise Units pursuant to this Section 8(b), including by delivering shares of Common Stock without any legends regarding resale restrictions if such shares of Common Stock are being sold by the Exchanging Holder pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act.

(v)       If on or prior to the Specified Exchange Date (i) the Company fails to deliver the Cash Amount or (ii) the General Partner elects to exercise its purchase right under Section 8(b)(ii) and thereafter fails to deliver the applicable Cash Amount or the REIT Shares Amount, as applicable, then the Company or the General Partner, respectively, shall pay the Exchanging Holder interest in an amount equal to 10.0% per annum of the Cash Amount that would have been payable upon exchange of such Partnership Units (regardless of whether such exchange was to be satisfied by delivery of the applicable Cash Amount or the REIT Shares Amount) for the period beginning on the date the applicable Exchange Notice until such exchange is satisfied in full by delivery of the applicable Cash Amount or the REIT Shares Amount (together with any such accrued interest).

Notwithstanding anything herein to the contrary, an Exchanging Holder shall continue to be treated as the Holder of such Partnership Units in all respects during the pendency of any period of non-payment contemplated in this Section 8(b)(v).

(vi)       In the event that any Holder notifies the Company that it intends to exercise its Exchange Right and the General Partner elects to deliver the REIT Shares Amount to such Holder, then the General Partner shall use reasonable best efforts to promptly provide an Excepted Holder Limit to the Holder and one or more of its direct or indirect owners or affiliated entities (collectively, the “Holder Group”), which shall permit them to Beneficially Own (as defined in the Articles of Incorporation) and Constructively Own (as defined in the Articles of Incorporation) the REIT Shares Amount that could be issued upon the exercise of the Exchange Right with respect to all Partnership Units that have been or could be issued upon exercise of the Warrants (assuming the Exchange Right could be exercised in full) (such shares, the “Maximum Share Amount”). As a condition to granting such Excepted Holder Limit, such Holder (and/or one or more of its Affiliates, as appropriate) will provide the General Partner with customary representations (a “Representation Letter”) reasonably acceptable to the General Partner and such Holder on behalf of the members of the Holder Group, provided that such Representation Letter and Excepted Holder Limit shall provide that the members of the Holder Group may own up to 9.9% of any tenant of the General Partner (as determined for purposes of Section 856(d)(2)(B) of the Code) (provided that such ownership by members of the Holder Group does not otherwise cause the General Partner to receive or accrue rent from any tenant described in Section 856(d)(2)(B) of the Code in an amount that would cause the General Partner to not qualify as a REIT) and, so long as rent from any such tenants, in the aggregate, does not exceed one percent (1%) of the General Partner’s gross income in a taxable year, 10% or more of one or more tenants of the General Partner (as determined for purposes of Section 856(d)(2)(B) of the Code). Notwithstanding any other provision of this Agreement to the contrary, in the event that the General Partner and the Holder are unable to agree on the terms of the Excepted Holder Limit or an Excepted Holder Limit is not otherwise issued, the General Partner shall not be entitled to elect to deliver the REIT Shares Amount in exchange for such Partnership Units without the prior written consent of the Holder, unless the members of the Holder Group would not Beneficially Own or Constructively Own Common Stock in excess of the Ownership Limits in the event that all Partnership Units that have been or could be issued upon exercise of the Warrants then owned by such members were exchanged for the REIT Shares Amount. Any terms used in this Section 8(b)(vi) and Section 8(f) and not defined in this Agreement shall have the meaning given in the Articles of Incorporation.

(vii)       In addition to the foregoing, each Holder shall have the right (the “Warrant Exchange Right”) to require the Company to redeem all or a portion of the Warrants held by such Holder. Such Warrant Exchange Right shall be effected as though such Warrants had been exercised for Partnership Units and, concurrently therewith, such Partnership Units were submitted for redemption pursuant to the terms of Sections 8(b)(i) through (v), which shall apply mutatis mutandis to such Warrant Exchange Right, including with respect to the procedures for delivery of an Exchange Notice in respect of such Warrants, the amount and form of the exchange price being based on the Cash Amount for such Warrants, and the right of the General Partner to purchase directly and acquire such Warrants by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion, subject to Section 8(b)(ii)).

(c)     No Adverse Amendments. The Company shall not amend, alter, waive or repeal any provision (including by merger, consolidation, division, transfer or conveyance of all or substantially all of its assets or otherwise) of the A&R LPA, Certificate of Designations, or any similar organizational documents of the Company or any Subsidiary, if such amendment, alteration, waiver or repeal would adversely affect the rights, of any Holder.

(d)     Participation Rights.

(i)       Subject to Section 8(d)(vi), if the Parent or the Company proposes to sell to any Person any Preemptive Securities in a financing transaction for cash (such securities, the “New Securities”), then the Parent or the Company, as applicable, shall first deliver to each Holder a written notice (an “Offer Notice”) setting forth: (i) the aggregate number of New Securities proposed to be sold, (ii) the price per New Security and all other material terms and conditions, (iii) the identity of each Person to whom securities are proposed to be sold (or, if unknown, how such Persons shall be identified), (iv) all written financial information and other disclosures provided by the Parent, the Company or their representatives to any other proposed recipient of the New Securities and (v) an offer to sell to such Holder, on the same terms and conditions described in the Offer Notice, up to a fraction of such New Securities equal to such Holder’s Pro Rata Percentage.

(ii)       A Holder may irrevocably elect to purchase New Securities on the terms set forth in the Offer Notice by delivering a written notice to the Parent or the Company, as applicable, within five (5) Business Days after receipt of the Offer Notice (or such longer period as the Parent or the Company may specify therein) setting forth the amount of New Securities that the Holder desires to purchase (a “Purchase Notice”). If at least one Holder delivers a Purchase Notice for its full Pro Rata Percentage (a “Fully Subscribing Holder”), but one or more other Holders does not deliver a Purchase Notice for its full Pro Rata Percentage (an “Undersubscribing Holder”), then the Parent or the Company, as applicable, shall offer to the Fully Subscribing Holder such portion of the New Securities eligible to be purchased by the Undersubscribing Holders that such Investor Parties did not elect to purchase (the “Undersubscribed New Securities”). Each Fully Holder may offer to purchase up to the full amount of Undersubscribed New Securities and to the extent more than one Fully Subscribing Holders offers to purchase Undersubscribed New Securities, such Undersubscribed New Securities shall be allocated ratably based on such Fully Subscribing Holder’s Pro Rata Percentage.

(iii)       In the event a Holder timely delivers a Purchase Notice, then the sale of New Securities set forth in the Purchase Notice delivered by the Holder shall take place no later than sixty (60) days after the date of the Offer Notice and concurrent with the issuance of New Securities to other Person(s), if any, participating in such sale of New Securities, and the number of New Securities issued to Persons other than the Holder shall be no greater than the number of New Securities described in the Offer Notice minus the number of New Securities elected to be purchased by the Holders in the related Purchase Notice. In the event that no Holders timely deliver a Purchase Notice, then the Parent or the Company, as applicable, shall have the right, but shall not be obligated, to sell no later than sixty (60) days after the date of the Offer Notice up to the number of New Securities described in the Offer Notice. If the New Securities are not sold during such period, the rights of the Holders under this Section 8(d) shall apply to any such proposed sale and the Parent or the Company, as applicable, shall provide a new Offer Notice.

(iv)       New Securities issued hereunder to each Holder shall be on the terms set forth in the related Offer Notice, and New Securities issued to any other Person(s) shall be at a price and on other terms and conditions not more favorable to such Person(s) than those offered to the Holders in the related Offer Notice.

(v)       Each Holder may assign, in whole or in part, their right to purchase New Securities pursuant to this Section 8(d) to any Affiliate and, upon such assignment, such Person shall be entitled to exercise the rights of the Holder under this Section 8(d).

(vi)       The rights of any Holder under this Section 8(d) shall not apply to Preemptive Securities issued pursuant to an Exempt Issuance.

(vii)       If, as a result of the exercise of a right pursuant to this Section 8(d), one or more Holders notify the Parent or the Company, as applicable, within five (5) business days of their exercise of such right that such Holder reasonably believes a Regulatory Approval Condition may apply, then such Holder and the Parent or the Company shall cooperate in accordance with the provisions of Section 8(a) (where references to the Company shall be to the Parent in connection with the offer of New Securities by the Parent) in respect of the Holder’s exercise of a right pursuant to this Section 8(d), mutatis mutandis. The costs and expenses of all activities required pursuant to this Section 8(d)(vii) shall be borne by the Parent or the Company, as applicable.

(viii)       In lieu of the participation rights set forth in this Section 8(d), to the extent the proposed issuance of New Securities will be registered pursuant to the Securities Act to be sold in a transaction in which the Parent has engaged one or more underwriter(s), the Parent will (i) give each Holder advance notice of such proposed issuance as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction, but no less than five (5) Business Days before the public announcement of such transaction and (ii) cause the underwriters to allow each Holder to participate in such proposed issuance in an amount up to the Holder’s Pro Rata Percentage (and giving effect to the over- and under-subscription provisions of Section 8(d)(ii)) on the same terms, conditions and price to be provided to other investors in the proposed issuance of New Securities, subject to the Holder’s compliance with any timing, indication, eligibility and documentation requirements imposed by any underwriter on similarly situated participants in the transaction.

(ix)       Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Section 8(d)(i), the Company may elect to give notice to the Holders within twenty (20) days after the issuance of Preemptive Securities for an amount in excess of $10 million (as aggregated with all issuances of Preemptive Securities since the last Offer Notice was delivered to the Holders), which notice shall describe the type, price and terms of the Preemptive Securities. Each Holder shall have thirty (30) days from the date such notice is given to elect to purchase up to the number of Preemptive Securities that it would have been entitled to purchase under this Section 8(d) had Section 8(d)(i) been complied with on and before the issuance of such Preemptive Securities, and the provisions of Section 8(d) shall apply mutatis mutandis.

(e)     Certain Tax Matters. Notwithstanding anything to the contrary herein, the General Partner shall place appropriate restrictions on the ability of the Limited Partners of the Company to exercise their Exchange Rights as and if deemed necessary to ensure that the Company does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners and take such other actions as may be necessary or appropriate in furtherance of the foregoing. Notwithstanding the foregoing, as long as the Warrants remain outstanding or the Exercise Units have not been redeemed or exchanged pursuant to the terms of this Agreement, the General Partner shall cause the Company not to have more than fifty (50) “partners” within the meaning of U.S. Treasury Regulations Section 1.7704-1(h) and as calculated without regard to the Warrants and the Exercise Units.

(f)     Ownership Limits. So long as any Warrants or Exercise Units are outstanding and are directly or indirectly beneficially owned by the initial Holder or any of its Affiliates, the General Partner shall not decrease the Ownership Limits unless it concurrently grants an Excepted Holder Limit that permits the initial Holder and such Affiliates (together with certain affiliated persons) to Beneficially Own and Constructively Own at least 9.8% (in both value and in number of shares) of the outstanding shares of

Common Stock of the General Partner. As a condition to granting such Excepted Holder Limit, the initial Holder (and/or one or more of its Affiliates, as appropriate) will provide the General Partner with customary representations reasonably acceptable to the General Partner and the initial Holder.

Section 9. Miscellaneous.

(a)     Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:

(i)       If to the Parent or the Company, to it at:

c/o Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Anne A. Hayward
Email: anne.hayward@plymouthrei.com

with a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kbetts@winston.com

(ii)       If to the Holder:

c/o Sixth Street Partners, LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attention: Joshua Peck; Sixth Street Legal
Email: [***]

in each case, with a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Nima J. Movahedi; Bradley A. Helms
Email: nima.movahedi@lw.com; bradley.helms@lw.com

(iii)       Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (San Francisco time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Business Day or later than 5:30 p.m. (San Francisco time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

(b)     Stamp and Other Taxes. The Company will be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Warrant Agreement, except any such tax that is due because a Holder requests any Partnership Units due upon exercise of any Warrant of such Holder to be registered in a name other than such Holder’s name.

(c)     Governing Law; Waiver of Jury Trial. THIS WARRANT AGREEMENT AND THE WARRANTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WARRANT AGREEMENT OR THE WARRANTS, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY WARRANT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT AGREEMENT OR THE WARRANTS.

(d)     Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Agreement or the transactions contemplated by this Warrant Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 9(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Warrant Agreement or by its acceptance of any Warrant) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(e)     No Adverse Interpretation of Other Agreements. Neither this Warrant Agreement nor the Warrants may be used to interpret any other agreement of the Parent or its Subsidiaries or of any other Person, and no such other agreement may be used to interpret this Warrant Agreement or the Warrants.

(f)     Successors; Benefits of Warrant Agreement. All agreements of the Parent and the Company in this Warrant Agreement and the Warrants will bind its respective successors. Subject to the preceding sentence, this Warrant Agreement is for the sole benefit of the parties hereto and for the Holders, as such, from time to time, and nothing in this Warrant Agreement, or anything that may be implied from any provision of this Warrant Agreement, will confer on any other Person any right, claim or remedy.

(g)     Severability. If any provision of this Warrant Agreement or the Warrants is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Warrant Agreement or the Warrants will not in any way be affected or impaired thereby.

(h)     Counterparts. The parties may sign any number of copies of this Warrant Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Warrant Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(i)     Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and sub-Sections of this Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part of this Warrant Agreement and will in no way modify or restrict any of the terms or provisions of this Warrant Agreement.

(j)     Tax Treatment. Each Warrant is intended to be treated as a non-compensatory option within the meaning of U.S. Treasury Regulation Section 1.721-2(f) as of the Initial Issue Date and not an equity interest in the Company for U.S. federal income tax purposes. The Company and Holders shall file all tax returns consistent with the foregoing treatment or intent and shall not take any contrary tax position unless required by a final determination within the meaning of Section 1313 of the Code; provided, however, that nothing contained herein shall prevent the parties from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the foregoing treatment or intent, and no party shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging the foregoing treatment or intent. The Company shall not cause a Warrant to be treated as equity for U.S. federal income tax purposes in connection with any purported measurement event within the meaning of U.S. Treasury Regulation Section 1.761-3(c) or otherwise without the consultation and consent of the Holder thereof (not to be unreasonably withheld, conditioned or delayed).

(k)     Withholding Taxes. Each Holder of a Warrant agrees that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Strike Price or the Warrant Entitlement, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Exercise Consideration on such Warrant, any payments on the Partnership Units or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Warrant; provided that, the Company shall notify such Holder reasonably in advance of any such payments and shall provide such Holder with a reasonable opportunity to establish an exemption from such withholding.

(l)     Entire Agreement. This Warrant Agreement, including all Exhibits hereto, together with the Purchase Agreement, the Registration Rights Agreement, the Board Observer Agreement and the Certificate of Designations constitute the entire agreement of the Parties with respect to the specific subject matter covered hereby and thereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m)     No Other Rights. The Warrants will confer no rights to the Holders thereof except as provided in this Warrant Agreement. For the avoidance of doubt, and without limiting the operation of Sections 5(e)(iv) and 5(e)(ii)(1), and the provisos to Sections 5(e)(i)(3)(A) and 5(e)(i)(4), the Warrants will not confer to the Holders thereof any rights as stockholders of the Company.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Warrant Agreement have caused this Warrant Agreement to be duly executed as of the date first written above.

COMPANY:

PLYMOUTH INDUSTRIAL OP, LP

By:   ________________________________________

Name:

Title:

PARENT:

PLYMOUTH INDUSTRIAL REIT, INC.

By:   ________________________________________

Name:

Title:

[Signature Page to Warrant Agreement]

HOLDER:

ISOSCELES INVESTMENTS, LLC

By:    __________________________________

Name:

Title:

Contact:	Joshua Peck; Sixth Street Legal
Email:	[***]

Address:	c/o Sixth Street Partners, LLC 2100 McKinney Avenue, Suite 1500 Dallas, TX 75201 Attention: Joshua Peck; Sixth Street Legal Email: [***]

[Signature Page to Warrant Agreement]

Exhibit A

FORM OF WARRANT

[Insert Restricted Security Legend, if applicable]

PLYMOUTH INDUSTRIAL OP, LP

Warrants

Certificate No. [_____]

Plymouth Industrial OP, LP, a Delaware limited partnership (the “Company”), certifies that [_____] is the registered owner of [_____] Warrants represented by this certificate (this “Certificate”). The Warrants represented by this Certificate shall have an initial Strike Price of $[_____] per Partnership Unit, subject to adjustment as set forth in the Warrant Agreement.

The terms of the Warrants are set forth in the Warrant Agreement, dated as of [_____], between the Company, Plymouth Industrial REIT, Inc., a Maryland corporation, as Parent, and Isosceles Investments, LLC, as the initial Holder (the “Warrant Agreement”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Warrant Agreement.

Additional terms of this Certificate are set forth on the other side of this Certificate.

IN WITNESS WHEREOF, Plymouth Industrial OP, LP has caused this instrument to be duly executed as of the date set forth below.

Date: _________________________________	PLYMOUTH INDUSTRIAL OP, LP By: ________________________________ Name: Title:

A-1

Plymouth Industrial OP, LP

Warrants

This Certificate represents one or more duly issued and outstanding Warrants. Certain terms of the Warrants are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Warrant Agreement, the provisions of the of the Warrant Agreement will control.

1.       Warrant Entitlement. The number of Partnership Units for which each Warrant represented by this Certificate may be exercised is equal to the Warrant Entitlement, which may be adjusted from time to time in accordance with the terms of the Warrant Agreement. The Warrant Entitlement is initially 1.0000 Partnership Unit per Warrant.

2.       Method of Payment. Cash amounts due on the Warrants represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Warrant Agreement.

3.       Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Warrant(s) represented by this Certificate for all purposes, subject to Section 3(j) of the Warrant Agreement.

4.       Denominations; Transfers and Exchanges. All Warrants will be in registered form an in denominations equal to any whole number of Warrants. Subject to the terms of the Warrant Agreement, the Holder of the Warrants represented by this Certificate may transfer or exchange such Warrants by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

5.       No Right of Redemption by the Company. The Company will not have the right to redeem the Warrants at its election.

6.       Exercise Rights. The Warrants will be exercisable for Exercise Consideration in the manner, and subject to the terms, set forth in Section 5 of the Warrant Agreement.

7.       Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Warrant Agreement, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Plymouth Industrial OP, LP
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Chief Financial Officer

A-2

Annex 1

EXERCISE NOTICE

Plymouth Industrial OP, LP

Subject to the terms of the Warrant Agreement, by executing and delivering this Exercise Notice, the undersigned Holder of the Warrant(s) identified below directs the Company to exercise (check one):

☐        all of the Warrants

☐        ________________________________[*] Warrant(s)

Identified by Certificate No.  _________________________________________

Type of Exercise: (check one or a combination):

☐        Cash in an amount equal to $_____________________________

☐        Cashless

The Exercise Units shall be issued to the following account:

Name: _____________________________________________________

Contact Address: __________________________________________

Email: ____________________________________________

Date: __________________________	____________________________________________ (Legal Name of Holder)

By:    _____________________________________

Name:

Title:

_______________________

*Must be a whole number.

A-3

Annex 2

ASSIGNMENT FORM

Plymouth Industrial OP, LP

Subject to the terms of the Warrant Agreement, the undersigned Holder of the Warrant(s) identified below assigns (check one):

☐        all of the Warrants

☐        ________________________________[2] Warrant(s)

Identified by Certificate No.  ___________________, and all rights thereunder, to:

Name:
Email:
Address:

SSN / TIN:

Date: __________________________	____________________________________________ (Legal Name of Holder)

By:    ___________________________________

Name:

Title:

_______________________

*Must be a whole number.

A-4

Exhibit B

FORM OF RESTRICTED SECURITY LEGEND

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

Exhibit C

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with the Warrant Agreement, dated as of [_____], between Plymouth Industrial OP, LP, a Delaware limited Partnership (the “Company”), Plymouth Industrial REIT, Inc., a Maryland corporation (the “General Partner”), and Isosceles Investments, LLC, as the initial Holder (the “Agreement”), the undersigned hereby irrevocably (i) presents for exchange Partnership Units in Plymouth Industrial OP, LP in accordance with the terms of the Agreement and the Exchange Right referred to therein; (ii) surrenders such Partnership Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (each as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the Holder in immediately available funds by wire transfer to the address and wire information specified below, and if Common Stock (as defined in the Agreement) are to be delivered, such shares of Common Stock be registered or placed in the name(s) and at the address(es) specified below, in each case, on or prior to the Exercise Exchange Date set forth below.

Name:
Email:
Address:
SSN / TIN:
Wire Info:
Exercise Exchange Date:

Date: __________________________	____________________________________________ (Legal Name of Holder)

By:    __________________________________

Name:

Title:

C-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[attached]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 26, 2024, is entered into by and among Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), Plymouth Industrial OP, LP, a Delaware limited partnership (the “Partnership”), and Isosceles Investments, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, pursuant to the terms of the Purchase Agreement (as defined herein), the Investor has agreed to purchase (i) 140,000 Series C Preferred Units of the Partnership (the “Preferred Units”), and (ii) warrants (the “Warrants”) to purchase an aggregate of up to 11,760,000 Partnership Units (as defined herein) that are exchangeable for a cash payment from the Partnership or, at the Company’s election, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Company, the Partnership and the Investor enter into this Agreement in order to grant the Investor certain registration rights with respect to the shares of Common Stock issuable upon the exercise of the Warrants; and

WHEREAS, the Company, the Partnership and the Investor desire to define the registration rights of the Investor on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.     Definitions.

For purposes of this Agreement, the following terms have the following meanings:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

“Blackout Notice” has the meaning ascribed to such term in Section 4.1 hereof.

“Blackout Period” means any period during which, in accordance with Article IV, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement.

“Block Trade” has the meaning ascribed to such term in Section 2.4 hereof.

“Business Day” means any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.

“Common Stock” has the meaning ascribed to such term in the Recitals to this Agreement.

“Company” has the meaning ascribed to such term in the Preamble to this Agreement.

“Capital Contribution” has the meaning ascribed to such term in the Partnership Agreement.

“Control” has the meaning ascribed to such term in Rule 405 under the Securities Act (and “Controlled” and “Controlling” shall have correlative meanings); provided, however, that no Person will be deemed to Control another Person solely by his or her status as a director of such other Person.

“Default Amount” has the meaning ascribed to such term in Article VII hereof.

“Default Payment Record Date” has the meaning ascribed to such term in Article VII hereof.

“Demand Offering Representative” has the meaning ascribed to such term in Section 2.2(a) hereof.

“Demand Underwritten Offering” has the meaning ascribed to such term in Section 2.2(a) hereof.

“Effectiveness Date” means, as applicable, the earlier of (i) two (2) Business Days after the SEC notifies the Company that it has no further comments to the Initial Registration Statement and (ii) the date that is sixty (60) days after the date on which the Company has received notice from the Investor requesting registration pursuant to Section 2.1(a) hereof.

“Effectiveness Period” has the meaning ascribed to such term in Section 2.1(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Holders” means (i) the Investor and its Affiliates, and (ii) any other Person that owns, beneficially or otherwise, Registrable Securities.

“Indemnified Party” has the meaning ascribed to such term in Section 6.3 hereof.

“Indemnifying Party” has the meaning ascribed to such term in Section 6.3 hereof.

“Initial Registration Statement” has the meaning ascribed to such term in Section 2.1(a) hereof.

“Initial Filing Date” means the date that is thirty (30) days after the date on which the Company has received notice from the Investor requesting registration pursuant to Sections 2.1(a) hereof, as the case may be, of this Agreement or, if such date is not a Business Day, the next day that is a Business Day.

“Investor” has the meaning ascribed to such term in the Preamble to this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Losses” has the meaning ascribed to such term in Section 6.1 hereof.

“Notice and Questionnaire” means a Notice and Questionnaire substantially in the form set forth in Exhibit A hereto.

2

“Notice Holder” means a Holder that has duly completed, executed and delivered to the Company a Notice and Questionnaire and who has not thereafter notified the Company that such Holder is no longer a record or beneficial owners of any Registrable Securities.

“Offering” means a Demand Underwritten Offering or a Piggyback Rights Company Offering.

“Offering Launch” for an Offering means the earliest of (i) the filing of a preliminary prospectus (or prospectus supplement) that is intended to be distributed to potential investors in the Offering, (ii) the public announcement of the commencement of the Offering or (iii) if applicable, the entry into a binding agreement to sell securities being sold in the Offering to the underwriters for the Offering.

“Offering Launch Date” for an Offering means the date on which the Offering Launch occurred.

“Offering Notice” has the meaning ascribed to such term in Section 3.1(a) hereof.

“Other Holders” means any Person other than the Holders having rights to require the Company to effect an Underwritten Offering of shares of Common Stock.

“Partnership” has the meaning ascribed to such term in the Preamble to this Agreement.

“Partnership Agreement” means that certain amended and restated agreement of limited partnership of Plymouth Industrial OP, LP, dated as of July 1, 2014, as the same may be amended, supplemented or modified from time to time.

“Partnership Unit” has the meaning ascribed to such term in the Partnership Agreement.

“Permitted Free Writing Prospectus” has the meaning ascribed to such term in Article VIII hereof.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.

“Piggyback Rights” has the meaning ascribed to such term in Section 3.1(a) hereof.

“Piggyback Rights Company Offering” has the meaning ascribed to such term in Section 3.1(a) hereof.

“Preferred Units” has the meaning ascribed to such term in the Recitals to this Agreement.

“Prospectus” means the prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements (including with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement) and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 26, 2024, by and among the Company, the Partnership and the Investor.

“Registrable Securities” means (a) any shares of Common Stock issuable or issued upon redemption, conversion, exchange or exercise of any Partnership Units (without regard to any vesting or other conditions to which such Partnership Units may be subject) issued upon exercise of any Warrant, (b) any shares of Common Stock of the Company acquired by a Holder following the date hereof to the extent

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that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, and (c) any securities paid, issued or distributed in respect of any such securities defined in clauses (a) or (b) by way of dividend, split, combination or distribution of shares or units, or in connection with any recapitalization, reorganization, merger or consolidation of the Company or the Partnership, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute Registrable Securities upon the earliest the occur of: (x) the date on which such securities cease to be outstanding, (y) the date on which such securities are disposed of pursuant to an effective registration statement or pursuant to Rule 144 and (z) the date on which all such securities held by the Holder may be sold pursuant to Rule 144 without regard to volume limitations or other restrictions as to timing or manner of sale.

“Registration Default” has the meaning ascribed to such term in Article VII hereof.

“Registration Expenses” has the meaning ascribed to such term in Section 5.4(a) hereof.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement, and shall include an Initial Registration Statement, WKSI Registration Statement and Subsequent Registration Statement.

“Restricted Parties” has the meaning ascribed to such term in Section 11.2 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.

“Subsequent Registration Statement” has the meaning ascribed to such term in Section 2.1(d) hereof.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to an underwriter or group of underwriters for reoffering to the public. For the avoidance of doubt, the issuance and sale of Common Stock through a broker-dealer acting as the Company’s agent pursuant to a customary “at-the-market” program will not constitute an Underwritten Offering.

“Underwritten Offering Demand Request” has the meaning ascribed to such term in Section 2.2(a) hereof.

“Warrants” has the meaning ascribed to such term in the Recitals to this Agreement.

“WKSI Registration Statement” has the meaning ascribed to such term in Section 2.1(a) hereof.

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Article II.     Shelf Registration and Underwritten Offering Demand Rights.

2.1      Shelf Registration.

(a)      On or prior to the Initial Filing Date, the Company shall prepare and file, or cause to be prepared and filed, with the SEC a Registration Statement (the “Initial Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act (which Registration Statement shall be an automatic “shelf” Registration Statement if the Company shall then be a “well-known seasoned issuer” in accordance with the Securities Act (any such Registration Statement, a “WKSI Registration Statement”)) registering the resale from time to time by the Holders thereof of all of the Registrable Securities. The Company may satisfy the foregoing obligation by, no later than the Initial Filing Date, designating a previously filed WKSI Registration Statement as the Initial Registration Statement for the purposes of this Agreement and filing a supplement to the Prospectus included in such WKSI Registration Statement covering the resale of all of the Registrable Securities. The Initial Registration Statement shall be on Form S-3 or another appropriate form under the Securities Act and shall provide for the registration of such Registrable Securities for resale by such Holders by any method permitted by law.

(b)       The Company will use its reasonable efforts to (i) if the Initial Registration Statement is not a WKSI Registration Statement, cause such Initial Registration Statement to become effective under the Securities Act, or otherwise make available a WKSI Registration Statement for use by Holders, as promptly as practicable but in any event by the Effectiveness Date and (ii) keep such Initial Registration Statement (or any Subsequent Registration Statement) continuously effective under the Securities Act, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the date on which all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”).

(c)       If the obligations under Section 2.1(a) are satisfied by the filing of a Registration Statement relating to the applicable Registrable Securities, at the time the applicable Initial Registration Statement becomes effective under the Securities Act, each Holder that is a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in such Initial Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the applicable Registrable Securities in accordance with applicable law. If the Company shall satisfy its obligations under Section 2.1(a) through the designation of a previously filed WKSI Registration Statement as the applicable Initial Registration Statement for purposes of this Agreement, each Holder that is a Notice Holder on or prior to the date that is ten (10) Business Days prior to the date the Prospectus thereunder is first made available for use by Notice Holders shall be named as a selling securityholder in such Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the applicable Registrable Securities in accordance with applicable law.

(d)       Subject to Section 5.3 hereof, if any Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable efforts to promptly cause such Registration Statement to become effective under the Securities Act, and in any event shall, as promptly as practicable, and in any event not later than ten (10) days following such cessation of effectiveness, (i) amend such Registration Statement in such manner as may be required to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or (ii) file one or more additional Registration Statements (each, a “Subsequent Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Registration Statement is filed at a time when the Company is a “well-known seasoned issuer,” such Subsequent Registration Statement shall be a WKSI Registration Statement that shall go effective immediately upon filing. If the Company is not then a “well-known

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seasoned issuer,” the Company shall use its reasonable efforts to (A) cause such Subsequent Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the date that is thirty (30) days after the date such Subsequent Registration Statement is required by this Section 2.1(d) to be filed with the SEC and (B) keep such Subsequent Registration Statement (or another Subsequent Registration Statement) continuously effective until the end of the Effectiveness Period. Any such Subsequent Registration Statement shall be on Form S-3 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with reasonable and customary methods of distribution elected by the Holders.

(e)       In order to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, (i) each Holder shall deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under a Registration Statement and (ii) from and after the date an Initial Registration Statement becomes effective under the Securities Act (or, if the Company designates a WKSI Registration Statement as a Registration Statement for purposes of this Agreement, from and after the date the Prospectus thereunder is first made available for use by Notice Holders), the Company shall, within the later of (x) ten (10) Business Days following the date such Holder becomes a Notice Holder or (y) the expiration of any Blackout Period in effect as of the time such Holder became a Notice Holder, file with the SEC a supplement to the related Prospectus or a post-effective amendment to the Registration Statement or file with the SEC a Subsequent Registration Statement and any necessary supplement or amendment to any document incorporated therein by reference and file any other required document with the SEC so that such Notice Holder is named as a selling securityholder in a shelf Registration Statement and the related Prospectus in such a manner as to permit such Notice Holder to deliver a Prospectus to purchasers of the Registrable Securities in accordance with applicable law. If the Company files a post-effective amendment to the Registration Statement or a Subsequent Registration Statement, the Company shall use commercially reasonable efforts to cause such post-effective amendment or Subsequent Registration Statement, as the case may be, to become effective under the Securities Act as promptly as practicable after its filing, but in no event later than the date that is thirty (30) days after the initial filing date thereof. The Company shall notify such Notice Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Registration Statement filed pursuant to clause (A) above.

2.2       Demand Underwritten Offerings.

(a)       At any time while a Registration Statement is effective, any Notice Holder or group of Notice Holders holding a majority of the Registrable Securities then outstanding may make written requests (each, an “Underwritten Offering Demand Request”) to the Company for Underwritten Offerings (each, a “Demand Underwritten Offering”) of Registrable Securities included in such Registration Statement. Any Underwritten Offering Demand Request will specify (i) the names of the requesting Notice Holders and number of Registrable Securities proposed to be registered on behalf of each such Notice Holder, (ii) the desired Offering Launch Date for the Demand Underwritten Offering, which shall not be less than ten (10) (nor more than twenty (20)) Business Days following the date on which the Underwritten Offering Demand Request is provided to the Company and (iii) a single Person (the “Demand Offering Representative”) appointed by Notice Holders of a majority of the Registrable Securities proposed, in the Underwritten Offering Demand Request, to be registered who shall serve as the representative of the Notice Holders with respect to the Demand Underwritten Offering. Notwithstanding the foregoing:

(i)       the Company shall not be required to effect more than two (2) Demand Underwritten Offerings in any twelve (12)-month period; and

(ii)       the Registrable Securities requested to be registered in any single Demand Underwritten Offering shall (1) have a total offering price reasonably expected to exceed, in the

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aggregate, $10.0 million (before deducting underwriting discounts and commissions) or (2) constitute all of the then-outstanding Registrable Securities held by such demanding Holders.

(b)       If an Underwritten Offering Demand Request is received from Notice Holders representing less than all Notice Holders of Registrable Securities, the Company shall within five (5) Business Days of the receipt thereof provide a copy of such Underwritten Offering Demand Request to all other Notice Holders of Registrable Securities.

The Company shall use its reasonable efforts to include in such Demand Underwritten Offering any Registrable Securities requested to be included by such other Notice Holders of Registrable Securities by notice to the Company provided within five (5) Business Days of the date on which such Underwritten Offering Demand Request was provided to such other Notice Holders of Registrable Securities.

(c)       Upon receipt of an Underwritten Offering Demand Request, the Company shall use its reasonable efforts to prepare the applicable offering documents and take such other actions as are set forth in Section 5.1 relating to such Demand Underwritten Offering in order to permit the Offering Launch Date for such Demand Underwritten Offering to occur on the date set forth in the Underwritten Offering Demand Request. The Demand Offering Representative shall have the right, in consultation with the managing underwriters, to determine the actual Offering Launch Date; provided, such date is not less than ten (10) (nor more than twenty (20)) Business Days after the date on which the Company received the applicable Underwritten Offering Demand Request, unless otherwise agreed to in writing by the Company. The Demand Offering Representative, on behalf of the Notice Holders, will have the right to determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Notice Holders, including the number of Registrable Securities to be sold (if not all Registrable Securities offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount. The Demand Offering Representative will also have the right to determine the underwriters (and their roles) in the offering; provided, that the lead underwriter must be a nationally recognized investment banking firm. The Company will coordinate with the Demand Offering Representative in connection with the fulfillment of its responsibilities pursuant to Section 5.1 and will be entitled to rely on the authority of the Demand Offering Representative to act on behalf of all Notice Holders with respect to the Demand Underwritten Offering.

(d)       Notwithstanding the foregoing, the Company shall not be obligated to effect, or take any action to effect, a Demand Underwritten Offering for which the proposed Offering Launch Date is scheduled to occur during a period when such Notice Holders are prohibited from selling their Registrable Securities pursuant to lock-up agreements entered into (or that were required to be entered into) in connection with any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, unless the Notice Holders have obtained the consent of the counterparties to such lock-agreements. The Demand Offering Representative may revoke an Underwritten Offering Demand Request at any time by providing written notice of such revocation to the Company and, for purposes of determining the number of Demand Underwritten Offerings to which the Notice Holders are entitled, an Underwritten Offering Demand Request that was revoked will not count as a Demand Underwritten Offering unless such revocation occurs after the Offering Launch.

2.3       Priority on Demand Underwritten Offerings.

(a)       If the managing underwriters of a Demand Underwritten Offering advise the Notice Holders and the Company that the inclusion in such Demand Underwritten Offering of all of the Registrable Securities requested to be included therein would adversely affect the success of such Demand Underwritten Offering, only the full number or amount of Registrable Securities that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Demand Underwritten

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Offering will be included in such Demand Underwritten Offering and the number or amount Registrable Securities to be included in such Demand Underwritten Offering shall be allocated pro rata among the Notice Holders that have requested Registrable Securities to be included in such Demand Underwritten Offering, on the basis of the number or amount of Registrable Securities requested to be included therein by each such Notice Holder.

(b)       No securities to be sold by the Company or for the account of any Other Holder shall be included in a Demand Underwritten Offering.

2.4       Block Trades.

(a)       Notwithstanding the foregoing, at any time and from time to time when an effective Registration Statement is on file with the SEC, if a Notice Holder wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to (i) exceed, in the aggregate, $5.0 million (before deducting underwriting discounts and commissions) or (y) include all remaining Registrable Securities held by the Demanding Holder, then notwithstanding anything to the contrary herein, such demanding Holder only need to notify the Company of the Block Trade at least three (3) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

(b)       Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the demanding Holders initiating such Block Trade shall have the right to withdraw any of their Registrable Securities or cancel such Block Trade in its entirety. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this Section 2.4.

(c)       Notwithstanding anything to the contrary in this Agreement, Section 3.1 hereof shall not apply to a Block Trade initiated by a demanding Holder pursuant to this Agreement and in no event shall the Company have the right to includes any securities for its account or for the account of any Other Holder in any Block Trade.

(d)       The demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

Article III.     Piggyback Underwritten Offering.

3.1       Right to Piggyback.

(a)       Subject to the terms and conditions of this Agreement, whenever the Company proposes to sell Common Stock in any Underwritten Offering (including any such Underwritten Offering which would also include Registrable Securities or Common Stock held by Other Holders, a “Piggyback Rights Company Offering”), at least ten (10) Business Days prior to (i) the Offering Launch Date for such Piggyback Rights Company Offering or (ii) if a Registration Statement is not effective, filing a Registration Statement with respect to a proposed Piggyback Rights Company Offering, the Company shall give written notice of such proposed Piggyback Rights Company Offering to all Notice Holders (the “Offering Notice”), which notice shall offer the Notice Holders the opportunity to include such number of Registrable Securities

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in the Piggyback Rights Company Offering as each such Notice Holder may request. Subject to Section 3.2(a), each Notice Holder will have the right (“Piggyback Rights”) to include in such Piggyback Rights Company Offering (and Registration Statement, if applicable) any Registrable Securities requested to be included by such Notice Holder by notice to the Company provided within five (5) Business Days after the Company provides the Offering Notice; provided, that the Company will not be required to include a Notice Holder’s Registrable Securities in any such Piggyback Rights Company Offering if such Notice Holder has not provided to the Company, in writing within such five (5) Business Day period, such information regarding such Notice Holder (including such Notice Holder’s ownership of Registrable Securities) as the Company may reasonably request in the Offering Notice in accordance with the provisions of Section 5.2, if not previously provided (including in a Notice and Questionnaire). Each Notice Holder that has provided notice to the Company within such five (5) Business Day period requesting to include any of its Registrable Securities in such Piggyback Rights Company Offering agrees that, if any information contained in the Notice and Questionnaire that it most recently provided to the Company is incorrect, then it will correct such information in writing to the Company within such five (5) Business Day period, and, in the absence of receiving a new Notice and Questionnaire within such period, the Company will be entitled to assume that all information in the most recent Notice and Questionnaire provided by such Notice Holder is correct.

(b)       Each Holder agrees that such Holder will treat as confidential the receipt of any Offering Notice and shall not disclose or use the information contained in such Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement), which shall in no event be more than ten (10) Business Days after deliver of such notice.

(c)       The Company shall have the right (after consultation with the Notice Holders) to determine the Offering Launch Date, the structure for any Piggyback Rights Company Offering, the underwriters (and their roles) for any Piggyback Rights Company Offering, and negotiate the terms of any underwriting agreement (other than those provisions relating to the Holders) for any Piggyback Rights Company Offering. The Company may determine not to proceed with any Piggyback Rights Company Offering, and the Notice Holders shall be permitted to withdraw any of their Registrable Securities included therein, in each case at any time prior to the pricing of such Piggyback Rights Company Offering. The Company shall coordinate with the Notice Holders in connection with the fulfillment of its responsibilities pursuant to Section 5.1.

(d)       The Company will not grant any Other Holders with rights to include any securities of such Other Holders in any Demand Underwritten Offering unless such rights are subject to limitations substantially identical to those set forth in Section 3.2.

3.2       Priority in Piggyback Underwritten Offerings.

(a)       If the managing underwriters of an Underwritten Offering of Common Stock advise the Company and the selling Notice Holders in writing that, in their view, the total number or amount of securities that the Company, such Notice Holders and any Other Holders, as the case may be, propose to include in such Underwritten Offering is such as to adversely affect the success of such Underwritten Offering, then:

(i)       if such Underwritten Offering is a Piggyback Rights Company Offering, the Company will include in such Piggyback Registration: (A) first, all securities to be offered by the Company; and (B) second, up to the full number or amount of Registrable Securities requested to be included in such Piggyback Rights Company Offering by the Notice Holders, allocated pro rata among such holders if necessary, and (C) third, up to the full number or amount of shares of

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Common Stock requested to be included in such Piggyback Rights Company Offering by any Other Holders, allocated pro rata among such holders if necessary, so that the total number or amount of securities to be included in such Underwritten Offering is the full number or amount that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering; and

(ii)       if such Underwritten Offering is either (x) an Underwritten Offering for the account of Other Holders in which the Company is not selling Common Stock; or (y) an Underwritten Offering for the account of Other Holders pursuant to a contractual demand request by such Other Holders, and in which Underwritten Offering the Company is also offering for sale any of its Common Stock, then the Company will include in such Piggyback Registration: (A) first, all securities to be offered by such Other Holders; and (B) second, up to the full number or amount of Registrable Securities requested to be included in such Piggyback Rights Company Offering by the Notice Holders and up to the full number or amount of shares of Common Stock, if any, proposed to be sold by the Company pursuant to such Underwritten Offering, allocated pro rata among such Notice Holders and the Company, on the basis of the amount of securities requested to be included therein by each such Notice Holders and the Company, as applicable, so that the total number or amount of securities to be included in such Underwritten Offering is the full number or amount that, in the view of such managing underwriters, can be sold without adversely affecting the success of such Underwritten Offering.

Article IV.     Blackout Period.

4.1       Blackout. Notwithstanding anything contained in Articles II or III hereof to the contrary, if the Company determines in good faith that the registration and distribution of Registrable Securities would require disclosure of material nonpublic information that the Company has a bona fide business purpose for not disclosing, the Company will promptly give the Holders notice (a “Blackout Notice”) of such determination (but not of the material nonpublic information or business purpose) and will be entitled to postpone the preparation, filing, effectiveness or use of or suspend the effectiveness of a Registration Statement for a reasonable period of time not to exceed thirty (30) days in any single instance.

4.2       Blackout Period Limits. Notwithstanding anything contained in this Article IV to the contrary, in no event shall the number of days included in all Blackout Periods during any consecutive twelve (12)-month period exceed an aggregate of sixty (60) days.

Article V.     Procedures and Expenses.

5.1       Registration Procedures. In connection with the Company’s registration obligations pursuant to Articles II and III hereof, the Company will use its reasonable efforts to effect such registrations to permit the sale of Registrable Securities by a Holder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:

(a)       prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will, before filing, furnish (i) to the Investor if it or any of its Affiliates have any Registrable Securities included on such Registration Statement, (ii) to each selling Holder holding a minimum of ten percent (10%) of the Registrable Securities subject to the Registration Statement and (iii) the managing underwriters, if any, copies of the Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) proposed to be filed and provide each such selling Holder, the managing underwriters, if any, and their counsel with a

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reasonable opportunity to comment on such Registration Statement or Prospectus or amendments or supplements thereto;

(b)       furnish, at its expense, to the selling Holders and the managing underwriters, if any, such number of conformed copies of the Registration Statement and each amendment thereto, of the Prospectus and each supplement thereto, and of such other documents as the selling Holders reasonably may request from time to time;

(c)       prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until the earlier of (i) such time as all Registrable Securities covered by the Registration Statement are disposed of in accordance with the intended plan of distribution set forth in the Registration Statement or supplement to the Prospectus and (ii) the expiration of the Effectiveness Period;

(d)       promptly following its actual knowledge thereof, notify the selling Holders and the managing underwriters, if any, and their counsel:

(i)       when a Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment thereto has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

(ii)       of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information;

(iii)       of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)       of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)       of the occurrence of any event which makes any statement made in the Registration Statement or Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other documents so that it will not include an untrue statement of a material fact or omit to state any material fact required in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi)       to the extent not covered by Section 5.1(d)(v), of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary;

(e)       use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;

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(f)       prior to any public offering of Registrable Securities, register or qualify and cooperate with the selling Holders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Holders or the managing underwriters reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such selling Holders or the underwriters, if any, to consummate any disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or material taxation in any jurisdiction in which it is not then so subject;

(g)       as promptly as practicable upon the occurrence of any event contemplated by Section 5.1(d)(v) hereof or any determination by the Company contemplated by Section 5.1(d)(vi) hereof, prepare (and furnish, at its expense, to the selling Holders and the managing underwriters, if any, a reasonable number of copies of) a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, in the case of Section 5.1(d)(v), the Registration Statement and, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus or Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, in the case of Section 5.1(d)(vi), the post-effective amendment to the Registration Statement is effected in the manner determined necessary by the Company;

(h)       in the case of an Underwritten Offering, enter into customary agreements (including an underwriting agreement) and take other actions reasonably necessary to expedite the disposition of the Registrable Securities, and in connection therewith:

(i)       use its reasonable efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing underwriters, if any) and updates thereof covering matters customarily covered in opinions of counsel requested in Underwritten Offerings, addressed to the underwriters;

(ii)       use its reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to the underwriters, if any, covering matters customarily covered in “comfort” letters in connection with Underwritten Offerings;

(iii)       provide officers’ certificates and other customary closing documents reasonably requested by the managing underwriters; and

(iv)       if so requested (pursuant to a notice received prior to the applicable Offering Launch) by the managing underwriters for the Underwritten Offering relating thereto, subject to customary exceptions, agree not to effect any underwritten public sale or distribution of any securities that are the same as, or similar to, the Registrable Securities to be included in the Underwritten Offering, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities to be included in the Underwritten Offering, during a period specified by the managing underwriters not to exceed ninety (90) days.

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(i)       upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each selling Holder and the managing underwriters, if any, participating in any disposition of Registrable Securities and attorneys or accountants retained by any selling Holder or any underwriter, customary due diligence information; provided, however, that for the avoidance of doubt any information supplied hereunder is subject to Section 11.2 hereof;

(j)       use its reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act; provided, that the Company will be deemed to have complied with this Section 5.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);

(k)       use its reasonable efforts to cause all Registrable Securities (without regard to any proviso in such definition) to be listed on the New York Stock Exchange or such other national securities exchange on which shares of Common Stock are listed and traded from time to time, and to maintain such listing.

(l)       use its reasonable efforts to procure the cooperation of the Company’s transfer agent or The Depository Trust Company, as applicable, in settling any offering or sale of Registrable Securities; and

(m)       cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, including the retention of a “Qualified Independent Underwriter” (as defined in FINRA Rule 5121(f)(12)) and the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC.

5.2       Information from Holders.

(a)       Each selling Holder shall furnish to the Company the information set forth in the Notice and Questionnaire and such other information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing.

(b)       Each selling Holder will promptly: (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus, or in any Notice and Questionnaire previously provided by such Holder, regarding such selling Holder, untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.

5.3       Suspension of Disposition.

(a)       Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) hereof, such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) hereof or until it is

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advised by the Company that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus. The Company shall be required to provide to the Holders copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) hereof or to take such actions as are necessary so as to enable the Company to advise Holders that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and to provide to Holders copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus within thirty (30) calendar days of the date on which it provides notice to Holders of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi) hereof.

(b)       Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the determination by the Company specified in Section 4.1 hereof, such selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the earlier to occur of the Holder’s receipt of (i) copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus describing the event giving rise to the aforementioned suspension and (ii) (A) notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Issuer Free Writing Prospectus.

5.4       Registration Expenses.

(a)       All fees and expenses incurred by the Company in complying with Articles II, III and V hereof (collectively, “Registration Expenses”) will be borne by the Company, whether or not any Registration Statement is filed or becomes effective. These fees and expenses will include, without limitation: (i) all registration, filing and qualification fees (including fees and expenses with respect to any FINRA registration or filing); (ii) printing, duplicating and delivery expenses; (iii) fees and disbursements of counsel for the Company; (iv) fees and expenses of complying with state securities or “blue sky” laws (including the fees and expenses of any local counsel in connection therewith); (v) fees and disbursements of all independent certified public accountants referred to in Section 5.1(h)(ii) hereof (including the expenses of any special audit and “comfort” letters required by or incident to such performance); and (vi) fees and expenses in connection with listing the Registrable Securities on the New York Stock Exchange or such other securities exchange on which the Common Stock may then be listed, if applicable.

(b)       In connection with the filing of each Registration Statement in which the Holders are named as selling securityholders and each Underwritten Offering, the Company shall pay the reasonable fees and out-of-pocket expenses of one law firm retained by all Holders, considered collectively, within ten (10) Business Days of presentation of a detailed invoice to the Company, in an amount not to exceed $50,000 in the case of the filing of a Registration Statement and $150,000 in the case of an Underwritten Offering.

(c)       Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Holder owning such Registrable Securities.

Article VI.     Indemnification.

6.1       Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its Affiliates, and each of their officers, directors, managers, partners, members, stockholders, employees, advisors, agents and other representatives, and each

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Person who controls such Holder or such Affiliate (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees and disbursements) and expenses (collectively, “Losses”) incurred by such party, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus or any other document used in connection with the offering of the Registrable Securities contemplated hereunder, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder or any of its Affiliates expressly for use therein, or arising out of or based upon any other violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder applicable to the Company. The indemnity provided in this Section 6.1 shall survive any transfer or disposal of the Registrable Securities by the Holders.

6.2       Indemnification by Holders. In the event of the filing of any registration statement relating to the registration of any Registrable Securities, each Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Affiliates, officers, directors, managers, partners, members, stockholders, employees, advisors, agents and other representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus or any other document used in connection with the offering of the Registrable Securities contemplated hereunder, or arising out of or based upon any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder or any of its Affiliates to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus. In no event will the liability of any Holder be greater in amount than the dollar amount of the net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

6.3       Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (a) the employment of the counsel has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not employed counsel to take charge of such action or proceeding within a reasonable time after notice of commencement thereof or (c) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there are defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the

15

Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (a), (b) or (c) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article VI will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 6.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent (which consent will not be unreasonably withheld). The Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article VI, unless such judgment, settlement or other termination (i) provides solely for the payment of money, (ii) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and (iii) does not include any statement as to as to an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

6.4       Contribution, etc.

(a)       If the indemnification provided for in this Article VI is unavailable to an Indemnified Party under Sections 6.1 or 6.2 hereof in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(b)       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 6.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such selling Holder has, in the aggregate, otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Article VII.     Default Payment.

If (a) any Registration Statement or Prospectus (or supplement thereto) is not filed within the time periods specified herein, (b) any Registration Statement is not declared effective by the SEC or does not otherwise become effective on or prior to its required effectiveness date, or (c) after it has become effective, such Registration Statement or related Prospectus ceases for any reason to be effective and available to the Notice Holders as to all Registrable Securities to which it is required to cover, in each case except as specifically permitted herein (each, a “Registration Default”), then the Company shall make a special payment to each Notice Holder of Registrable Securities then outstanding in an amount equal to 1.50% per annum of the Capital Contribution amount relating to each Preferred Unit, plus all accrued and unpaid dividends, including Accrued Dividends (as defined in the Partnership Agreement), on such units (the “Default Amount”) beneficially owned by such Notice Holder as of the applicable Default Payment Record Date (as defined below), payable in cash. The Default Amount shall accrue from the date of the applicable Registration Default until such Registration Default has been cured, and shall be payable quarterly in arrears on each January 15, April 15, July 15 and October 15 following such Registration Default to the record holder of Registrable Securities on the date that is 15 days prior to such payment date (each, a “Default Payment Record Date”), until paid in full. Special payments payable in respect of any Registration Default shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30)-day months. Special payments shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing. Notwithstanding anything in this Article VII to the contrary, (i) in no event shall a Registration Default be deemed to have occurred and be continuing during any Blackout Period permitted hereunder and (ii) the Company shall not be liable for special payments under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement.

Article VIII.     Free Writing Prospectuses.

Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of any Registrable Securities without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Article IX.     Rule 144.

To the extent the following actions by the Company will make available to any Holder the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to (a) use its reasonable efforts to file with the SEC in a timely manner (after giving effect to all applicable grace periods) all reports and other documents referred to in Rule 144(c) to the extent the Company is then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act; (b) furnish to any Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on the SEC’s website); and (c) take such other actions as may be reasonably required by the Company’s transfer agent to consummate any resale of Registrable Securities in accordance with the terms and conditions of Rule 144 and this Agreement.

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Article X.     Participation in Underwritten Offerings.

Notwithstanding anything contained herein to the contrary, no Person may participate in any Underwritten Offering pursuant to this Agreement unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements.

Article XI.     Miscellaneous.

11.1       Notices. All notices and other communications in connection with this Agreement shall be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)       If to the Company:

Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Anne A. Hayward
Email: anne.hayward@plymouthrei.com

with a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kbetts@winston.com

(b)       If to the Partnership:

Plymouth Industrial OP, LP
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Anne A. Hayward
Email: anne.hayward@plymouthrei.com

with a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kbetts@winston.com

(c)       If to the Investors:

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c/o Sixth Street Partners, LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attention: Joshua Peck; Sixth Street Legal
Email: [***]

with a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Nima J. Movahedi; Bradley A. Helms
Email: nima.movahedi@lw.com; bradley.helms@lw.com

(d)       If to any Holder (other than an Investor), to such Holder’s address on file with the Company’s transfer agent or as otherwise provided to the Company in writing in accordance with this Section 11.1.

11.2       Confidentiality. Each Holder will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives (the “Restricted Parties”) to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement, Prospectus or Issuer Free Writing Prospectus proposed to be filed with the SEC (until such Registration Statement, Prospectus or Issuer Free Writing Prospectus has been filed) or provided pursuant to Section 5.1(i) hereof. This Section 11.2 shall not apply to any information which: (a) is or becomes generally available to the public other than as a result of a non-permitted disclosure; (b) was already in the Holder’s possession from a non-confidential source prior to its disclosure by the Company; (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company; provided, that such source is not known by the Holder to be bound by confidentiality obligations; or (d) is required to be disclosed by law, an order of a court or by rules and regulations of an applicable regulatory authority. In the case of proposed disclosure pursuant to (d) above, such Person shall, to the extent permitted by applicable law, be required to give the Company written notice of the proposed disclosure prior to such disclosure and to cooperate with the Company, at the Company’s cost, in any effort the Company undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with this provision, the Restricted Parties will furnish only that portion of such information that the Restricted Parties are advised by legal counsel is legally required and will exercise their commercially reasonable efforts, at the Company’s expense, to obtain an order or other reliable assurance that confidential treatment will be accorded such information.

11.3       Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing or withdrawal of any Registration Statement or contemplated Piggyback Rights Company Offering, including any Offering Notice or notice of any event that would lead to a Blackout Period; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Article II, Article III or Article IV hereof, and such Holder shall no longer be entitled to the rights associated with any such notice. Each Holder that has delivered an Opt-Out Notice will notify the Company in writing at least two (2) Business Days in advance of its intended use of an effective Registration Statement. If a Blackout Notice was previously delivered (or would have been delivered but for the provisions of this Section 11.3) and the Blackout Period remains in effect, the Company shall so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such

19

Holder a copy of such previous notice of such Blackout Period, and thereafter notify such Holder when such Blackout Period is no longer in effect.

11.4       Third Party Beneficiaries. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the Holders and their respective successors and assigns, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Holders in compliance with any restrictions on transfer or assignment. The Company shall be given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and such transferee or assignee of such rights shall assume in writing such Holder’s obligations hereunder and shall thereafter be deemed to be a “Holder” hereunder. This Agreement (including the Purchase Agreement and such other documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Holders from time to time any rights or remedies under this Agreement.

11.5       Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect. The Preamble and the Recitals are a part of this Agreement.

11.6       Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Holders holding a majority of the Registrable Securities and the Company or, in the case of a waiver, by the party waiving compliance. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement. In addition, a waiver of Piggyback Rights (or any other rights under Article III) with respect to any single Piggyback Rights Company Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Securities then outstanding and held by Notice Holders (and, for these purposes, the Company will be entitled to assume as true all information contained in the Notice and Questionnaires theretofore delivered by Holders to the Company to the extent such Holders have not subsequently notified the Company to the contrary). No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

11.7       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

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11.8       Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

11.9       Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.10       MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

11.11       Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

11.12       Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PLYMOUTH INDUSTRIAL REIT, INC.

By:       _________________________________

Name:

Title:

Plymouth Industrial OP, LP

By:       _________________________________

Name:

Title:

ISOSCELES INVESTMENTS, LLC

By:       _________________________________

Name:

Title:

[Signature Page to the Registration Rights Agreement]

Exhibit A

Form of Notice and Questionnaire

The undersigned beneficial holder of Registrable Securities of Plymouth Industrial REIT, Inc. (the “Company”) understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as to which Registrable Securities may be required to be included pursuant to the terms of that certain registration rights agreement, dated as of [    ], among the Company, the Partnership and the Investor named therein (the “Registration Rights Agreement”). In connection with the foregoing, the undersigned (the “Selling Securityholder”) hereby gives notice to the Company of the information set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

1.	Selling Securityholder information:
(a)	Full legal name of Selling Securityholder:

_________________________________________________________________________________

(b)	Full legal name of registered holder (if not the same as (a) above) through which the Registrable Securities listed in Item 3 below are held:

_________________________________________________________________________________

(c)	Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which the Registrable Securities listed in Item 3 below are held:

_________________________________________________________________________________

(d)	Taxpayer identification or social security number of Selling Securityholder:

_________________________________________________________________________________

2.	Contact Information for notices to Selling Securityholder:

Name: ___________________________________________________________________________

Address: _________________________________________________________________________

Phone: ___________________________________________________________________________

Email: ___________________________________________________________________________

3.	Beneficial ownership of Registrable Securities:

State the type of Registrable Securities and the number of shares beneficially owned by you. Check any of the following that applies to you.

☐        Shares of Common Stock issuable upon exercise of Warrants (not currently outstanding):

Number of Shares: __________________________________

☐        Shares of Common Stock previously issued upon exercise of Warrants:

Number of Shares: _____________________________________________________________

☐        Other (describe): ______________________________________________________________

4.	Beneficial ownership of other securities of the Company owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed in Item 3 above.

☐        Preferred Units (number of units): _________________________________________________

☐        Other (describe): ______________________________________________________________

5.	Relationships with the Company:
(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

☐        Yes

☐        No

(b)	If your response to (a) above is “Yes,” please state the nature and duration of your relationship with the Company:

________________________________________________________________________________

________________________________________________________________________________

6.	Broker-dealers and their affiliates:

The Company may have to identify the Selling Securityholder as an underwriter in the Registration Statement or related prospectus if:

†	the Selling Securityholder is a broker-dealer and did not receive the Registrable Securities as compensation for underwriting activities or investment banking services or as investment securities; or
†	the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

Persons identified as underwriters in the Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐        Yes

☐        No

(b)	If your response to (a) above is “No,” are you an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐        Yes

☐        No

For the purposes of this Item 6(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(c)	Did you acquire the securities listed in Item 3 above in the ordinary course of business?

☐        Yes

☐        No

(d)	At the time of your purchase of the securities listed in Item 3 above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐        Yes

☐        No

(e)	If your response to (d) above is “Yes,” please describe such agreements or understandings:

_____________________________________________________________________________

_____________________________________________________________________________

(f)	Did you receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

☐        Yes

☐        No

(g)	If your response to (f) above is “Yes,” please describe the circumstances:

_____________________________________________________________________________

_____________________________________________________________________________

7.	Nature of beneficial ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

☐        Yes

☐        No

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐        Yes

☐        No

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐        Yes

☐        No

(d)	If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

_____________________________________________________________________________

_____________________________________________________________________________

(e)	Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

_____________________________________________________________________________

_____________________________________________________________________________

* * * PLEASE NOTE THAT THE COMMISSION REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS * * *

8.	Securities received from named selling securityholder:
(a)	Did you receive your Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Registration Statement?

☐        Yes

☐        No

(b)	If your response to (a) above is “Yes,” please answer the following two questions:
(i)	Did you receive such Registrable Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Registration Statement?

☐        Yes

☐        No

(ii)	Identify below the names of the selling securityholder(s) from whom you received the Registrable Securities listed above in Item 3 and the date on which such securities were received.

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

In Witness Whereof, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent, and hereby agrees to be bound by the terms of the Registration Rights Agreement to the same extent as if the undersigned were named as a “Holder” thereunder.

Dated:	_________________________	Beneficial owner:	_______________________________
		By:	_______________________________
		Name:	_______________________________
		Title:	_______________________________

PLEASE RETURN THE COMPLETED AND EXECUTED
NOTICE AND QUESTIONNAIRE TO:

Plymouth Industrial REIT, Inc.
20 Custom Street, 11th Floor
Boston, Massachusetts 02110
Email: anne.hayward@plymouthrei.com
Attention: Anne A. Hayward

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